                                                                    EXHIBIT 10.6

                                LEASE AGREEMENT


                           Dated as of July 28, 2000


                                    BETWEEN


                         SUTTON HILL CAPITAL, L.L.C.,


                                 as Landlord,


                                      and

                            CITADEL CINEMAS, INC.,

                                   as Tenant

                               TABLE OF CONTENTS

                                                                                                    Page
                                                                                                    ----
SECTION 1.  DEFINITIONS...........................................................................   1

SECTION 2.  REPRESENTATIONS, WARRANTIES AND CERTAIN COVENANTS.....................................  18

SECTION 3.  LEASE OF THEATRE PROPERTIES...........................................................  27

SECTION 4.  RESERVED..............................................................................  27

SECTION 5.  OBLIGATIONS...........................................................................  27

SECTION 6.  INITIAL TERM; RENEWAL TERM............................................................  30

SECTION 7.  RENT AND OTHER PAYMENTS...............................................................  30

SECTION 8.  RESTRICTED USE; COMPLIANCE WITH LAWS................................................................ 31

SECTION 9.  MAINTENANCE, IMPROVEMENT, REPAIR AND DEVELOPMENT OF THEATRE IMPROVEMENTS AND EQUIPMENT.............. 39

SECTION 10. INSURANCE........................................................................................... 45

SECTION 11. INDEMNITIES......................................................................................... 50

SECTION 12. TENANT'S RIGHTS OF PURCHASE AND RENEWAL............................................................. 55

SECTION 13. UTILITY SERVICES.................................................................................... 58

SECTION 14. LEASE EXPIRATION.................................................................................... 58

SECTION 15. LOSS OF OR DAMAGE TO THEATRE IMPROVEMENTS OR EQUIPMENT................................  59

SECTION 16. CONDEMNATION AND DEDICATION OF THEATRE PROPERTY; EASEMENTS............................  61

SECTION 17. ASSIGNMENT AND SUBLETTING.............................................................  64

SECTION 18. EVENTS OF DEFAULT.....................................................................  66

SECTION 19. RIGHTS UPON DEFAULT...................................................................  68

SECTION 20. LANDLORD'S LIEN.......................................................................  71

SECTION 21. SUBORDINATION AND ATTORNMENT..........................................................  72

SECTION 22. RIGHT TO PERFORM FOR TENANT...........................................................  73

SECTION 23. PERMITTED CONTESTS....................................................................  73

SECTION 24. PLEDGE BY LANDLORD....................................................................  75

SECTION 25. NOTICES AND REQUESTS..................................................................  75

SECTION 26. COVENANT OF QUIET ENJOYMENT...........................................................  76

SECTION 27. LEASEHOLD INTERESTS...................................................................  77

SECTION 28. MISCELLANEOUS.........................................................................  78

SECTION 29. CONSENTS..............................................................................  82

SECTION 30. NO RECOURSE...........................................................................  83

SECTION 31. NO MERGER.............................................................................  83

SECTION 32. EQUIPMENT TO BE PERSONAL PROPERTY.....................................................  83

SECTION 33. MERGER, CONSOLIDATION OR SALE OF ASSETS...............................................  84

SECTION 34. SUCCESSORS AND ASSIGNS................................................................  84

Exhibit A -  Theatre Properties

Exhibit B -  [Omitted]

Exhibit C -  Liens and Encumbrances; Contracts

Exhibit D -  Equipment

Exhibit E -  Option to Purchase and Agreement of Purchase and Sale and Escrow
             Instructions

Exhibit F -  Form of Contract of Sale for Property and Equipment and Related
             Interests

Schedule 2.3(d)   - Litigation

Schedule 2.3(m)   - Notices of Violations of Law

Schedule 2.3(n)   - Writings Regarding Structural Defects

                                LEASE AGREEMENT


     Lease Agreement, dated as of July 28, 2000 (as the same may be amended, restated, modified or supplemented from time to time, this "Lease"), between Sutton Hill Capital, L.L.C., a New York limited liability company having an office at 120 North Robertson Boulevard, Los Angeles, California 90048, as landlord (together with its successors, legal representatives and assigns, the "Landlord"), and Citadel Cinemas, Inc., a Nevada corporation having an office at 550 South Hope Street, Suite 1825, Los Angeles, CA 90071, as tenant (together with its successors, legal representatives and assigns, the "Tenant").


                             W I T N E S S E T H:
                             --------------------


     WHEREAS, the Landlord owns certain leasehold interests pursuant to the Site Leases (hereinafter defined), which together comprise four (4) parcels of land located in New York City commonly known as (i) the Village East Cinemas located at 181 Second Avenue, New York, New York 10003, (ii) the Sutton Theatre located at 205 East 57th Street, New York, New York 10022, (iii) the Murray Hill Theatre located at 160 East 34th Street, New York, New York 10016, and (iv) Cinemas 1, 2 and 3 located at 1001 Third Avenue, New York, New York 10022, which properties are more fully described on Exhibit A attached hereto and incorporated herein by this reference (individually, a "Leased Site" and collectively, the "Leased Sites");


     WHEREAS, the Landlord also owns, or owns a leasehold estate in, the Theatre Improvements, and owns or leases the Equipment (each as hereinafter defined), on or at such Leased Sites; and

     WHEREAS, the parties wish to provide herein for the subleasing of the Leased Sites and the leasing or subleasing, as the case may be, of the Theatre Improvements and Equipment thereon and therein by the Landlord to the Tenant pursuant to the terms and provisions herein set forth.

     NOW, THEREFORE, in consideration of the mutual covenants herein contained and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Landlord and the Tenant hereby agree as follows:


          SECTION 1.  DEFINITIONS.


     1.1  Defined Terms.
          -------------


     Each term defined in this Section 1 shall, when used in this Lease, have the meaning indicated:

     "Acquisition Cost" means the excess of (a) forty four million Dollars ($44,000,000) or such other amount determined in accordance with Section 12 and paragraph (c) of Section 16, over (b) an amount equal to the sum of (i) 50% of the cost actually paid by Tenant, for title insurance only, to insure the interest of Tenant under this Lease in the Leased Sites and Theatre Improvements and (ii) interest on the amount set forth in clause (b)(i) of this definition calculated at the rate of 8.25% per annum for the period from the date of the purchase of such title insurance to the Purchase Option Closing Date, compounded annually; provided that the Acquisition Cost shall be subject to adjustment as provided herein.

     "Acquisition Cost Adjustment" has the meaning set forth in section 12(d).

     "Actual Knowledge" means, with respect to the Landlord, the information, material or other represented item is actually known by James J. Cotter, Sr., Michael R. Forman, Michael Conroy or, with respect to representations and warranties as of the date hereof, Robert Smerling.

     "Additional Insureds" has the meaning set forth in paragraph (e) of Section 10 hereof.

     "Additional Rent" has the meaning set forth in paragraph (b) of Section 7 hereof.

     "Affected Premise" has the meaning set forth in paragraph (i) of Section 9 hereof.

     "Affiliate" of any Person means any other Person controlling, controlled by or under direct or indirect common control with such Person. For the purposes of this definition, "control," when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have the meanings correlative to the foregoing. Notwithstanding the foregoing: (a) the Landlord and its Affiliates (the "Landlord's Affiliates") shall not include Citadel, Reading, and their respective Subsidiaries; (b) Citadel, Reading, and their respective Subsidiaries (including the Tenant), on the one hand, and the Landlord and the Landlord's Affiliates, on the other hand, shall not be considered Affiliates of each other; and (c) none of Nationwide or any of its Affiliates shall be considered an Affiliate of any of Citadel, Reading, or any of their respective Subsidiaries or the Landlord or any of its Affiliates.

     "Applicable Rent Amount" means (a) for any calendar month (or part thereof) in the period ending on the day prior to the second anniversary of the Effective Date, $268,125, and (b) for any calendar month (or part thereof) thereafter, the multiplier (as hereinafter defined) for the lease year in which such month occurs multiplied by the Applicable Rent Amount as in effect during the prior lease year, in each case, subject to such further adjustments as are provided in this Lease; provided that, if the Borrower under the Loan Agreement gives a Notice of Borrowing (as defined in the Loan Agreement) and fails to satisfy all of the conditions to the Loan (as defined in the Loan Agreement) provided for in such Notice of Borrowing, or if such Borrower reduces the Commitment (as defined in the Loan Agreement) or at its option prepays any Loan, then the multiplier for each lease year after the year in which such failure, reduction, or repayment occurs shall be (x) if there is no Loan then outstanding and no unused Commitment, one and (y) whenever following any such failure, reduction or repayment there is any Loan then outstanding or unused Commitment (or both), further reduced by a fraction, the numerator of which is the sum of (A) the principal amount of Loans then outstanding and (B) the amount of the available Commitment and the denominator of which is $28,000,000. For purposes of the foregoing, (i) a "lease year" means each period beginning on the Effective Date or an anniversary thereof and ending on the day prior to the next anniversary thereof, and (ii) the "multiplier" means 72% of a fraction, the numerator of which is the Consumer Price Index in effect for the month of March preceding the anniversary date in question and the denominator of which is the Consumer Price Index in effect for the month of March in the prior year, provided that (A) except as provided in the following clause (B), the multiplier for any lease year shall not be greater than 1.043 nor less than 1.0215 and (B) the multiplier for the third lease year shall be such as would have been in effect had the multiplier for the second lease year been applied to determine the Applicable Rent Amount for the second lease year.

     "Appraisal Procedure" means the following procedure whereby an independent appraiser shall be appointed by the Landlord and the Tenant to determine (i) the amount of wear and tear in excess of that attributable to normal use of the Theatre Improvements and Equipment to which the provisions of paragraph (b) of
Section 14 apply, (ii) the Renewal Rental Rate of the Theatre Properties, including all Elements thereof (as then constituted), during the Renewal Term, if such determination is required under paragraph (i) of Section 12 hereof,
(iii) the reduction in Basic Rent as provided in paragraph (d) of Section 15 hereof or paragraph (d) of Section 16, (iv) a deficiency in the Tenant's insurance coverage as described in paragraph (c) of Section 15 hereof, or (v) the amount of the deficiency as provided in paragraph (c) of Section 19 hereof. If the amount of such excess wear and tear, the Renewal Rental Rate, a reduction in Basic Rent or either such deficiency is required to be determined pursuant to the above mentioned sections, either Landlord or Tenant may request the appointment of an appraiser to make such determination. If no such appraiser is appointed by the Landlord and the Tenant, acting jointly, within ten (10) days of the written request of either the Landlord or the Tenant that an appraiser be appointed, either the Landlord or the Tenant may request the American Arbitration Association in New York to appoint an independent appraiser within fifteen (15) days after such request. Such appraiser shall have at least 10 years' experience in the business of appraising or leasing retail and similar space in the Borough of Manhattan, City of New York. Within ten (10) days after the appointment of the appraiser, each of the Landlord and the Tenant shall submit to the appraiser, with a copy delivered to the other, its proposal as to the amount of wear and tear in excess of that attributable to normal use, the Renewal Rental Rate, a reduction or either deficiency, as the case may be, together with any information the submitting party believes appropriate to support its proposal. The appraiser shall be directed to select, as the amount of such excess wear and tear, the Renewal Rental Rate, a reduction or either deficiency, as the case may be, in accordance with the standards set forth in paragraph (b) of Section 14, paragraph (i) of Section 12, paragraph (d) of
Section 15 or Section 16 (as applicable), or paragraph (c) of Section 19, respectively, either the amount proposed by Tenant or the amount proposed by Landlord, and report such determination to Landlord and Tenant, as soon as practicable and in any case within fifteen (15) days after the receipt or expiration of the time for such submissions. The appraiser shall not and shall have no authority to modify either proposal or make any determination other than to select one of such proposals. Upon delivery of the appraiser's report, the amount determined by the appraiser as such excess wear and tear, Renewal Rental Rate, a reduction or either deficiency, as the case may be, shall be final. The party whose proposal is not selected shall pay all fees and expenses of the appraiser and the American Arbitration Association, and each party shall pay its own expenses in connection with such proceeding.

     "Assignment of Option Agreement" means the Assignment of Option Agreement between Sutton Hill Associates and the Landlord, pursuant to which the option to purchase the fee properties underlying the Sutton Theatre and the Murray Hill Theatre has been assigned to the Landlord, as the same may be amended, restated, modified or supplemented form time to time.

     "Bankruptcy Event" means the occurrence of any of the following:

          (a) The entry of a decree or order for relief in respect of the Landlord by a Court having jurisdiction in the premises, or the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Landlord or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, in an involuntary case under the Federal bankruptcy laws, as now or hereafter constituted, or any other applicable Federal or state bankruptcy, insolvency or other similar law; or the commencement against the Landlord of an involuntary case under the Federal bankruptcy laws, as now or hereafter constituted, or any other applicable Federal or state bankruptcy, insolvency or other similar law, and the continuance of any such case unstayed and in effect for a period of sixty (60) days; or


          (b) The commencement by the Landlord of a voluntary case under the Federal bankruptcy laws, as now or hereafter constituted, or any other applicable Federal or state bankruptcy, insolvency or other similar law, or the consent by it to the entry of an order for relief in an involuntary case under any such law or the consent by it to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Landlord or of any substantial part of its property, or the making by it of a general assignment for the benefit of creditors, or the failure of the Landlord generally to pay its debts as such debts become due or the taking of any action in furtherance of any of the foregoing; provided, however, that, if any of the events described in clauses (a) and (b) of this definition shall arise or occur affecting Landlord as a result of any Tenant Event, such an event (as so described) shall not constitute a Bankruptcy Event hereunder.

     "Basic Rent" means, with respect to the Theatre Properties, commencing on the Effective Date:

          (a)(i) for each full calendar month during the Initial Term, an amount equal to the Applicable Rent Amount for such month or such other amount determined in accordance with paragraph (d) of Section 16, and


          (ii) for any partial calendar month during the Initial Term, an amount computed by multiplying the following

                 (A) an amount equal to the Applicable Rent Amount for such month or, if then applicable, such other amount determined in accordance with paragraph (d) of Section 16, and


                 (B) a fraction having a numerator equal to the number of days the Theatre Properties are under lease during such partial month and a denominator equal to the number of days in such month; and


          (b)(i) for each full calendar month during the Renewal Term, an amount determined pursuant to the terms of paragraph (i) of Section 12 of this Lease or such other amount determined in accordance with paragraph (d) of Section 15 or paragraph (d) of Section 16, and

          (ii) for any partial calendar month during the Renewal Term, an amount computed by multiplying the following:

                 (A) an amount determined pursuant to the terms of paragraph (i) of Section 12 of this Lease or, if then applicable, such other amount determined in accordance with paragraph (d) of Section 15 or paragraph
          (d) of Section 16, and

                 (B) a fraction having a numerator equal to the number of days the Theatre Properties are under lease during such partial month and a denominator equal to the number of days in such month.

     "Basic Rent Payment Date" means the first day of each calendar month during the Initial Term or Renewal Term, if any, or, if such day is not a Business Day, the next succeeding Business Day.

     "Business" means the business operated by the Landlord and its Affiliates at the Theatre Properties prior to the date hereof.

     "Business Day" means any day other than a Saturday, Sunday or other day on which banking institutions in the State of New York are authorized by law to close.

     "Business Sale" means the sale by the Parent (whether by sale of one or more Subsidiaries, sale of assets, merger involving one or more Subsidiaries or otherwise) of all or substantially all of its United States (excluding Puerto
Rico) movie theatre business, including sale of its interest in the Theatre Properties or the direct or indirect ownership interest in the Tenant.

     "Capital Expenditures" means all expenditures of the Tenant (other than expenditures made with the proceeds of casualty insurance or condemnation awards) for fixed or capital assets made with respect to any Theatre Property or Element thereof which, in accordance with GAAP, would be classified as capital expenditures.

     "Casualty Payment Date" has the meaning set forth in paragraph (a) of
Section 15 hereof.

     "Citadel" means Citadel Holding Corporation, a Nevada corporation (an Affiliate of the Tenant), and its successors.

     "Code" means the Internal Revenue Code of 1986, as heretofore and hereafter amended from time to time, or any successor code as in effect from time to time.


     "Commercial Mediation Rules" means the Commercial Mediation Rules of the American Arbitration Association, as in effect from time to time.


     "Consent" has the meaning set forth in paragraph (a) of Section 29 hereof.


     "Constructed Improvements" has the meaning set forth in paragraph (i) of
Section 9 hereof.


     "Consumer Price Index" means the Consumer Price Index for Urban Wage Earners and Clerical Workers based upon the New York-Northern New Jersey-Long Island area for All Items, published by the United States Department of Labor, Bureau of Labor Statistics, or a successor substitute index, and if in any year the 1982-84 average of one hundred (100) is no longer used as the basis of calculation, then, for the purposes of this Section, the Consumer Price Index for such year shall be recalculated as though such 1982-84 average of one hundred (100) were still the basis of calculation of the Consumer Price Index for such year. In the event such Consumer Price Index (or a successor substitute index) is not available, a reliable government or other non-partisan publication evaluating the information theretofore used in determining the Consumer Price Index shall be used to reflect the increase in the cost of living for the same area.


     "Contaminant" means any pollutant, substance, hazardous substance, radioactive substance, toxic substance, hazardous waste, medical waste, radioactive waste, special waste, petroleum or petroleum-derived substance or waste, asbestos, PCBs, or any hazardous or toxic constituent thereof defined in or regulated under Environmental Requirements.

     "Contract" shall mean any contract, agreement, indenture, loan or credit agreement, receivable sales or financing agreement, capital note, mortgage, security agreement, bond or note (or any guarantee of any of the foregoing).


     "Deposit Amount" shall mean the amount of one million Dollars ($1,000,000) deposited by Reading, which has assigned its rights therein to Citadel, on behalf of Tenant with Landlord or an Affiliate.


     "Dollars" or "$" shall mean the lawful currency of the United States of America.


     "Element" of a Theatre Property means any of (or any combination of) the Leased Site, Theatre Improvements or Equipment at or relating to or comprising a portion of a Theatre Property.


     "Effective Date" means the date provided in Section 3 of this Lease.


     "Environmental Damages" means all claims, judgments, damages (including punitive damages), losses, penalties, fines, interest, fees, liabilities (including strict liability), taxes, obligations, encumbrances, liens, costs and expenses (including, without limitation, costs and expenses of investigation and defense of any claim, whether or not such claim is ultimately defeated, and of any good faith settlement or judgment), of whatever kind or nature, contingent or otherwise, matured or unmatured, foreseeable or unforeseeable, including, without limitation, reasonable attorneys' fees and disbursements and consultants' fees, any of which are incurred at any time as a result of the existence of Contaminants at any location or noncompliance with Environmental Requirements, including, without limitation:

          (a) Damages for personal injury or threatened personal injury (including sickness, disease or death), or injury or threatened injury to property or natural resources, foreseeable or unforeseeable, including, without limitation, the cost of demolition and rebuilding of any improvements on real property;

          (b) Reasonable fees incurred for the services of attorneys, consultants, contractors, doctors, experts, laboratories and all other reasonable costs incurred in connection with any damages as described in subparagraph (a) of this definition, and the investigation or remediation of Contaminants or the suspected presence of Contaminants or the violation or threatened violation of Environmental Requirements, including, but not limited to, the preparation of any feasibility studies or reports or the performance of any investigation, cleanup, treatment, remediation, removal, response, abatement, containment, closure, storage, disposal, transport, restoration or monitoring work required by any federal, state, local or foreign governmental agency or political subdivision, or otherwise expended in connection with such conditions, and including, without limitation, any reasonable attorneys' fees, costs and expenses incurred in enforcing this Lease or collecting any sums due hereunder or thereunder; and

          (c) Liability to any third person or Governmental Authority to indemnify such person or Governmental Authority for costs expended in connection with the items referenced in subparagraphs (a) and (b) of this definition.

     "Environmental Matters" means any matter, fact or situation relating to or arising from (a) any violation or alleged violation of an Environmental Requirement, (b) any release or threatened release of any Contaminant on, under or from the Property or Equipment or the presence of any Contaminant which has come to be located on, from or under a Theatre Property or Element thereof from another location, or (c) any injury to human health or safety or the environment by reason of the matters described in clauses (a) and (b).

     "Environmental Event" has the meaning set forth in paragraph (e) of Section
2.2 hereof.

     "Environmental Requirements" means all federal, state, local and foreign laws, statutes, codes, ordinances, rules, regulations, directives, binding policies, permits or orders relating to or addressing the environment or human health, including, but not limited to, any law, statute, code, ordinance, rule, regulation, directive, binding policy, permit, authorization or order.

     "Equipment" means all personal property located at or used primarily in connection with any of the Theatre Properties and all related appliances, appurtenances, accessions, furnishings, materials and parts leased by the Landlord to the Tenant as provided herein, including, without limitation, the property described in Exhibit D attached hereto and made a part hereof, and including all replacements and subsequent replacements of such related appliances, appurtenances, accessions, furnishings, materials and parts, but not including inventory and supplies.

     "Event of Default" has the meaning set forth in Section 18 hereof.

     "Event of Loss" means, with respect to any Theatre Property, the Taking of all or a substantial portion of the Theatre Property for an indefinite period or a period in excess of 180 days by any Governmental Authority such that the remainder is not sufficient to permit operation of such Theatre Property on a commercially feasible basis. A loss of a "substantial portion" of a Theatre Property shall be deemed to occur if, in the reasonable judgment of the Landlord and the Tenant, after such event, (i) the Tenant will not be able to perform its obligations under this Lease or (ii) a material diminution in the value, utility or remaining economic useful life of such Theatre Property has occurred.

     "Exercise Notice" has the meaning set forth in Section 12(b) hereof.

     "Fee Option Agreement" means the agreement, dated as of the date hereof, between FeeSub and the Landlord, as the same may be amended, modified, supplemented or restated from time to time.

     "Fee Property(ies)" means any and all parcels of land together with all buildings and other improvements (including, without limitation, the attachments, appliances, equipment, machinery and other affixed property which would constitute "fixtures" under Section 9-313(1)(a) of the Uniform Commercial
Code) now or hereafter located on such parcels of land subleased hereunder and all respective easements, rights and appurtenances relating to such parcels of land, buildings and improvements.

     "FeeSub" means Citadel Realty, Inc., a Nevada corporation, and its successors and assigns.

     "Financing Agreement" means each credit agreement, loan agreement and each other agreement or arrangement which has been or hereafter is entered into between the Landlord and a lender or lenders to the Landlord (or a note or notes made and delivered by the Landlord) related to the financing of any Theatre Property or otherwise secured by one or more Theatre Properties or Elements thereof or a Lien on the equity interests in Landlord, as any of the same may be amended, restated, modified or supplemented from time to time and shall include, without limitation, the Nationwide Agreement.

     "Funding Date" means the date on which

          (a) the Commitment (as defined in the Loan Agreement) has been fully funded; and

          (b) (i) none of James J. Cotter, Michael R. Forman, or their respective successors or assigns shall have been required to provide a guaranty as provided in Section 2.8(b)(v) of the Loan Agreement, or (ii) any obligations of the Lender or its Affiliates for which they have given any such guaranty shall have been repaid in full, or (iii) all such guaranties shall have been released by the parties holding the obligations so guaranteed.

     "GAAP" means generally accepted accounting principles in the United States, applied on a consistent basis.

     "Governmental Action" has the meaning set forth in paragraph (h) of Section
2.1 hereof.

     "Governmental Authority" means any agency, department, court or other administrative, legislative or regulatory authority of any federal, state, local or foreign governmental body.

     "Indebtedness" means for any Person, without duplication (a) all indebtedness or other obligations of such Person for borrowed money and all indebtedness of such Person with respect to any other items (other than income taxes payable, deferred taxes, deferred credits and accounts payable), which would, in accordance with GAAP, be classified as a liability on the balance sheet of such Person, (b) all obligations of such Person to pay the deferred purchase price of property or services, including any such obligations created under or arising out of any conditional sale or other title retention agreement, (c) all obligations of such Person (contingent or otherwise) under reimbursement or similar agreements with respect to the issuance of letters of credit, (d) all indebtedness or other obligations of such Person under or in respect of any swap, cap, collar or other financial hedging arrangement, (e) all indebtedness or other obligations of any other Person of the type specified in clause (a), (b), (c) or (d) above, the payment or collection of which such Person has guaranteed (except by reason of endorsement for collection in the ordinary course of business) or in respect of which such Person is liable, contingently or otherwise, including, without limitation, liable by way of agreement to purchase products or securities, to provide funds for payment, to maintain working capital or other balance sheet conditions or otherwise to assure a creditor against loss, and (f) all indebtedness or other obligations of any other Person of the type specified in clause (a), (b), (c), (d), or (e) above secured by (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including, without limitation, accounts and contract rights) owned by such Person, whether or not such Person has assumed or becomes liable for the payment of such indebtedness or obligations.

     "Indemnified Person" has the meaning set forth in paragraph (c) of Section 11 hereof.

     "Indemnifying Person" has the meaning set forth in paragraph (c) of Section 11 hereof.

     "Initial Term" has the meaning set forth in paragraph (a) of Section 6 hereof.

     "Institutional Lender" means a savings and loan association, a savings bank, a commercial bank or trust company or an insurance company organized under the laws of the United States or any state thereof or organized under the laws of any other jurisdiction and licensed or registered to do business in the United States or any state thereof or a federal, state or municipal employees' welfare pension or retirement fund or system, provided that, in any such case, such lender is subject to or submits to service of process within the State of New York, has total assets of at least $1 billion and is acting in its own interest and capacity or as a fiduciary or trustee for any of the following; a real estate investment trust sponsored by an entity which otherwise qualifies as an institutional lender or one which is publicly traded on a recognized securities exchange, an educational, major religious or charitable institution, a so-called "REMIC" or mortgage trust, or a trustee acting for the benefit of the holders of debt securities issued in transactions registered under the Securities Act of 1933 (as amended), or exempt from such registrations pursuant to Rule 144A thereunder, or an investment banking firm or other similar financial institution; provided, however, that no Institutional Lender shall be an Affiliate of Tenant. For purposes of this Lease, an Institutional Lender may comprise two or more entities qualifying under this definition.

     "Insurance Requirements" means all insurance required to be obtained with respect to the Theatre Properties pursuant to Section 10 hereof and all terms of any insurance policy covering or applicable to the Theatre Properties, all requirements of the issuer of any such policy, all statutory requirements and all orders, rules, regulations and other requirements of any Governmental Authority related to insurance applicable to the Theatre Properties.

     "Landlord" means Sutton Hill Capital, L.L.C. or any successor or successors to all of its rights and obligations as Landlord hereunder and, for purposes of
Section 11(a) hereof, shall include any partnership (general or limited), corporation, limited liability company, trust, individual or other entity which computes its liability for income or other taxes on a consolidated basis with the Landlord or the income of which for purposes of such taxes is, or may be, determined or affected directly or indirectly by the income of the Landlord or its successor or successors.

     "Landlord Act" means an event or occurrence resulting from the gross negligence or willful misconduct of the Landlord or any of its Affiliates or the agents, officers, directors, employees or contractors of Landlord or any such Affiliate, except that the failure of the Landlord or any such Affiliate to exercise any of its rights or remedies hereunder or under any Other Lease Document or to enforce or seek to enforce any of the provisions hereof shall not constitute gross negligence or willful misconduct.

     "Landlord Environmental Obligation" means an Environmental Event which occurred during the two-year period ending on the date hereof, of which Landlord had Actual Knowledge prior to the date hereof and which has not been disclosed on Schedule 2.3(m) hereof.

     "Landlord Indemnified Person" has the meaning set forth in paragraph (a) of
Section 11 hereof.

     "Landlord Legal Requirement Obligation" means a Legal Requirement Event which occurred during the two-year period ending on the date hereof, of which Landlord had Actual Knowledge prior to the date hereof and which has not been disclosed on Schedule 2.3(m) hereof.

     "Landlord Permitted Lien" means any Lien of the type described in clause
(b) (other than a Landlord Legal Requirement Obligation), (c), (d), (g), (h),
(i) or (j) of the definition of "Permitted Lien" in this Section 1.1 (including in the case of Liens described in clauses (h), (i) and (j), Liens securing increases in the amount outstanding or encompassing additional property interests of Landlord and its Affiliates) so long as, in the cases of Liens described in clauses (h), (i) and (j), the rights of the Tenant hereunder, including the Purchase Option at the Acquisition Cost (subject to the terms hereof), and the rights of FeeSub pursuant to the Fee Option Agreement (subject to the terms thereof), are recognized by the holder of such Lien, such other and additional matters affecting Landlord's interests in the Theatre Properties as may be approved in writing by Tenant, extensions of any of the foregoing and Liens arising from a Tenant Event.

     "Lease Guaranty" means the lease guaranty agreement, dated as of the date hereof, by and between Citadel and the Landlord, as the same may be amended, restated, modified or supplemented from time to time.

     "Lease Term" means the Initial Term plus the Renewal Term, if exercised.

     "Lease Termination Date" means, for all the Theatre Properties, either (i) the last day of the Initial Term (if the Lease has not been renewed pursuant to the terms of paragraph (i) of Section 12 hereof), or (ii) if the Lease has been renewed pursuant to the terms of paragraph (i) of Section 12 hereof, the last day of the Renewal Term, except that the Lease Termination Date as to any Theatre Property may be determined pursuant to Article 15 hereof.

     "Leased Site" means Landlord's interest under any Site Lease.

     "Legal Requirement Event" has the meaning set forth in clause (i) of paragraph (d) of Section 8 hereof.

     "Legal Requirements" means all laws, judgments, decrees, ordinances and regulations and any other governmental rules, orders and determinations and all requirements having the force of law, now or hereinafter enacted, made or issued, whether or not presently contemplated, (including without limitation the Americans with Disabilities Act, 42 U.S.C. (S)(S) 12181 et seq., and local and state laws of similar impact or effect and rules, regulations and (to the extent Tenant receives notice and a copy thereof) orders issued under any thereof) and all existing recorded agreements, covenants, conditions and restrictions (or any such of which Tenant has notice), applicable to any Theatre Property and/or the construction, ownership, operation or use thereof, including, without limitation, compliance with all requirements of labor laws and Environmental Requirements, compliance with which is required at any time from the date hereof through the Lease Termination Date (or thereafter as herein set forth), if any, whether or not such compliance shall require structural, unforeseen or extraordinary changes to a Theatre Property or the operation, occupancy or use thereof.

     "License of Intangibles" means that certain License of Intangibles dated as of the date hereof between the Landlord and the Tenant, as the same may be amended, restated, modified or supplemented from time to time.

     "Lien" means any security interest, mortgage, pledge, hypothecation, assignment, encumbrance, lien (statutory or other), or other security agreement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction in respect of any of the foregoing).

     "Loan Agreement" means the Citadel Standby Credit Facility, dated the date hereof, between Landlord, as "Borrower" thereunder, and Citadel, as "Lender" thereunder.

     "Losses" has the meaning set forth in paragraph (a) of Section 11 hereof.

     "Material Adverse Landlord Effect" means a material adverse effect on the rights or interest of the Tenant under this Lease or any Site Lease resulting solely from an action or omission of Landlord, or an event or condition relating to Landlord, excluding any action (including the initiation of legal proceedings) to enforce the provisions of this Lease against the Tenant.

     "Material Adverse Property Effect" means a material adverse effect on (a) the operation, maintenance, leasing, ownership, use or value of a Theatre Property or material Elements thereof, (b) the business, assets, properties, financial condition or operations of the Tenant, or (c) the rights or interests of the Landlord under this Lease or the landlord's interest under any Site Lease.

     "Minimum Net Worth Requirement" shall be satisfied with respect to any Person at any date if the net worth (as determined in accordance with GAAP) of such Person, as of the end of the fiscal year of such Person ending on or immediately prior to such date, shall exceed $100,000,000, as evidenced by financial statements audited by a nationally recognized indpendent accounting firm.

     "Nationwide" means Nationwide Theatres Corp., a California corporation, and its successors and assigns.

     "Nationwide Agreement" means the agreements, documents and instruments evidencing or securing the Nationwide Indebtedness, as any thereof may be amended, restated, modified or supplemented from time to time.

     "Notice of Termination" has the meaning set forth in paragraph (a) of
Section 19 hereof.

     "Option Fee" means the amount of five million Dollars ($5,000,000).

     "Other Lease Documents" means the License of Intangibles and the Sub-Management Agreement.

     "Parcel" or "Parcel of Property" means the real estate underlying a specific Leased Site or Sites.

     "Parent" shall mean Citadel, so long as Citadel or an Affiliate is the Tenant hereunder, and, if neither Citadel nor an Affiliate of Citadel is the Tenant hereunder, either any parent entity or other Affiliate of the Tenant which has guaranteed the obligations of Tenant hereunder or, if there is no such parent entity, then Tenant.

     "Payment Account" means such account designated by Landlord from time to time as the "Payment Account" for purposes of the Lease.

     "Permitted Assigns" means parties to whom the interest of the Tenant hereunder may be transferred and assigned as described in Section 17 hereof, including the transferee or successor to the interest of Tenant as a result of a Permitted Sale (including for this purpose a subletting).

     "Permitted Contest" has the meaning set forth in paragraph (a) of Section 23 hereof.

     "Permitted Investments" means the following investments: (a) direct or guaranteed obligations of the United States of America or agencies thereof backed by the full faith and credit of the United States of America, (b) certificates of deposit and bankers' acceptances which mature within one year from the date of purchase and which are issued by a bank organized or doing business under the laws of the United States of America or one of the states thereof whose long-term debt obligations are at the time of purchase rated "AA" or higher by S&P or the equivalent by Moody's, (c) repurchase agreements with such banks, fully secured by direct obligations of the United States of America or agencies thereof backed by the full faith and credit of the United States of America, (d) commercial paper issued by a corporation which at the time of purchase is rated "A-1" or higher by S&P or "P-1" by Moody's, and (e) shares in money market funds whose investments are limited to securities described in clauses (a) to (d).

     "Permitted Liens" means the following Liens and other matters affecting the title of any Parcel of Property, Theatre Improvements or Unit of Equipment: (a) Liens securing the payment of taxes, assessments and other governmental charges or levies which are either not delinquent or, if delinquent, are being contested by the Tenant in good faith as a Permitted Contest; (b) existing and future Legal Requirements, zoning and planning restrictions, subdivision and platting restrictions, easements, rights-of-way, licenses, reservations, covenants, conditions, waivers, or restrictions on the use of any Theatre Property, (c) encroachments or irregularities of title none of which materially impairs the intended use or value of the affected Theatre Property for its intended purpose;
(d) the Liens created pursuant to the Nationwide Agreement; (e) leases and licenses in effect with respect to any Theatre Property which are permitted by this Lease; (f) mechanics' and materialmen's liens incurred in good faith relating to and securing obligations not exceeding an aggregate amount of $50,000 per Theatre Property prior to the Funding Date, or $100,000 per Theatre Property from and after the Funding Date, and which in either case are the subject of a Permitted Contest; (g) exceptions to the title of any Theatre Property as set forth in the title insurance policy delivered to the Tenant hereunder or in connection herewith; (h) Liens in favor of the lender under any Financing Agreement; (i) existing Liens listed on Exhibit C attached hereto; (j) extensions, renewals and replacements of Liens described in paragraphs (d), (h) and (i) hereof provided that such extension, renewal or replacement Lien is limited to the property covered by the Lien so extended, renewed or replaced and does not secure any Indebtedness or amount that is in excess of that secured immediately prior to such extension or renewal; (k) any of the Liens granted by, or arising from actions of, the Landlord; and (l) such other or additional matters as may be approved in writing by the Landlord, such approval not to be unreasonably withheld.

     "Permitted Sale" means any transfer of the estate of Tenant to all or a material portion of the Theatre Properties to a direct or indirect Affiliate of Tenant, or subletting of all or substantially all of a Theatre Property or Equipment for all or substantially all the remaining Lease Term or as otherwise provided in Section 17 hereof.

     "Person" means any individual, corporation, partnership, limited liability company, private limited company, joint venture, association, joint-stock company, trust, unincorporated organization of government or any agency or political subdivision thereof.

     "Pledgee" means each Person to which any part of the Landlord's interest under this Lease or in any Parcel of Property, Theatre Improvement or Unit of Equipment shall at the time have been pledged by the Landlord in accordance with
Section 24 of this Lease.

     "Properly Contested" (including grammatical alternatives thereof) means (a) in the case of any Indebtedness of the Tenant (including any Taxes) that is not paid as and when due or payable by reason of the Tenants' bona fide dispute concerning its liability to pay same or concerning the amount thereof, (i) such Indebtedness is being contested in good faith by appropriate proceedings promptly instituted and diligently conducted; (ii) if the Indebtedness results from, or is determined by the entry, rendition or issuance against the Tenant or any of its assets of, a judgement, writ, order or decree, execution on such judgment, writ, order or decree is stayed pending a timely appeal or other judicial review; and (iii) if such contest is abandoned, settled or determined adversely (in whole or in part) to Tenant, Tenant forthwith pays such Indebtedness and all penalties, interest and other amounts due in connection therewith; and (b) in the case of any other obligation of Tenant, (i) compliance with or performance of such obligation is being contested in good faith by appropriate proceedings promptly instituted and diligently conducted; (ii) the lack of performance or compliance therewith will not have a Material Adverse Property Effect or compliance therewith or performance thereof has been stayed or permissibly deferred; (iii) there is no material risk of criminal liability against the Landlord, the Tenant or the applicable Site Landlord for such failure of performance or compliance; (iv) such lack of performance or compliance therewith will not constitute a default under the applicable Site Lease; and (v) if such contest is abandoned, settled or determined adversely to Tenant, Tenant thereafter promptly and with reasonable diligence effects such required compliance or performance.

     "Purchase Option" has the meaning set forth in paragraph (a) of Section 12 hereof.

     "Purchase Option Closing Date" means the date set in accordance with paragraph (b) of Section 12 for the consummation of the purchase of the Purchased Assets pursuant to the Tenant's exercise of the Purchase Option.

     "Purchased Assets" has the meaning set forth in paragraph (a) of Section 12 hereof.

     "Reading" means Reading Entertainment, Inc., a Nevada corporation, and its successors.

     "Reimbursement Rate" means 11.25% per annum.

     "Release" means the release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migrating into the indoor or outdoor environment of any Contaminant through or in the air, soil, surface water, groundwater, or any structure.

     "Remedial Action" means actions required or otherwise undertaken by a Governmental Authority, or which are appropriate as a matter of prudent business practice and commercial reasonableness, to (a) in the case of any Environmental Event, (i) clean up, remove, treat or in any other way address Contaminants in the indoor or outdoor environment; (ii) prevent the Release or threat of Release or minimize the further Release of Contaminants; or (iii) investigate and determine if a remedial response is needed, and to design such a response and post-remedial investigation, monitoring, operation, maintenance and care and (b) in the case of any other Legal Requirement, investigate and cure (or Properly Contest and, if unsuccessful, cure) the applicable condition, or comply therewith (including following a Proper Contest).

     "Renewal Rental Rate" has the meaning set forth in paragraph (h) of Section 12 hereof.

     "Renewal Term" has the meaning set forth in paragraph (b) of Section 6 hereof.

     "Securities Acts" means the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, and the rules and regulations under each thereof.

     "Site Landlord" means the landlord under any Site Lease, as in existence at any time.

     "Site Leases" means each of:

          (a) that certain Indenture of Lease dated as of January 31, 1987 between Senyar Holding Company, as landlord, and M-Square Theaters, Inc., as tenant, covering premises at 181-189 Second Avenue, New York, New York 10003, containing the Village East Theatre, as amended by that certain First Amendment to Lease, dated as of June 15, 1989, between Senyar Holding Company and M-Square Theaters, Inc., and the letter regarding notices, dated December 20, 1993 from Senyar Holding Company to M-Square Theatres, Inc.;

          (b) the ground lease dated February 9, 1961 between Andrew C. Mayer, et al., as landlord, and Turtle Bay Theatre Corporation, as tenant, covering premises at 1001, 1003, 1005 and 1007 Third Avenue, New York, New York 10022, containing Cinemas 1, 2 and 3, the tenant's interest therein having been assigned to (i) Sutcin Holding Corp. pursuant to that

     Assignment & Assumption of Lease dated December 31, 1984 between Cinema 5 Ltd., as successor in liquidation to Turtle Bay Theatre Corporation, and Sutcin Holding Corp., and (ii) Sutton Hill Associates pursuant to that Agreement of Purchase and Sale and related Assignment of Lease, each dated July 3, 1986 between Sutcin Holding Corp. and Sutton Hill Associates; and

          (c) that certain Ground Lease dated as of August 16, 1985, between Sutcin Holding Corp., as landlord, and Sutton Hill Associates, as tenant, covering the premises at (i) 205 East 57th Street, New York, New York 10022, containing the Sutton Theatre, and (ii) 160 East 34th Street, New York, New York 10016, containing the Murray Hill Theatre, as amended by the First Addendum to Ground Lease, dated as of January 1, 1992, between Sutcin Holding Corp. and Sutton Hill Associates, Second Addendum to Ground Lease, dated as of January 1, 1995, between Sutcin Holding Corp. and Sutton Hill Associates, Third Addendum to Ground Lease, dated as of July 1, 1996, between Nationwide (successor-in-interest to Sutcin Holding Corp.) and Sutton Hill Associates, and Fourth Addendum to Ground Lease, dated as of the date hereof, between Nationwide and Sutton Hill Associates;

the tenant's interest in each of the foregoing Site Leases having been assigned to Landlord pursuant to the Site Lease Assignment.

     "Site Lease Assignment" means the assignment of the Site Leases, dated the date hereof, between Sutton Hill Associates and Landlord.

     "Sub-Management Agreement" means the Sub-Management Agreement, dated as of the date hereof, between the Landlord and the Tenant, as the same may be amended, restated, modified and supplemented from time to time.

     "Subsidiary" of any Person shall mean any corporation, partnership, limited liability company, joint venture, trust or estate of which (or in which) more than 50% of

          (a) the outstanding capital stock having voting power to elect a majority of the board of directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency),

          (b) the interest in the capital or profits of such partnership or joint venture, or

          (c) the beneficial interest of such trust or estate is at the time directly or indirectly owned by such Person, by such Person and one or more of its Subsidiaries or by one or more of such Person's Subsidiaries.

     "Suitable Replacement" means a Person to become Tenant hereunder, or an Affiliate (including a Subsidiary) of which will become Tenant hereunder provided such Person will execute and deliver a Lease Guaranty for the liabilities and obligations of such Affiliate as tenant hereunder, who or which has, on or about the date information about such Person is to be provided to the Landlord pursuant to Section 17 hereof, a net worth no less than one hundred fifty million dollars ($150,000,000) and management and operating experience (both in terms of personnel and business operating history) in the Business (including in a major metropolitan area in the United States) comparable to Reading as of the date hereof or otherwise reasonably acceptable to Landlord; provided, that Reading shall in all events be a Suitable Replacement.

     "Sutton and Murray Hill Option" means the right of Sutton Hill Associates to purchase the fee interests underlying the Sutton Theatre and the Murray Hill Theatre, leased to the Landlord pursuant to one of the Site Leases, on the terms and subject to the conditions set forth in the Option to Purchase and Agreement of Purchase and Sale and Escrow Instructions, made and entered into as of August 16, 1985 by and between Sutcin Holding Corp. and Sutton Hill Associates, as amended by the First Addendum to Option to Purchase and Agreement of Purchase and Sale and Escrow Instructions, dated as of January 1, 1992, between Sutcin Holding Corp. and Sutton Hill Associates, the Second Addendum to Option to Purchase and Agreement of Purchase and Sale and Escrow Instructions, dated as July 1, 1996, between Nationwide Theaters Corp. (successor-in-interest to Sutcin Holding Corp.) and Sutton Hill Associates and the Third Addendum to Option to Purchase and Agreement of Purchase and Sale and Escrow Instructions, dated as the date hereof, between Nationwide and Sutton Hill Associates, copies of all of which are attached as Exhibit E hereto, and which has been assigned to the Landlord pursuant to the terms of the Assignment of Option Agreement.

     "Taking" or "Taken" has the meaning set forth in paragraph (a) of Section 16 hereof.

     "Taking Payment Date" has the meaning set forth in paragraph (c) of Section 16 hereof.

     "Taking Proceeds" has the meaning set forth in paragraph (c) of Section 16 hereof.

     "Tenant" has the meaning set forth in the first paragraph of this Lease.

     "Tenant Event" shall mean an event arising from or attributable to an action or inaction of, or a condition or event relating to, Tenant or any of its Affiliates (or the agents, officers, directors or employees of the Tenant or any such Affiliate), or initiated by Tenant or any of its Affiliates (or any such Person), unless such action, inaction, or event was or resulted from an action by Tenant or any of its Affiliates to enforce any rights or remedies under the Lease or any other Contract or Applicable Law so long as such action so to enforce was initiated in good faith.

     "Tenant Indemnified Person" has the meaning set forth in paragraph (b) of
Section 11 hereof.

     "Theatre Improvements" means all buildings and other improvements (including, without limitation, the attachments, appliances, equipment, machinery and other affixed property which would constitute "fixtures" under
Section 9-313(1)(a) of the Uniform Commercial Code) now or hereafter located on a Parcel of Property.

     "Theatre Properties" means the interest of the Landlord in the Leased Sites, the Theatre Improvements and the Equipment, and a "Theatre Property" means the cumulative interest of Landlord in any one of the Theatre Properties; provided, that such terms shall also refer to the physical location of the applicable Parcel or Parcels, and the Improvements and Equipment located thereon, in connection with covenants, indemnities, and similar matters relating to activities at, on, over, or under or involving such Parcel or Parcels.

     "Threshold Amount" has the meaning set forth in paragraph (c) of Section 11 hereof.

     "Unit", when referring to the personal property leased under this Lease, means a particular item of Equipment, as the context requires.

     1.2  Other Definitional Provisions.
          -----------------------------

          (a   All terms defined in this Lease shall have their defined meanings when used in any certificate or other document made or delivered pursuant hereto.

          (b   The words "hereof", "herein" and "hereunder" and words of similar import when used in this Lease shall refer to this agreement as a whole and not to any particular provision of this Lease, and section, subsection, paragraph, schedule and exhibit references are to this Lease unless otherwise specified. The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

          SECTION 2.  REPRESENTATIONS, WARRANTIES AND CERTAIN COVENANTS.

     2.1  Representations and Warranties of the Tenant.  The Tenant represents
          --------------------------------------------
and warrants to the Landlord that, as of the date hereof:

          (a   Corporate Matters.  The Tenant (i) has been duly incorporated and
               -----------------
is validly existing as a corporation in good standing under the laws of the State of Nevada, (ii) has full power, authority and legal right to own and operate its properties and to conduct its business as presently conducted and to execute, deliver and perform its obligations under this Lease and the Other Lease Documents, and (iii) is or will be timely duly qualified to do business as a foreign corporation in good standing in the State of New York.

          (b   Binding Agreement.  Each of this Lease and each Other Lease
               -----------------
Document has been duly authorized, executed and delivered by the Tenant and, assuming the due authorization, execution and delivery thereof by the Landlord, constitutes a legal, valid and binding obligation of the Tenant, enforceable according to its terms, except as the enforceability of this Lease and each such Other Lease Document may be limited by the effect of any applicable bankruptcy, insolvency, reorganization, moratorium, or laws affecting creditors' rights generally and by general principles of equity.

          (c   Compliance with Other Instruments.  The execution, delivery and
               ---------------------------------
performance by the Tenant of this Lease and the Other Lease Documents will not result in any violation of any term of the certificate of incorporation or the by-laws of the Tenant, do not require stockholder approval or the approval or consent of any trustee or holders of Indebtedness of the Tenant except such as have been obtained prior to the date hereof and will not conflict with or result in a breach of any terms or provisions of, or constitute a default under, any Lien, or result in the creation or imposition of any Lien (other than a Permitted Lien), upon any property or assets of the Tenant under any indenture, mortgage or other agreement or instrument to which the Tenant is a party or by which it or any of its property is bound, or any existing applicable law, rule, regulation, license, judgment, order or decree of any government, governmental body or court having jurisdiction over the Tenant or any of its activities or properties.

          (d   Litigation.  There is no action, suit, proceeding or
               ----------
investigation at law or in equity by or before any court, governmental body, agency, commission or other tribunal now pending or, to Tenant's knowledge, threatened in writing against or affecting the Tenant or any Affiliate which questions the enforceability of this Lease or the Other Lease Documents.

          (e   Financial Statements.  The Tenant has furnished to the Landlord
               --------------------
copies of Citadel's Annual Report on Form 10-K for the year ended December 31, 1999 and Quarterly Report on Form 10-Q for the period ended March 31, 2000. The financial statements contained in such documents fairly present the financial position, results of operations and consolidated statements of cash flows of Citadel as of the dates and for the periods indicated therein in all material respects and have been prepared in accordance with GAAP, and there has been no material adverse change in

Citadel's business or financial results since the end of the period covered by the latest financial statements included in such reports, except as may be disclosed in such reports.

          (f   Brokerage.  There are no claims for brokerage commissions or
               ---------
finder's fees for persons engaged by the Tenant or any Affiliate in connection with this Lease. Neither the Tenant nor any Affiliate has dealt with any agent or broker in connection with this Lease or the Theatre Properties and the Lease was not brought about or procured through the use, negotiation or instrumentality of any agent or broker acting on behalf of Tenant or any Affiliate.

          (g   Condition of Theatre Improvements and Equipment.  Except as
               -----------------------------------------------
expressly set forth herein, neither the Landlord nor any Affiliate, nor anyone acting on behalf of any such party, has made any representation or warranty of any kind whatsoever, express or implied, as to the safety, title, condition, quality, quantity, fitness for use, merchantability, conformity to specification, or any other characteristic, of any of the Leased Sites, the Theatre Improvements or the Equipment, and the Tenant has entered into this Lease on the basis of its own judgment and accepts the Theatre Properties, including each Element thereof, "as is" and in the condition existing on the Effective Date.

          (h   Governmental Consents.  There are no consents, permits, licenses,
               ---------------------
orders, authorizations, approvals, waivers, extensions or variances of, or notices to or registrations or filings with (each a "Governmental Action") any Governmental Authority which are or will be required to be obtained by the Tenant or any Affiliate in connection with the valid execution, delivery and performance of this Lease or the Other Lease Documents except such Governmental Actions (A) as have been duly obtained, given or accomplished, with true copies thereof delivered to the Landlord, or (B) as may be required by applicable law not now in effect.

          (i   Status of Tenant.  All of the Tenant's common stock is owned
               ----------------
beneficially and of record by Citadel or a direct or indirect wholly-owned subsidiary of Citadel.

     2.2  Certain Covenants of Tenant.  Tenant covenants to and with Landlord
          ---------------------------
during the Lease Term and until the indefeasible payment of all amounts owing hereunder:

          (a   Corporate Existence.  The Tenant or its assigns will at all times
               -------------------
be (i) a validly existing corporation or other business entity in good standing under the laws of its jurisdiction of organization and (ii) if required, duly qualified to do business in good standing in the State of New York.

          (b   Delivery of Information.  The Tenant shall deliver to the
               -----------------------
Landlord (i) promptly upon their becoming available, and in any event not more than 120 days after the end of each fiscal year of Tenant, copies of Tenant's respective annual financial statement and promptly upon their becoming available, and in any event not more than 60 days after the end of each fiscal quarter of Tenant (other than the last fiscal quarter of each year), copies of Tenant's quarterly unaudited financial statements, prepared in accordance with GAAP, and (ii) promptly upon request, such other information with respect to the Tenant's properties, assets, or litigation as the Landlord shall reasonably request; provided that financial statements of Parent may be supplied in lieu of the financial statements of Tenant.

          (c   Capital Expenditures.  Tenant will not make any Capital
               --------------------
Expenditures with respect to any Theatre Improvements or Equipment other than Capital Expenditures that will not have a Material Adverse Property Effect.

          (d   Liens.  The Tenant will not create, incur, assume or permit to
               -----
exist any Lien on any Theatre Property or Element thereof, except Permitted
Liens.

          (e   Environmental Event.
               -------------------

               (i   The Tenant shall promptly, but in any case within five (5)
     Business Days of the Tenant becoming aware of such event, notify the Landlord if, after the Effective Date, (A) any environmental event has occurred or any environmental condition is discovered in, on, beneath, from or involving any Parcel, Theatre Improvements or Equipment (including, but not limited to, the presence (in quantities in excess of legally permissible amounts), emission or release of Contaminants or the violations of any applicable Environmental Requirements) that could reasonably be expected to result in penalties or other liabilities (including costs to alleviate or remediate) in excess of $100,000, or (B) the Tenant has received notification that it, any Parcel, Theatre Improvements or Equipment is the subject of a proceeding that could reasonably be expected to result in any ordered Remedial Action or other liability related to an environmental event or condition, the cost of which liability is reasonably expected to exceed $100,000 (each of the events or occurrences described in clause (A) or (B), regardless of the amount of penalty, liability or cost to remediate, an "Environmental Event").

               (ii  Following the receipt of a notice pursuant to subparagraph
     (i) above, unless such Environmental Event is a Landlord Environmental Obligation, Landlord in its sole discretion may require the Tenant to conduct, or cause to be conducted, an environmental audit of the affected Parcel, Theatre Improvements or Equipment, the scope of which audit shall be limited to confirming the magnitude and anticipated cost of the liability resulting from the Environmental Event, and to provide a copy of an environmental consultant's report on its audit to the Landlord.

               (iii In any case, if an Environmental Event arises during the Lease Term or (regardless of when it arose) is otherwise not exclusively a Landlord Environmental Obligation, the Tenant shall immediately initiate, or cause to be initiated at no cost to the Landlord, such actions as may be necessary to comply in all material respects with all applicable Environmental Requirements and to alleviate any significant risk to human health or the environment if the same arises from a condition on or in respect of the affected Parcel, Theatre Improvements or Equipment, whether existing prior to, on or after the date of this Lease. Once the Tenant commences such actions, the Tenant shall thereafter diligently and expeditiously proceed to comply materially and in a timely manner with all Environmental Requirements and to eliminate any significant risk to human health or the environment and shall, at the request of the Landlord, during the Lease Term give periodic progress reports on Tenant's compliance efforts and actions.

               (iv   If an Environmental Event is a Landlord Environmental
     Obligation, the Tenant shall have no responsibility to cure or remediate such Environmental Event. If an Environmental Event is a Landlord Environmental Obligation, Tenant shall notify Landlord that such Environmental Event has occurred or exists and Tenant, in its discretion, but in any case at the sole expense of the Landlord, may initiate or require the Landlord to initiate and otherwise take the actions described in paragraph (iii) of this Section 2.2(e), in the same manner as would have been applicable to the Tenant had such Environmental Event not been a Landlord Environmental Obligation; provided, however, that the Tenant shall not initiate any action described in this sentence (except in cases of imminent danger to persons or property) unless the Tenant has notified the Landlord that an Environmental Event has occurred which is a Landlord Environmental Obligation and the Landlord has failed to advise the Tenant within thirty days following receipt of such notice of the Landlord's planned response thereto, which may include Properly Contesting such claim (and has failed after reasonable notice to proceed with reasonable diligence in implementing such response), or has advised the Tenant that Landlord does not intend to respond thereto. Whether or not Landlord otherwise responds to the Tenant's notice or the Event in question, Landlord reserves the right and option to contest that such Event is in fact a Landlord's Environmental Obligation hereunder.

          (f   Site Leases.  The Tenant agrees to pay or cause to be paid to
               -----------
each Site Landlord, on or before the first Business Day of each calendar month throughout the Lease Term, all fixed or base rent to be due under the respective Site Leases for such calendar month and to pay as and when due and payable pursuant thereto all additional rent and other charges payable pursuant to the respective Site Leases (excluding only amounts (i) payable to the extent resulting from a Landlord Act as lessee thereunder or the breach by Landlord of any obligation thereunder which was not the result of a Tenant Event, or (ii) which relates to a period prior to commencement of the Lease

Term and which has not been assumed by or become the obligation of Tenant pursuant hereto). If Tenant attempts to make payment directly to a Site Landlord and such payment is rejected because Tenant is not such Site Landlord's tenant, Tenant shall provide funds to Landlord to enable it to pay, and Landlord agrees that, upon receipt of such funds (and provided funds owing to it are also paid), it shall pay, sums due to the applicable Site Landlord.

          (g   Payment of Taxes.  The Tenant agrees to pay or cause to be paid,
               ----------------
on or within thirty (30) Business Days after the Effective Date, all New York City and New York State real estate transfer taxes, imposed by reason of the execution and delivery of this Lease, the creation or granting of the estate demised hereby or the recording hereof or of a memorandum hereof, and to provide to Landlord, promptly following Landlord's written request therefor, reasonable evidence of the payment of such taxes.

     2.3  Landlord Representations and Warranties.  The Landlord represents and
          ---------------------------------------
warrants to the Tenant that, as of the date hereof:

          (a   Corporate Matters.  The Landlord (i) has been duly organized and
               -----------------
is validly existing as a limited liability company in good standing under the laws of the State of New York, and (ii) has full power, authority and legal right to own and operate its properties and to conduct its business as presently conducted and to execute, deliver and perform its obligations under this Lease and those of the Other Lease Documents to which it is a party.

          (b   Binding Agreement.  Each of this Lease and those of the Other
               -----------------
Lease Documents to which it is a party has been duly authorized, executed and delivered by the Landlord and, assuming the due authorization, execution and delivery thereof by the Tenant, constitutes a legal, valid and binding obligation of the Landlord, enforceable according to its terms, except as the enforceability of this Lease and each such Other Lease Document may be limited by the effect of any applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting creditors' rights generally and by general principles of equity.

          (c   Compliance with Other Instruments.  The execution, delivery and
               ---------------------------------
performance by the Landlord of this Lease and those of the Other Lease Documents to which it is a party will not result in any violation of any term of the certificate of formation or operating agreement of the Landlord, do not require approval of the members of Landlord or the approval or consent of any trustee or holders of Indebtedness of the Landlord except such as have been obtained prior to the date hereof and will not conflict with or result in a breach of any terms or provisions of, or constitute a default under, or result in the creation or imposition of, any Lien (other than a Landlord Permitted Lien) upon any property or assets of Landlord under any indenture, mortgage or other agreement or instrument to which the Landlord is a party or by which it or any of its property is bound (including, without limitation, the Site Leases), or, to the Landlord's Actual Knowledge, any existing applicable law, rule, regulation, license, judgment, order or decree of any government, governmental body or court having jurisdiction over the Landlord or any of its activities or properties. Landlord has delivered to Tenant copies of any consents obtained from any Site Landlord or other Person in connection with the execution and delivery by Landlord or any of its Affiliates, as applicable, of this Lease and the Other Lease Documents.

          (d   Litigation.  Except as listed on Schedule 2.3(d) hereto, to the
               ----------
Actual Knowledge of the Landlord, neither the Landlord nor any Affiliate of the Landlord has received written notice of (i) any action, suit, proceeding or investigation at law or in equity by or before any court, governmental body, agency, commission or other tribunal now pending or, to the Landlord's Actual Knowledge, threatened in writing against or affecting the Landlord or any Affiliate or any rights of the Landlord which question the enforceability of this Lease or the Other Lease Documents or which, if adversely determined, could reasonably be expected to have a Material Adverse Landlord Effect or (ii) any action, suit, proceeding or investigation at law or in equity by or before any court, governmental body, agency, commission or other tribunal pending or, to the Landlord's Actual Knowledge, threatened in writing against the Landlord or its Affiliates by Nationwide or any of its Affiliates or, as of the date of this Lease, any other Person that, if adversely determined against the Landlord or any of its Affiliates, could be reasonably expected to question the validity of this Lease or any of the Other Lease Documents to which Landlord or any of its Affiliates, as the case may be, is (or may become) a party.

          (e   Brokerage.  There are no claims for brokerage commissions or
               ---------
finder's fees for persons engaged by the Landlord or any Affiliate in connection with this Lease. Neither the

Landlord nor any Affiliate has dealt with any agent or broker in connection with this Lease and this Lease was not brought about or procured through the use, negotiation or instrumentality of any agent or broker acting on behalf of the Landlord or any Affiliate.

          (f   Status of Landlord.  The only member of the Landlord is Sutton
               ------------------
Hill Associates, its successors and assigns.

          (g   Site Leases.  The Site Leases consist of the documents identified
               -----------
in the definition of "Site Leases." Landlord has made available to Citadel and Tenant true and complete copies of the Site Leases. The Site Leases have not been amended or modified except as set forth in the documents identified in the definition of "Site Leases." There are no options to purchase or rights of first refusal or offer or similar rights relating to any of the Theatre Properties other than the Sutton and Murray Hill Option. Landlord is the holder of the tenant's or lessee's interest under each Site Lease, which has been validly transferred to Tenant pursuant to the Site Lease Assignment, and is in possession of the property demised under each Site Lease and, to the Actual Knowledge of Landlord, no other Person has any interest as tenant or lessee in or to said Site Lease or any rights to possession or occupancy of any portion of the property demised under any Site Lease except as described on Exhibit C hereto. There are no security deposits under any of the Site Leases.
Landlord's interest in each Site Lease is not subject to any Lien except as set forth in Exhibit C. Each of the Site Leases is in full force and effect. Landlord (or a predecessor), as tenant under the Site Leases, has substantially performed all of its material covenants and material obligations thereunder. Neither Landlord nor any Affiliate has received or delivered any written notice under any of the Site Leases of any default or breach, and Landlord has no Actual Knowledge of any material breach or default of any of the Site Leases, which in either case remains uncured.

          (h   Sutton and Murray Hill Option.  The Sutton and Murray Hill Option
               -----------------------------
is evidenced by the documents identified in the definition of "Sutton and Murray Hill Option." Landlord has made available to Citadel and Tenant true and complete copies of such documents. The Sutton and Murray Hill Option has not been amended or modified except as set forth in such documents. Landlord is the holder of the right to exercise the Sutton and Murray Hill Option, which has been validly transferred to Landlord pursuant to the Assignment of Option Agreement. Landlord's interest in the Sutton and Murray Hill Option is not subject to any Lien except as set forth in Exhibit C. The Sutton and Murray Hill Option is in full force and effect in accordance with its terms.

          (i   Equipment.    Landlord has good title to all of the Equipment
               ---------
except for equipment described on Exhibit C as leased by Landlord, subject to no Lien other than as set forth on Exhibit C. As to any Equipment leased by Landlord, Landlord has made available to Tenant a true and complete copy of each document listed on Exhibit C hereto as comprising the applicable lease, and such list is complete. Landlord (or a predecessor) has substantially performed all of its material covenants and material obligations under the documents set forth on Exhibit C. Neither Landlord nor any Affiliate has received or delivered any written notice under any of such documents of any default or breach, and Landlord has no Actual Knowledge of any material breach or default of any thereof, which in either case remains uncured.

          (j   Nature of the Landlord's Business.  The Landlord has not engaged
               ---------------------------------
in any business other than as contemplated by this Lease.

          (k   Other Contracts.  To the Actual Knowledge of the Landlord, except
               ---------------
for the Site Leases, leases of Equipment and other Contracts disclosed on Exhibit C hereto, the Sutton and Murray Hill Option, agreements with the Tenant's Affiliates, and other Contracts none of which involves payments in excess of $25,000 now committed to be made thereunder or which are cancelable without penalty on thirty (30) days notice, there are no Contracts, oral or written, express or implied, to which Landlord or any Affiliate is a party which
(i) relate to the Theatre Properties or (ii) are necessary for the operation of the Theatre Properties in substantially the manner as they have been operated by Landlord and its Affiliates.

          (l   Taxes.  The Landlord has filed, or caused to be filed, all
               -----
required tax returns with respect to Taxes, or has filed for extensions of time for the filing thereof, and has paid all applicable Taxes other than Taxes not yet due or which may be paid hereafter without penalty, except for (a) filings or payments as to which the failure to file would not have a Material Adverse

Landlord Effect, (b) Taxes which are being Properly Contested by the Landlord, and (c) Taxes which are required to be paid or discharged by the Tenant or any of its Affiliates under the terms of this Lease or any of the Other Lease Documents. On or before the date when finally determined to be due, Landlord has filed or caused to be filed all tax returns which are required to be filed by it, and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its assets and properties and has paid all other taxes, fees or other charges imposed on it by any Governmental Authority.

          (m   Compliance with Laws.  To the Actual Knowledge of the Landlord,
               --------------------
neither the Landlord nor any Affiliate of the Landlord has, within the two-year period ending on the date hereof, received written notification that it or any Theatre Property (or Material Element of any thereof) is not in material compliance with the requirements of all Applicable Laws or alleging a violation of Applicable Law, nor during such two-year period have there been any proceedings (including meetings between the persons listed in the definition of Actual Knowledge and representatives of government agencies) or material correspondence concerning any such notification received prior to such two-year period, except those (i) the non-compliance with which would not, either singly or in the aggregate, reasonably be expected to result in a Material Adverse Landlord Effect or (ii) which have been substantially cured or (iii) which have been listed on Schedule 2.3(m) hereof, true and complete copies of which notifications or correspondence have been delivered to the Tenant or descriptions of which meetings and, if not delivered as aforesaid, notifications and correspondence are set forth on said Schedule 2.3(m).

          (n   Theatre Improvements.  To the Actual Knowledge of the Landlord,
               --------------------
neither the Landlord nor any Affiliate of the Landlord has, during the two-year period ending on the date hereof, received any written report, written notice (including from any Governmental Authority) or other written materials disclosing or alleging material structural defects in any of the buildings or other material fixtures and improvements comprising part of the Theatre Improvements, except as disclosed on Schedule 2.3(n) hereof; and a true and complete copy of all such reports, notices and other materials so disclosed either have been delivered to the Tenant or made available for its review.

     2.4  Certain Covenants of Landlord.  The Landlord covenants to the Tenant
          -----------------------------
during the Lease Term (except that paragraph (b) shall only apply during the Initial Term):

          (a   Corporate Existence.  Landlord will at all times be (i) a validly
               -------------------
existing corporation or other business entity in good standing under the laws of its jurisdiction of organization and (ii) if required, duly qualified to do business in good standing in the State of New York.

          (b   Liens.  The Landlord will not create, incur, assume or permit to
               -----
exist any Lien on any of the Theatre Property, Theatre Improvements or Unit of Equipment, except Landlord Permitted Liens.

          (c   Site Leases.  The Landlord will promptly deliver to Tenant any
               -----------
notices Landlord receives under any Site Lease or any other communication from or on behalf of any Site Landlord. Landlord will deliver to any Site Landlord any notice reasonably requested by Tenant, provided such notice does not adversely affect Landlord's rights under the respective Site Lease. To the extent any obligation of Landlord under any Site Lease, by reason of the nature of such obligation, cannot be delegated to Tenant, Landlord (at the expense of Tenant) shall comply with such obligation. Landlord shall not take any action which causes a default or breach under any of the Site Leases, but neither the failure by Landlord to elect to perform any obligation of Tenant hereunder nor the enforcement or lack of enforcement by Landlord of its rights and remedies pursuant to this Lease shall constitute a violation of this covenant or entitle Tenant to any rights or claims, regardless of the consequence. Landlord shall not enter into any modification, supplement, or other instrument of, to or with respect to any Site Lease (except as may be specifically required by the terms of a Site Lease (although Landlord will endeavor to provide Tenant notice of any such required modification thereof or supplement thereto) and except that, during the Renewal Term, Landlord may enter into any such instrument if the terms thereof do not materially affect the rights or obligations of the parties to the respective Site Lease during the Renewal Term). During the Term, Landlord shall exercise any renewal options under a Site Lease on a timely basis to the extent relating to a term thereunder which includes a part of the Term hereof.

          (d   Notices.  If the Landlord shall receive any written notice from a
               -------
Governmental Authority or other Person (other than the Tenant) which relates to the leasing, operation of or at, or use of any Theatre Property or Element thereof during the Lease Term, Landlord shall promptly deliver a copy of such notice to Tenant.

          (e   Payment of Taxes and Other Obligations.  The Landlord agrees to
               --------------------------------------
pay or cause to be paid, on or before the date which is the date when payment thereof is finally due, all sales taxes, transfer taxes, transfer gains taxes and all other similar taxes arising from the execution and delivery of this Lease and the Other Lease Documents, except for the amounts to be paid by Tenant as provided in subparagraph (g) of Section 2.2 hereof. The Landlord shall pay all of its general administrative expenses, including expenses in administering this Lease, except where the Tenant is specifically obligated to reimburse such expenses by this Lease.


          SECTION 3.  LEASE OF THEATRE PROPERTIES.


     Subject to the terms and conditions hereof, from and after the date upon which this Lease is executed by the Landlord and the Tenant ("Effective Date") and during the Lease Term, the Landlord does hereby lease the Theatre Properties to the Tenant and the rights and obligations of the Landlord and the Tenant shall be governed by this Lease.


          SECTION 4.  RESERVED.

          SECTION 5.  OBLIGATIONS.

     (a) Except as provided in paragraph (b) of this Section 5 or in Section 7 of this Lease:

               (i   The obligations of the Tenant to pay all amounts payable
     pursuant to this Lease (including specifically and without limitation amounts payable pursuant to Sections 7 and 12 hereof) shall be absolute and unconditional under any and all circumstances of any character (including, without limitation, the circumstances set forth in clauses A through H below), and such amounts shall be paid without, and Tenant hereby waives, notice, demand, defense, setoff, deduction or counterclaim and without abatement, suspension, deferment, diminution or reduction of any kind whatsoever, except as herein expressly otherwise provided. The obligation of the Tenant to lease and pay Basic Rent and Additional Rent and any other amounts due hereunder for the Theatre Properties pursuant to this Lease is without any warranty or representation, express or implied, as to any matter whatsoever on the part of the Landlord or any Affiliate, or anyone acting on behalf of any of them.

               (ii EXCEPT AS SPECIFICALLY PROVIDED HEREIN OR IN ANY OTHER LEASE DOCUMENT, NEITHER THE LANDLORD NOR ANY AFFILIATE, NOR ANYONE ACTING ON BEHALF OF ANY OF THEM, MAKES ANY REPRESENTATION OR WARRANTY OF ANY KIND WHATSOEVER, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, AS TO THE SAFETY, TITLE, CONDITION, QUALITY, QUANTITY, FITNESS FOR USE, MERCHANTABILITY, CONFORMITY TO SPECIFICATION, OR ANY OTHER CHARACTERISTIC, OF ANY THEATRE PROPERTY OR ELEMENT THEREOF OR OF ANY PARCEL, THEATRE IMPROVEMENTS OR EQUIPMENT, OR AS TO WHETHER ANY THEATRE PROPERTY OR ELEMENT THEREOF OR OF ANY PARCEL, THEATRE IMPROVEMENTS OR EQUIPMENT, OR THE OWNERSHIP, USE, OCCUPANCY OR POSSESSION THEREOF COMPLIES WITH ANY LAWS, RULES, REGULATIONS OR REQUIREMENTS OF ANY KIND OR COMPLIES WITH ANY SITE LEASE OR OTHER AGREEMENT, LEASE DOCUMENT OR INSTRUMENT APPLICABLE TO ANY THEREOF.

               (iii EXCEPT AS SPECIFICALLY PROVIDED HEREIN OR IN ANY OTHER LEASE DOCUMENT, AS BETWEEN THE TENANT AND THE LANDLORD, ANY ASSIGNEE OR ANY INDEMNIFIED PERSON, THE TENANT ASSUMES ALL RISKS, INCLUDING, WITHOUT LIMITATION, ANY RELATING TO:

               (A) THE SAFETY, TITLE, CONDITION, QUALITY, FITNESS FOR USE, MERCHANTABILITY, CONFORMITY TO SPECIFICATION, OR ANY OTHER QUALITY OR CHARACTERISTIC OF ANY THEATRE PROPERTY OR ELEMENT THEREOF OR OF ANY PARCEL, THEATRE IMPROVEMENTS OR EQUIPMENT, LATENT OR NOT;

               (B) EXCEPT AS OTHERWISE SET FORTH IN THIS LEASE, ANY SET-OFF, COUNTERCLAIM, RECOUPMENT, ABATEMENT, DEFENSE OR OTHER RIGHT WHICH THE TENANT MAY HAVE AGAINST THE LANDLORD OR ANY INDEMNIFIED PERSON FOR ANY REASON WHATSOEVER ARISING OUT OF THIS OR ANY OTHER TRANSACTION OR MATTER;

               (C) ANY DEFECT IN TITLE OR OWNERSHIP OF ANY THEATRE PROPERTY OR ELEMENT THEREOF OR OF ANY PARCEL, THEATRE IMPROVEMENTS OR EQUIPMENT, OR ANY TITLE ENCUMBRANCE NOW OR HEREAFTER EXISTING WITH RESPECT TO ANY OF THE FOREGOING;

               (D) ANY FAILURE OR DELAY IN DELIVERY OF ANY UTILITY SERVICE OR ANY LOSS, THEFT OR DESTRUCTION OF, OR DAMAGE TO, IN WHOLE OR IN PART, ANY THEATRE PROPERTY OR ELEMENT THEREOF, OR OF ANY PARCEL, THEATRE IMPROVEMENTS OR EQUIPMENT, OR CESSATION OF THE USE OR POSSESSION OF ANY THEATRE PROPERTY OR ELEMENT THEREOF, OR OF ANY PARCEL, THEATRE IMPROVEMENTS OR EQUIPMENT, BY THE TENANT FOR ANY REASON WHATSOEVER AND OF WHATEVER DURATION, OR ANY CONDEMNATION, CONFISCATION, REQUISITION, SEIZURE, PURCHASE, TAKING OR FORFEITURE, IN WHOLE OR IN PART, OF ANY THEATRE PROPERTY OR ELEMENT THEREOF, OR OF ANY PARCEL, THEATRE IMPROVEMENTS OR EQUIPMENT;

               (E) ANY INABILITY OR ILLEGALITY WITH RESPECT TO THE USE, OWNERSHIP, OCCUPANCY OR POSSESSION OF ANY THEATRE PROPERTY OR ELEMENT THEREOF, OR OF ANY PARCEL, THEATRE IMPROVEMENTS OR EQUIPMENT, BY THE TENANT;

               (F) ANY INSOLVENCY, BANKRUPTCY, REORGANIZATION OR SIMILAR PROCEEDING BY OR AGAINST THE TENANT OR THE LANDLORD;

               (G) ANY FAILURE TO OBTAIN, OR EXPIRATION, SUSPENSION OR OTHER TERMINATION OF, OR INTERRUPTION TO, ANY REQUIRED LICENSES, PERMITS, CONSENTS, AUTHORIZATIONS, APPROVALS OR OTHER LEGAL REQUIREMENTS; OR

               (H) ANY OTHER CIRCUMSTANCE OR HAPPENING WHATSOEVER, WHETHER OR NOT SIMILAR TO ANY OF THE FOREGOING,

     IN EACH CASE UNLESS, AND THEN ONLY TO THE EXTENT, CAUSED BY A LANDLORD ACT (EXCLUDING, HOWEVER, ANY SUCH ACT OF AN AGENT, OFFICER, DIRECTOR, EMPLOYEE OR CONTRACTOR OF LANDLORD OR ANY OF ITS AFFILIATES IF SUCH PERSON IS ALSO AN AGENT, OFFICER, DIRECTOR, EMPLOYEE OR CONTRACTOR OF TENANT OR ANY OF ITS AFFILIATES, PROVIDED, HOWEVER, THAT JAMES J. COTTER SHALL NOT BE CONSIDERED AN AGENT, OFFICER, DIRECTOR OR EMPLOYEE OF TENANT WHEN ACTING IN HIS CAPACITY AS OPERATING MANAGER OF, OR PARTNER IN THE MEMBER OF, LANDLORD).

               THE TENANT HEREBY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHTS WHICH IT MAY NOW HAVE OR WHICH AT ANY TIME HEREAFTER MAY BE CONFERRED UPON IT, BY STATUTE OR OTHERWISE, TO TERMINATE, CANCEL, QUIT, RESCIND OR SURRENDER THIS LEASE EXCEPT IN ACCORDANCE WITH THE EXPRESS TERMS HEREOF.

          (b) The Tenant may offset, against its obligations to pay Basic Rent or the Acquisition Cost if Tenant shall exercise the Purchase Option, any amounts actually paid by Tenant which represent sums then due and owing by Landlord under a Financing Agreement or (to the extent payable solely by Landlord and not the obligation of Tenant pursuant to the terms hereof) any Site Lease, regardless of any assignment of this Lease or any such other instrument by Landlord; provided that, with respect to payments due under the Nationwide Agreement, the Tenant will not make any such payments to Nationwide unless the Tenant has received written notice from Nationwide that such payment has not been made; provided, further, that (i) the Tenant may request in writing that Nationwide confirm that payment has been made by the Landlord to Nationwide, the absence of a response within ten (10) Business Days following such request being deemed written notice that such payment was not made, and (ii) after the second such failure by the Landlord to make payment to Nationwide during the Initial Term, the Tenant shall not be obligated to await receipt of notice (or deemed notice) that payment had not been made, or expiration of the applicable grace or cure period, before it is authorized at its election to pay Nationwide as aforesaid. Tenant may exercise this right by notice to Landlord at the time any such payment by Tenant is due and from time to time; provided, however, that Tenant shall have provided to Landlord not less than five (5) Business Days' prior written notice of Tenant's intention to exercise its rights pursuant to this paragraph (b), delineating in such notice the amount(s), origin of, and obligations against which such claim or right is asserted and shall promptly after exercising such right provide to the Landlord reasonable evidence of the amount paid and the recipient thereof.

          (c) The Landlord and the Tenant hereby declare that it is their mutual intent that the relationship between the Landlord and the Tenant under this Lease shall be that of landlord and tenant only. Title to and ownership of the Theatre Properties, including Landlord's interest in each Element of any thereof, shall at all times remain in the Landlord and at no time become vested in the Tenant except in accordance with the express provisions of this Lease. The Tenant does not hereby acquire any right, equity, title or interest in or to any Theatre Property or Element thereof except pursuant to the express terms hereof. Each of the Landlord and the Tenant agrees that it will not file any Federal, state or local income tax returns during the term of this Lease that are inconsistent with the intention of the Landlord and the Tenant expressed in this paragraph (c) of this
Section 5.

          SECTION 6.  INITIAL TERM; RENEWAL TERM.

          (a   The "Initial Term" shall commence on the Effective Date and shall continue until May 31, 2010, unless terminated earlier pursuant to the express provisions of this Lease.

          (b   In the event that this Lease is renewed pursuant to the terms of
Section 12 hereof, the "Renewal Term" shall commence on the day following the last day of the Initial Term and shall continue for one hundred twenty (120) calendar months, unless terminated earlier pursuant to the express provisions of this Lease.

          SECTION 7.  RENT AND OTHER PAYMENTS.

          (a) The Tenant hereby agrees to pay the Landlord on each Basic Rent Payment Date, in immediately available funds, as provided in paragraph (d) of this Section 7, Basic Rent for the calendar month (or part thereof) in which such Basic Rent Payment Date falls. If the Effective Date of the Initial Term or the first day of the Renewal Term occurs on a day other than the first day of a calendar month, or if the expiration date of the Lease Term occurs on a day other than the last day of the calendar month, then the Basic Rent for the fractional month will be prorated as provided in the definition thereof.

          (b) The Tenant hereby agrees to pay as additional rent ("Additional Rent"), at such time or times as is required pursuant to the terms of this Lease, all amounts (other than Basic Rent) payable hereunder, including, without limitation, all amounts payable by Tenant to any Indemnified Person pursuant to
Section 11 hereof or to any Site Landlord.

          (c) If Tenant fails to pay any amount due to a Site Landlord as required of Tenant under paragraph (f) of Section 2.2 hereof or fails to pay an installment of Basic Rent within five (5) days following the applicable Basic Rent Payment Date, then without prejudice to the full exercise by the Landlord of its rights under Sections 18, 19 and 22 hereof, the Tenant at Landlord's option shall pay to the Landlord, on demand, to the extent legally enforceable, an amount computed by multiplying (A) all sums not paid by the Tenant to the Landlord as provided in this Lease, or to such Site Landlord, on or before such payments are due (including Basic Rent), by (B) three (3%) percent. This administrative charge is intended to compensate the Landlord for its additional administrative costs only which result from the Tenant's failure to pay such amounts on or before the respective dates such payments are due and for Landlord's efforts in billing Tenant and arranging to credit sums collected from Tenant to the party entitled thereto (including the landlord under Site Leases), and has been agreed upon by the Landlord and the Tenant, after negotiation, as a reasonable estimate of the additional administrative costs that will be incurred by the Landlord as a result of the Tenant's failure. The actual cost in each instance is extremely difficult, if not impossible, to determine. This late payment charge will constitute liquidated damages with respect to such administrative costs and will be paid to the Landlord together with such unpaid amounts. The payment of this late payment charge will not constitute a waiver by the Landlord of any default by the Tenant under this Lease.

          (d) Basic Rent and Additional Rent and any other amount payable by the Tenant to (i) the Landlord shall be paid such that immediately available funds in the full amount due are available on the date due, to the account of the Landlord designated as the Payment Account or (ii) if to any other Person, then as the instrument providing for such payment may direct.

          (e) Notwithstanding the foregoing, to the extent any amount is payable by Tenant to Landlord on any date and, on such date, any amount is payable or past due by Landlord under a Financing Agreement, the Tenant may, subject to compliance with the provisions of Section 5(b) hereof, pay the amount so due to the lender under such Financing Agreement, and any such payment shall be deemed made on behalf of Landlord and effective as a payment of Basic Rent hereunder to the same extent as if such payment had been made to Landlord. Tenant shall pay any balance to Landlord as otherwise provided herein.

          SECTION 8.  RESTRICTED USE; COMPLIANCE WITH LAWS.

          (a) So long as no Event of Default shall have occurred and be continuing, the Tenant may use the Theatre Properties during the Initial Term or Renewal Term, if any, for the operation of motion picture theaters and related uses consistent with the manner of use by Landlord and its Affiliates prior to the date hereof (or, in the case of the Village East Theatre Property, live theatre productions) or such other use as is permitted in accordance with
Section 9 hereof. Notwithstanding any other provision of this Lease to the contrary, the Tenant will not do or permit any act or thing which would or likely could, in any material respect, violate the Site Lease applicable to the affected Theatre Property or impair, other than normal wear and tear arising out of the proper and normal use thereof, the value or usefulness of the Theatre Properties or any of them or any material Element of any of them.

          (b) The Tenant shall promptly and duly execute, deliver, file and record, at the Tenant's expense, all such documents, statements, filings and registrations, and take such further action, as the Landlord or any Pledgee shall from time to time reasonably request (including installation of such signs or other markings as shall be required by any applicable Legal Requirement) in each case in order to establish, perfect and maintain the Landlord's title to and interest in the Theatre Properties and in each Element thereof, and any Pledgee's interest in this Lease or any Theatre Property or Element thereof as against the Tenant or any third party in any applicable jurisdiction.
Equipment, machinery, apparatus, fixtures, structures and installations and other items of personal property may be substituted for portions of the Theatre Improvements and Equipment if (subject to the terms of paragraph (i) of Section 9 hereof) such substitution is consistent with prudent business practices and could not reasonably be expected to adversely affect the Tenant's ability to perform its obligations under this Lease nor result in a Material Adverse Property

Effect. As equipment, machinery, apparatus, fixtures, structures and installations are added to, or substituted for, any Element of a Theatre Property, title to such substitute equipment, machinery, apparatus, fixtures, structures and installations shall automatically be transferred to and vested in the Landlord and such equipment, machinery, apparatus, fixtures, structures and installations shall become a part of the Theatre Property and shall be subject to this Lease and title to the existing equipment, machinery, apparatus, fixtures, structures and installations which are being substituted for shall be released by the Landlord to the Tenant.

     The Tenant may, after notice to the Landlord and at the Tenant's own cost and expense, change the place of principal location of any Equipment; provided, that prior notice shall not be required in the case of Equipment used for transportation, but in such event the Tenant shall notify the Landlord of the change of the principal location of such transportation Equipment not later than thirty (30) days after such change is made; and provided, further, that no such notice is required for the change of location of Equipment from one Theatre Property to another. Notwithstanding the foregoing, no change of location shall be undertaken if the Landlord reasonably believes that its ownership of such Equipment or any Landlord Permitted Lien then in existence would be adversely affected or that any Legal Requirements would be violated (other than any Legal Requirements, the non-compliance with which, individually or in the aggregate,
(A) will not place the Landlord in any danger of civil liability for which the Landlord is not adequately bonded against or indemnified (the Tenant's obligations under Section 11 of this Lease shall be deemed to be adequate indemnification if no Event of Default exists and if such civil liability is reasonably likely to be less than $50,000 per Theatre Property or Unit of Equipment or $100,000 in the aggregate prior to the Funding Date, or $500,000 per Theatre Property or Unit of Equipment and $1,000,000 in the aggregate from and after the Funding Date) or subject the Landlord or any Site Landlord to any criminal liability as a result of a failure to comply therewith and (B) will not result in a material diminution in the fair market value of any Theatre Improvements or Unit of Equipment). Tenant will return to its original location any Equipment moved from a Theatre Property if the Site Landlord of the Theatre Property from which the Equipment was removed asserts in writing that such removal constitutes a default under its Site Lease. At the request of the Landlord made in conjunction with the creation or extension of a Landlord Permitted Lien in favor of a lender under any Financing Agreement, the Tenant shall advise the Landlord in writing where all Equipment leased hereunder as of the date of request is principally located; provided that, absent an Event of Default hereunder, Landlord shall not make such request more frequently than once in any 24 consecutive months of the Term.

          (c) The Tenant shall use every precaution consistent with prudent business practices to prevent loss or damage to each Theatre Property, the Theatre Improvements and each material Unit of Equipment and to prevent injury to third persons or property of third persons. The Tenant shall cooperate fully with the Landlord and any Additional Insured and all insurance companies providing insurance pursuant to Section 10 hereof in the investigation and defense of any claims or suits arising from the ownership, operation, occupancy or use of any Theatre Improvements or Unit of Equipment, or ownership, use or occupancy of any Parcel of Property; provided, that nothing contained in this paragraph (c) shall be construed as imposing on the Landlord any duty to investigate or defend against any such claim or suit. The Tenant shall comply and shall cause all Persons using or operating any Unit of Equipment or Theatre Improvements or using or occupying any Parcel of Property or Theatre Improvements to comply with all Insurance Requirements and Legal Requirements applicable to such Parcel of Property, Theatre Improvements and Unit of Equipment and to the acquiring, titling, registering, leasing, insuring, using, occupying, operating and disposing of any Parcel of Property, Theatre Improvements or Unit of Equipment, and the licensing of operators thereof, except that Tenant may, if it Properly Contests compliance with a Legal Requirement, defer compliance therewith so long as such noncompliance, individually or in the aggregate, (A) will not place the Landlord in any danger of civil liability for which the Landlord is not adequately bonded against or indemnified (the Tenant's obligations under Section 11 of this Lease shall be deemed to be adequate indemnification if no Event of Default exists and if such civil liability is reasonably likely to be less than $50,000 per Parcel of Property, Theatre Improvements or Unit of Equipment and $100,000 in the aggregate prior to the Funding Date or $500,000 per Parcel of Property, Theatre Improvements or Unit of Equipment and $1,000,000 in the aggregate from and after the Funding Date) or subject the Landlord or any Site Landlord to any criminal liability as a result of a failure to comply therewith, and (B) will not result in a material diminution in the fair market value of any Parcel of Property, Theatre Improvements or Unit of Equipment. Notwithstanding the foregoing exception in the final clauses of the preceding sentence, the Tenant will be obligated to comply with any Legal Requirement compliance with which is otherwise the obligation of the Tenant hereunder if a Site Landlord asserts in writing that such non-compliance constitutes a default under its Site Lease.

          (d)(i) The Tenant shall promptly, but in any case within five (5) Business Days of the Tenant becoming aware of such event, notify the Landlord if, after the Effective Date, (A) any event has occurred or any condition (other than an Environmental Event) is discovered in, on, beneath or involving any Theatre Improvements or Equipment that could reasonably be expected to result in penalties or other liabilities (including costs to alleviate or remediate) in excess of $100,000, or (B) the Tenant has received notification that it, a Theatre Property or any Element thereof is the subject of a proceeding (other than an Environmental Event) that could reasonably be expected to result in any ordered Remedial Action or other liability related to such Legal Requirement, the cost of which liability is reasonably expected to exceed $100,000 (each of the events or occurrences described in clause (A) or (B), regardless of the amount of penalty, liability or cost to remediate, a "Legal Requirement Event").

          (ii) Following the receipt of a notice pursuant to subparagraph (i) above, unless such Legal Requirement Event is a Landlord Legal Requirement Obligation, Landlord in its sole discretion may require the Tenant to conduct, or cause to be conducted, an investigation of the affected Theatre Improvements or Equipment, the scope of which investigation shall be limited to confirming the magnitude and anticipated cost of the liability resulting from the Legal Requirement Event, and to provide a copy of such investigation to the Landlord.

          (iii) In any case, if a Legal Requirement Event arises during the Lease Term or (regardless of when it arose) is otherwise not exclusively a Landlord Legal Requirement Obligation, the Tenant shall immediately initiate, or cause to be initiated at no cost to the Landlord, such actions as may be necessary to comply in all material respects with all applicable Legal Requirements and to alleviate any significant risk to human health or property if the same arises from a condition on or in respect of the Theatre Improvements or Equipment or any part thereof, whether existing prior to, on or after the date of this Lease. Once the Tenant commences such actions, the Tenant shall thereafter diligently and expeditiously proceed to comply materially and in a timely manner with all Legal Requirements and to eliminate any significant risk to human health or property and shall, at the request of the Landlord, during the Lease Term give periodic progress reports on Tenant's compliance efforts and actions.

          (iv) If a Legal Requirement Event is a Landlord Legal Requirement Obligation, the Tenant shall have no responsibility to cure such Legal Requirement Event. If a Legal Requirement Event is a Landlord Legal Requirement Obligation, Tenant shall notify Landlord that such Legal Requirement Event has occurred or exists and Tenant, in its discretion, but in any case at the sole expense of the Landlord, may initiate or require the Landlord to initiate and otherwise take the actions described in subparagraph (iii) of this Section 8(d), in the same manner as would have been applicable to the Tenant had such Legal Requirement Event not been a Landlord Legal Requirement Obligation; provided, however, that the Tenant shall not initiate any action described in this sentence (except in cases of imminent danger to persons or property) unless the Tenant has notified the Landlord that a Legal Requirement Event has occurred which is a Landlord Legal Requirement Obligation and the Landlord has failed to advise the Tenant within thirty days following receipt of such notice of the Landlord's planned response thereto, which may include Properly Contesting such claim (or has failed after reasonable notice to proceed with reasonable diligence in implementing such response), or has advised the Tenant that Landlord does not intend to respond thereto. Whether or not Landlord otherwise responds to the Tenant's notice or the Event in question, Landlord reserves the right and option to contest that such Event is in fact a Landlord's Legal Requirement Obligation hereunder.

          (v) The provisions of this paragraph (d) shall not apply with respect to Environmental Events covered by paragraph (e) of Section 2.2 hereof.

          (e) The Landlord or any authorized representative (including representatives of or on behalf of any Pledgee) may during reasonable business hours, upon reasonable notice and subject to such safety precautions as the Tenant may reasonably impose, from time to time inspect any Theatre Improvements or material Units of Equipment therein and deeds, registration certificates, certificates of title and related documents covering the Theatre Properties and Elements thereof wherever the same may be located, but the Landlord shall have no duty to make any such inspection. The Landlord may recover from the Tenant as Additional Rent the reasonable costs and expenses associated with any such inspection which are incurred following the occurrence and during the continuation of any Event of Default.

          (f) The Tenant shall not, without the prior written consent of the Landlord, permit, or suffer to exist, any Lien on any Theatre Property or any Element thereof, including mechanics' liens, other than Permitted Liens or those Liens placed thereon by, or arising from, the Landlord's own actions or which are subject to a Permitted Contest. Nothing contained in this Lease shall be construed as constituting the consent or request of the Landlord, express or implied, to or for the performance by any contractor, laborer, materialman or vendor of any labor or services or for the furnishing of any materials for any construction, alteration, addition, repair or demolition of or to such Parcel or Theatre Improvements or any part thereof. Notice is hereby given that the Landlord will not be liable for any labor, services or materials furnished or to be furnished to the Tenant, or to anyone holding any such Theatre Property or any Element thereof through or under the Tenant, and that no mechanics' or other liens for any such labor, services or materials shall attach to or affect the interest of the Landlord in and to any such Theatre Property.

          (g) If any Lien of any kind or charge of any kind or any judgment, decree or order of any court or other Governmental Authority (including, without limitation, any state or local tax lien affecting any Theatre Property or Element thereof), whether or not valid, shall be entered which shall constitute a Lien on the affected Theatre Property or Element which is not a Permitted Lien or the subject of a Permitted Contest, the Tenant shall, upon obtaining knowledge thereof or upon receipt of notice to that effect from the Landlord, promptly take such action as may be necessary to cause the removal of such Lien.

          (h) The Tenant shall comply with all Legal Requirements pursuant to which it is necessary that a Unit of Equipment or any component thereof be labeled to provide notice of the Landlord's or any Pledgee's interest in such Unit of Equipment.

          (i) Notwithstanding anything to the contrary herein or in any Other Lease Document, Tenant and every successor and assignee of Tenant is hereby given the right in addition to any other rights herein granted, without Landlord's prior written consent, to mortgage its interest in this Lease as to all, but not less than all, of the Theatre Properties, under one or more leasehold mortgages for the benefit of an Institutional Lender and/or under one or more purchase money leasehold mortgages in connection with any Permitted Sale of such interest, and assign this Lease, as collateral security for such leasehold mortgages, upon the condition that all rights acquired under such leasehold mortgages shall be subject and subordinate to all of the provisions of this Lease, and to all rights and interests of Landlord herein and in and to the Theatre Properties. If Tenant and/or Tenant's successors and assignees shall mortgage this leasehold, and if the holder of any of such leasehold mortgages shall send to Landlord a true copy of such holder's mortgage, together with written notice specifying the name and address of the mortgagee and the pertinent recording data with respect to such mortgage, Landlord agrees that so long as such leasehold mortgage shall remain unsatisfied of record or until written notice of satisfaction is given by the holder to Landlord, the

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

following provisions shall apply (in respect of such mortgage and of any other mortgages which also comply with the above):

               (i) There shall be no cancellation or surrender of the Lease or modification hereof by joint action of Landlord and Tenant without the prior consent in writing of the leasehold mortgagee.

               (ii) Landlord shall, upon serving Tenant with any notice of a default, send a copy of such notice to the holder of such leasehold mortgage, and no such notice shall be effective or duly given for purposes of this Lease unless and until a copy thereof is sent to such holder, setting forth the information required by the last sentence of this paragraph, and then such notice shall be effective from the date sent. The leasehold mortgagee shall thereupon have the same period, after such notice was sent, to remedy or cause to be remedied the defaults complained of as Tenant has hereunder for such default, and Landlord shall accept such performance by or at the instigation of such leasehold mortgagee as if the same had been done by Tenant. Each notice of default given by Landlord will state the amounts of Basic Rent and Additional Rent and other payments herein provided for then in default.

               (iii) Anything herein contained to the contrary notwithstanding, if any default shall occur which, pursuant to any provision of this Lease, entitles Landlord to terminate this Lease, and if, before the expiration of the thirtieth (30th) day following the date Landlord's notice terminating this Lease shall have been properly sent or delivered to such leasehold mortgagee in the manner provided for notices herein, such leasehold mortgagee or its nominee or designee shall have paid to Landlord (for payment by Landlord to other parties then owed such sum if not owing to Landlord) all Basic Rent and Additional Rent and other payments herein provided for and then in default (except any payment due in respect of accelerated rent or liquidated damages), and shall have notified Landlord that such leasehold mortgagee agrees to comply or to commence the work of complying with all of the other requirements of this Lease, if any are then in default, and shall prosecute the same to completion with reasonable diligence, and shall continue to pay all Basic Rent and Additional Rent due and payable hereunder and otherwise to comply (or cause to be complied with) all other obligations of Tenant hereunder which are reasonably susceptible of being complied with by a leasehold mortgagee prior to its acquisition or sale of Tenant's interest hereunder, then in such event Landlord shall not be entitled to terminate this Lease and any notice of termination theretofore given shall be void and of no effect.

               (iv) If Landlord shall elect to terminate this Lease by reason of any default of Tenant, the leasehold mortgagee or its nominee or designee shall not only have the right to nullify any notice of termination by agreeing to cure such default as aforesaid, but shall also have the separate right to postpone and extend the specified date for the termination of this Lease as fixed by Landlord in its notice of termination for a period of not more than 60 days, provided that such leasehold mortgagee shall together with such notice cure all existing monetary defaults (except any payment due in respect of accelerated rent or liquidated damages) and prosecute with reasonable diligence the curing of any other defaults which are reasonably susceptible of being cured by the leasehold mortgagee prior to its acquisition or sale of Tenant's interest herein and meanwhile pay or cause to be paid the Basic Rent and any Additional Rent as and when the same become due and otherwise comply (or cause to be complied with) all other obligations of Tenant hereunder which are reasonably susceptible of being complied with by a leasehold mortgagee prior to its acquisition or sale of Tenant's interest hereunder; provided, further, that the leasehold mortgagee or its nominee or designee shall forthwith take steps to acquire or sell Tenant's interest in this Lease by foreclosure of the leasehold mortgage or otherwise and shall prosecute the same to completion with reasonable diligence. If at the end of said 60-day period the leasehold mortgagee or its nominee or designee shall be actively engaged in steps to acquire or sell Tenant's interest herein and shall have provided to Landlord notice of such mortgagee's actions, and paid all Basic Rent and Additional Rent as aforesaid, together with such notice, the specified date for termination of this Lease shall be further extended for such period as shall be reasonably necessary to complete such steps with reasonable diligence, and in the case of the cure of non-monetary defaults, such additional time subsequent to the completion of such steps to acquire or sell Tenant's interest herein as shall be reasonably necessary to accomplish same with reasonable diligence provided that the mortgagee shall otherwise comply with all other provisions of this Lease. If Tenant's interest is acquired or sold as aforesaid by foreclosure of the leasehold mortgage or otherwise during said 60-day period as same may be extended as aforesaid, the intended termination of this Lease by Landlord under the aforesaid notice will be automatically nullified and this Lease will continue as if said notice of termination had never been given. Notwithstanding any provision hereof, there shall be no extension of the Lease Term.

               (v) In the event of termination of this Lease on account of any default by Tenant or on account of any other matter or occurrence whatsoever, Landlord will promptly notify the leasehold mortgagee of such termination and the amount of the sums then due to Landlord under this Lease (except any payment due in respect of accelerated rent or liquidated damages), and Landlord will enter into a new lease of the Theatre Properties with the leasehold mortgagee or its nominee or designee for the remainder of the Lease Term, effective as of the date of such termination, at the Basic Rent and Additional Rent and upon the terms, provisions, covenants and agreements as herein contained and subject only to the rights, if any, of any parties then in possession of any Element of the Theatre Properties, provided:

                    (A) Said leasehold mortgagee or its nominee or designee shall make written request upon Landlord for such new lease within 30 days after the leasehold mortgagee receives the notice from Landlord of such termination and such written request is accompanied by said leasehold mortgagee's payment of all sums then due to Landlord under this Lease (except any payment due in respect of accelerated rent or liquidated damages).

                      (B) Said leasehold mortgagee or its nominee or designee shall agree in writing to perform and observe all covenants herein contained on Tenant's part to be performed as applied to such leasehold mortgagee or its nominee or designee and shall further remedy any other conditions which Tenant under the terminated lease was obligated to perform.

                      (C) The leasehold mortgagee or its nominee or designee as tenant under such new lease shall have the same right, title and interest in and to the Theatre Properties as Tenant had under the terminated lease.

     If more than one leasehold mortgagee makes written request upon Landlord in accordance with the provisions hereof for a new lease, the new lease shall be delivered pursuant to the request of the leasehold mortgagee whose leasehold mortgage is prior in lien among those who made the request, and the written request of any leasehold mortgagee whose leasehold mortgage is subordinate in lien shall be void and of no force or effect.

               (vi) The leasehold mortgagee shall be given written notice of any arbitration or other proceedings by or between the parties hereto, and shall have the right to intervene therein and be made a party to any arbitration or other proceedings, and the parties hereto do hereby consent to such intervention. In any event, the leasehold mortgagee shall receive notice of, and a copy of, any award or decision made in said arbitration or other proceedings, whether the leasehold mortgagee intervened or became a party or elected not to do either.

               (vii) Nothing in this paragraph (i) shall relieve, affect, limit or impair in any way Tenant's obligations pursuant to Section 11 hereof.

               (viii) Any provision of this paragraph (i) of Section 8 to the
     contrary   notwithstanding, Landlord provides no assurance that, during the pendency of any proceedings or other actions in respect of a default by Tenant under this Lease or in respect of a default by Tenant under any such leasehold mortgage, Landlord will perform, and Tenant acknowledges that Landlord has no obligation to perform, any of the obligations under the Site Leases which, pursuant to the terms of this Lease, are to be performed by Tenant, except that Landlord will apply monies received from or on behalf of Tenant or a leasehold mortgagee to pay sums due to a Site Landlord for the intended purpose (provided that sums due Landlord hereunder are also paid as and when due as aforesaid).

          SECTION 9. MAINTENANCE, IMPROVEMENT, REPAIR AND DEVELOPMENT OF THEATRE IMPROVEMENTS AND EQUIPMENT.

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

          (a) Upon the request of the Tenant, the Landlord will, so long as no Event of Default shall have occurred and be continuing, make available to the Tenant any and all rights the Landlord may have under any vendor's or manufacturer's warranties or undertakings with respect to any Theatre Improvements or Equipment. The Tenant shall not violate the terms of and shall preserve and keep in effect any such warranty and undertaking.

          (b) The Tenant shall pay all costs, expenses, fees and charges (including, without limitation, charges of any community or condominium regime to which any Parcel of Property is subject) incurred in connection with the ownership, use, operation or occupancy of any Parcel of Property or Theatre Improvements during the Lease Term or the ownership, use or operation during the Lease Term of any Unit of Equipment or Theatre Improvements. The Tenant shall at all times during the Lease Term operate and maintain the Theatre Improvements and the Equipment in accordance with prudent industry standards for similarly situated theatre operations (including, in the case of the Village East Theatre Property, live theatre) in Manhattan. Except as otherwise provided in Section 15 or 16 hereof, the Tenant shall at all times during the Lease Term, at its own expense, and subject to reasonable wear and tear, maintain the Theatre Improvements and the Equipment in good and safe operating order, repair, condition and appearance. The foregoing undertaking to maintain the Theatre Improvements and Equipment in good repair shall apply regardless of the cause necessitating repair and regardless of whether the Tenant has possession thereof, and as between the Landlord and the Tenant all risks of damage to the Theatre Properties during the Lease Term are assumed by the Tenant. With respect to any Theatre Improvements and Equipment, the undertaking to maintain in good and safe repair shall include, without limitation, all interior and exterior repairs and replacements, whether structural or nonstructural, foreseen or unforeseen, ordinary or extraordinary and all common area maintenance including, without limitation, removal of dirt, snow, ice, rubbish and other obstructions and maintenance of sidewalks and landscaping. Notwithstanding the foregoing, the obligation to repair shall not include any obligation to take any action which a Site Landlord is required to take pursuant to the applicable Site Lease. The Tenant hereby agrees to defend, indemnify and hold harmless the Landlord and any Pledgee, each Site Landlord and its mortgagee(s) from and against all costs, expenses, claims, losses, damages, fines or penalties, including reasonable counsel fees, arising out of or due to the Tenant's failure to fulfill its obligations under this paragraph (b).

          (c) With respect to any Parcel of Property, Theatre Improvements or Unit of Equipment, during the Lease Term the Tenant shall pay (except to the extent a Site Landlord is required to pay the same pursuant to the respective Site Lease, and except as provided in paragraph (e) of Section 2.4 hereof) the following (collectively, "Taxes"): (i) all taxes, assessments, levies, fees, water and sewer rents and charges, and all other governmental charges, general and special, ordinary and extraordinary, foreseen and unforeseen, which are, at any time, imposed or levied upon or assessed against (A) any such Element or the Parcel or Theatre Improvements or Equipment of which such Element is a part, (B) any Basic Rent, any Additional Rent or any other sum payable hereunder or (C) this Lease, the leasehold estate hereby created, or which arises in respect of the ownership, operation, occupancy, possession or use of any such Element, Parcel, Theatre

Improvements or Equipment, including without limitation Equipment leases and contracts; (ii) all gross receipts or similar taxes (i.e., taxes based upon gross income which fail to take into account all customary deductions (e.g., ordinary operating expenses, depreciation and interest) relating to any such Element) imposed or levied upon, assessed against or measured by any Basic Rent, or any Additional Rent or other sum payable hereunder; (iii) all sales, value added, use and similar taxes at any time levied, assessed or payable on account of the acquisition, leasing or use of any such Element, Parcel or Theatre Improvements of which any such Element forms a part; and (iv) all charges of utilities and communications services serving any such Element, Parcel or Theatre Improvements of which any such Element forms a part. The Tenant shall not be required to pay any franchise, estate, inheritance, transfer, income or similar tax of the Landlord (other than any tax referred to in clause (ii) above) unless such tax is imposed, levied or assessed in substitution for any other tax, assessment, charge or levy which the Tenant is required to pay pursuant to this paragraph (c); provided, however, that, if, at any time during the term of this Lease, the method of taxation shall be altered such that, in lieu of or as a substitute for any item included above as Taxes to be paid by Tenant (including in lieu of increases in any such Taxes), there shall be levied, assessed or imposed on the Landlord a capital levy or other tax directly on the rents received from any such Element, Parcel or Theatre Improvements of which any such Element forms a part, or upon the value of any such Element or any present or any future improvement or improvements on any such Element or the Parcel or Theatre Improvements of which such Element is a part, then all such substitute taxes, assessments, levies or charges, or the part thereof so measured or based, shall be included in Taxes to be paid by the Tenant, but only to the extent that such taxes would be payable if the property affected were the only property of the Landlord or (to the extent so required pursuant to the applicable Site Lease) the applicable Site Landlord, as the case may be, and the Tenant shall pay and discharge the same as herein provided. The Tenant will furnish to the Landlord, promptly after demand therefor, proof of payment of all items referred to above which are payable by the Tenant. If any such assessments may legally be paid in installments, the Tenant may pay such assessment in installments; in such event, the Tenant shall be liable only for installments which become due and payable during the Lease Term. Taxes for the first and last year of the Lease Term shall be prorated between Landlord and Tenant. Tenant shall have the right to Properly Contest all Taxes by appropriate legal proceedings, or in such other manner as may be reasonably suitable (and, if legal proceedings are instituted, Tenant shall conduct such proceedings promptly, with counsel of its choice, at Tenant's sole cost and expense, in its name, or, if necessary, in the name of Landlord, and Landlord shall execute all documents necessary to accomplish the foregoing). If at any time there shall be any rebates or refunds of Taxes paid by Tenant pursuant to the provisions of this Lease, such rebates or refunds shall belong to Tenant, subject to proration with respect to rebates or refunds relating to the year in which the Lease Term commences or ends. Any refunds received by Landlord relating to any tax year which encompasses any portion of the Lease Term shall be deemed trust funds and shall be promptly paid over to Tenant, subject to proration with respect to rebates or refunds relating to the year in which the Lease Term commences or ends. The provisions of this Section shall survive the expiration of the term of this Lease.

          (d) The Tenant may make alterations to any Equipment without the prior consent of the Landlord, provided that such alterations do not impair the value or utility of such Equipment. Any improvements or additions to any Equipment shall, as and when made or performed, become and remain the property of the Landlord.

          (e) So long as no Event of Default shall have occurred and be continuing, the Tenant may, at its expense, make additions to and alterations to any Parcel of Property or Theatre Improvements; provided, that upon completion of such additions or alterations (i) neither the fair market value of the affected Theatre Improvements or Parcel shall be lessened thereby nor the condition of such affected Theatre Improvements or Parcel impaired below the value, utility or condition thereof immediately prior to such action (assuming such affected Theatre Improvements or Parcel was then of a condition and repair required to be maintained pursuant to paragraph (b) of this Section 9), (ii) such additions or alterations shall not result in a change of use of such affected Theatre Improvements or Parcel (except as permitted by paragraph (i) of this Section 9), (iii) such work shall be completed in good and workmanlike manner and in compliance with all applicable Legal Requirements and Insurance Requirements and (iv) no exterior walls of any building or other improvement constituting a part of the affected Theatre Improvements shall be demolished unless the Tenant has made adequate provision according to nationally recognized sound and prudent engineering and architectural standards to preserve and maintain the structural integrity of the affected Theatre Improvements and for the restoration of such Theatre Improvements to a structurally sound architectural whole. Any and all such additions and alterations shall be and remain part of the affected Theatre Improvements and shall be subject to this Lease. Notwithstanding anything contained herein to the contrary, the Tenant shall not perform any addition or alteration to any Theatre Improvements, including Equipment therein, which would have an estimated cost in excess of $250,000 in the aggregate for any Theatre Property prior to the Funding Date or $500,000 in the aggregate for any Theatre Property from and after the Funding Date, without the Landlord's prior written consent, not to be unreasonably withheld or delayed in any event, except that no such consent shall be required for (x) any additions or alterations to upgrade seating or sound, projection, computer, or concessions equipment or any other alterations or (y) for any addition or alteration undertaken after the Funding Date in accordance with the procedures set forth in Section 9(f) below as if the Theatre Property in question were the "Affected Premises" described therein.

          (f) In the event the Tenant decides in its sole discretion to develop any of the Parcels of Property (such Parcels of Property chosen for development to be hereinafter referred to as the "Affected Premises"), whether for purposes provided in or other than that contemplated in Paragraph (a) of Section 8, the Tenant shall comply with all of the following conditions set forth in this paragraph (f) of this Section 9 (as well as applicable requirements of the affected Site Lease) before the Tenant begins construction of the improvements on the Affected Premises (the "Constructed Improvements"), and before any building materials are delivered to the Affected Premises by the Tenant or under the Tenant's authority:

               (i)   Plans and Specifications.  (x)  Insofar as it is the
                     ------------------------
     intention of the Landlord and the Tenant that all improvements within the Affected Premises be constructed, installed, erected, operated and maintained so that the Constructed Improvements shall be aesthetically and architecturally harmonious, all Constructed Improvements within the Affected Premises, including initial construction and any major alterations, additions, exterior remodeling or reconstruction of any Constructed Improvements following the initial construction thereof, shall be performed only in accordance with approved plans for such work as provided herein.

               (y) Prior to the commencement of the construction and/or installation of any Constructed Improvements whatsoever on the Affected Premises or any part thereof by the Tenant, the Tenant shall deliver to the Landlord detailed plans through and including construction drawings (the "Plans") of scaled elevations, exterior design concepts, material selection and color for the exterior surfaces of the proposed Constructed Improvements (which Plans shall include a grading plan and/or a utility plan, to the extent applicable). The Landlord shall in writing either approve or disapprove the Plans within twenty (20) days of the receipt thereof, such approval not to be unreasonably withheld. If the Landlord fails to approve or disapprove the Plans in accordance with the terms of this Lease within such twenty (20) day period, the Plans shall be deemed approved. Upon submission of any disapproval, the Landlord shall inform the Tenant in writing in reasonable detail (the "Plan Disapproval Notice") of the reasons for disapproval and the required changes to the Plans.

     If there is a dispute between the Landlord and the Tenant regarding acceptable, revised Plans, and such dispute cannot be settled by the Landlord and the Tenant through good faith negotiation, the parties agree to submit such dispute to mediation in New York under the Commercial Mediation Rules, or, alternatively, to submit such dispute to such mediator or mediation counsel as to which the parties may otherwise agree and with each party to share equally the costs of said mediation, before resort to arbitration, litigation or other dispute resolution procedure.

               (ii)  Construction Contracts.  With respect to any Constructed
                     ----------------------
     Improvements which the Tenant may elect to construct, the Tenant shall submit to the Landlord, for its prior approval, not to be unreasonably withheld or delayed, the name of and information regarding the proposed contractor for such work and a copy of the final construction contracts relating thereto, which submission shall occur prior to the commencement of any significant construction work pursuant to any such construction contracts.

               (iii) Builder's Risk and Other Insurance.  Prior to commencing
                     ----------------------------------
     construction of any of the Constructed Improvements, the Tenant shall have obtained (and delivered insurance certificates therefor to the Landlord) all insurance coverage required under Section 10 of this Lease, including course of construction insurance coverage for all risk of loss, which shall be maintained at one hundred percent (100%) of the completed value based on the insurable portion of the work including materials at the project site, stored off the project site, or in transit. The Tenant shall include the interests of the Landlord, the applicable Site Landlord, their respective mortgagees, and subcontractors in the work and shall insure against the perils of physical loss or damage. Nothing in this subparagraph
     (iii), however, shall be construed to relieve the Tenant of full responsibility for loss of or damage to materials not yet incorporated in the work or the Tenant's or its contractors' tools and equipment used to perform the work, whether on the project site or elsewhere, or to relieve the Tenant of any other responsibility under this Lease. Without limiting any other obligations of Tenant set forth in Section 11 hereof, if the Landlord is damaged by the failure of the Tenant to purchase or maintain such insurance, the Tenant shall bear all losses attributable thereto and indemnify the Landlord therefrom.

               (iv)   Construction of Constructed Improvements.  All Constructed
                      ----------------------------------------
     Improvements shall be constructed in a good and workmanlike manner using materials of good quality and in substantial compliance with the Plans, and shall materially comply with all applicable Legal Requirements.

               (v)    Completion of Constructed Improvements and Other Work;
                      ------------------------------------------------------
     Quality and Compliance with Legal Requirements.  The Tenant covenants and
     ----------------------------------------------
     agrees that the Constructed Improvements to be constructed on the Affected Premises, and all other construction thereon, when undertaken, while in progress and as completed: (i) will comply with all Legal Requirements, including, without limitation, all laws and ordinances necessary to permit the development and completion of the Constructed Improvements; (ii) will be entirely on the Affected Premises and will not encroach upon the land of others (unless pursuant to rights, in writing or by prescription, to so encroach); (iii) will be wholly within any enforceable building restriction lines, however established, and will not violate any enforceable use restriction or any applicable easement, license, covenant, condition or restriction of record; and (iv) will comply in all material respects with the Plans approved for such Constructed Improvements and all provisions of this Lease. All work performed on the Affected Premises pursuant to this Lease, or authorized by this Lease, shall be done in a good and workmanlike manner.

               (vi)   Construction Cost.  The Tenant shall bear all of the costs
                      -----------------
     of developing the Affected Premises and constructing the Constructed Improvements.

               (vii)  Mechanic's, Materialman's, Contractor's, or
                      -------------------------------------------
     Subcontractor's Liens.  The Tenant shall provide the Landlord with not less
     ---------------------
     than twenty (20) days' prior written notice of the commencement of any major alterations on the Affected Premises and the Landlord shall have the right to enter upon the Affected Premises to post customary notices of non-responsibility with respect thereto. Subject to the Tenant's right to Properly Contest as hereinafter provided, at all times during the Lease Term, the Tenant shall keep the Affected Premises, including all Theatre Improvements and Equipment now or hereafter comprising or located on the Affected Premises, free and clear of all Liens, other than

     Permitted Liens or those Liens placed thereon by, or arising from, the Landlord's own actions.

               (viii) Ownership of Constructed Improvements.  Notwithstanding
                      -------------------------------------
     anything that is or appears to be to the contrary herein, any and all Constructed Improvements erected on the Affected Premises as permitted by this Lease, as well as any and all alterations or additions thereto or any other Improvements or fixtures on the Affected Premises, shall be owned by the Tenant until the expiration of the Lease Term or sooner termination of this Lease. Upon the expiration or sooner termination of this Lease, all Constructed Improvements and all alterations, additions or improvements thereto that are made to or placed on the Affected Premises by the Tenant or any other person (other than trade fixtures and items of personal property) shall be considered part of the real property of the Affected Premises and shall remain on the Affected Premises and become at no cost to the Landlord the property of the Landlord (or the Site Landlord, as applicable). Except as otherwise expressly provided in this Lease, any non-disturbance agreement approved by the Landlord, any easement approved by the Landlord, or any written instrument executed by the Landlord which expressly states that the Landlord is waiving its rights to receive such Constructed Improvements free and clear of all other claims, said Constructed Improvements shall become the property of the Landlord (or the Site Landlord, as applicable) free and clear of any and all rights to possession and all claims to or against them by the Tenant or any third person or entity, but nothing herein shall obligate Landlord to execute and deliver any such agreement, easement or instrument.

               (ix)   Right of Access.  The Landlord and its authorized
                      ---------------
     representatives shall have the right during normal construction hours, upon not less than twenty-four (24) hours' oral or written notice to the Tenant (except that in the case of an emergency, the existence of which shall be determined by the Landlord in its reasonable discretion, no advance notice shall be required) to enter upon the Affected Premises without charges or fees for the purpose of inspecting the work being performed in constructing the Constructed Improvements in a manner so as to cause minimal interference with the work being performed; provided, however, that upon the Tenant's request, the Landlord and such authorized representatives shall present and identify themselves at the Tenant's construction office, be accompanied by a representative of the Tenant while on the Affected Premises and obey the Tenant's or the contractor's safety rules and regulations.

               (x)    Governmental Consents.  If requested by the Landlord in
                      ---------------------
     writing, the Tenant covenants and agrees to deliver to the Landlord from time to time promptly upon request conformed copies (and certified copies of all recorded instruments) of any consents, permits, licenses, orders, authorizations, approvals, waivers, extensions or variances of, or notices to or registrations or filings with any Governmental Authority which are or will be required in connection with the construction, alteration or reconstruction or use for their intended purposes following completion of the Constructed Improvements in accordance with the terms of this paragraph (f) of this Section 9. In no event shall the Tenant commence the construction, alteration or reconstruction of the Constructed Improvements until such time as the Tenant shall have obtained all such necessary consents, permits, licenses, orders, authorizations, approvals, waivers, extensions or variances of, or notices or registrations or filings for the entirety of the contemplated work (excluding those which are obtainable during commencement of such work or on its completion, provided that, as to these, Tenant will obtain or make them as and when required during such work or upon completion, as the case may be).

               (xi)   Cooperation.  Subject to the provisions of this paragraph
                      -----------
     (f) of this Section 9, Landlord shall reasonably cooperate with Tenant, at the sole cost and expense of Tenant, in the development of any Affected Premises.

          (g) The Tenant has obtained or will obtain prior to the time required and shall maintain in full force and effect all operating licenses, if any, relating to each Theatre Property and Element thereof which are required for the operation thereof for the purposes permitted in this Lease.

          SECTION 10. INSURANCE.

          (a)  Public Liability Insurance.  The Tenant will carry at its own
               --------------------------
cost and expense public liability insurance relating to the Theatre Properties on an occurrence basis (i) in amounts which are not less than the public liability insurance applicable to similar properties owned, leased or held by the corporations engaged in the same or a similar business, similarly situated in Manhattan; provided, that in no event shall the minimum single limit of such insurance be less than $10,000,000 per occurrence, (ii) of the types usually carried by Persons engaged in the same or a similar business, similarly situated in Manhattan, and owning or operating similar properties and which cover risks of the kind customarily insured against by such Persons, and (iii) which are maintained in effect with insurers of recognized responsibility rated "Very Good" or better by Best's Key Rating Guide. The insurance required by this paragraph (a) may be subject to such deductibles and the Tenant may self-insure with respect to the required coverage only to the extent approved in writing by the Landlord; provided, that no such approval shall be required for up to $100,000 of deductible or self-insurance so long as Tenant or a guarantor of Tenant's obligations under this Lease meets the Minimum Net Worth Requirement, or $10,000 of deductible or self-insurance, at all other times.

          (b)  Insurance Against Loss or Damage to Equipment.  The Tenant will
               ---------------------------------------------
maintain in effect with insurers of recognized responsibility rated "Very Good" or better by Best's Key Rating Guide, at its own expense, all-risk physical damage insurance with respect to all Equipment, which is of the type usually carried by Persons engaged in the same or similar business, similarly situated with Parent, and owning or operating similar equipment and which cover risk of the kind customarily insured against by such Persons, and in the amount of the insurable value thereof. The insurance required by this paragraph (b) may be subject to such deductibles and the Tenant may self-insure with respect to the required coverage only to the extent approved by the Landlord; provided, that no such approval shall be required for up to $100,000 of deductibles or self-insurance so long as Tenant or a guarantor of Tenant's obligations under this Lease meets the Minimum Net Worth Requirement, or $10,000 of deductible or self-insurance, at all other times.

          (c)  Business Interruption Insurance.  The Tenant will maintain, at
               -------------------------------
its expense, business interruption insurance covering 90% of continuing normal operating expenses excluding ordinary or non-continuing payroll but including lease obligations with respect to the Theatre Properties, arising from loss required to be insured by clause (d)(i) of this Section 10. The maximum deductible shall be no greater than $100,000 per occurrence so long as Tenant or a guarantor of Tenant's obligations under this Lease meets the Minimum Net Worth Requirement, or $10,000 of deductible or self-insurance, at all other times. Such insurance shall also (i) insure for a period of 12 months that portion of fixed expenses and lease obligations not earned arising from an insured loss or occurrence with respect to the Theatre Properties, and (ii) include extraordinary expenses incurred after an insured loss to make temporary repairs and expedite the permanent repair of the damaged property in excess of the business interruption loss even if such expense does not reduce the business interruption loss in an amount not less than $100,000, so long as Tenant or a guarantor of Tenant's obligations under this Lease meets the Minimum Net Worth Requirement, or $10,000 of deductible or self-insurance, at all other times.

          (d)  Insurance with respect to the Theatre Properties.  The Tenant
               ------------------------------------------------
will maintain, at its expense, or cause to be maintained at no expense to Landlord, insurance of the following character, on each Theatre Property:

               (i) All risk insurance or its equivalent (excluding flood and earthquake coverage) coverage against losses by fire and lightning and other risks for the full insurable replacement value of each Theatre Property, with agreed amount endorsement or endorsements providing equivalent protection, including loss by windstorm, hail, explosion, riot (including riot attending a strike), civil commotion, aircraft, vehicles, smoke damage, and vandalism and malicious mischief, in amounts not less than the full insurable replacement value of all buildings and other improvements on each Theatre Property. The term "full insurable replacement value" as used herein means the actual replacement cost, including coverage for up to at least 10% of the direct physical loss for the costs of debris removal, but excluding the cost of constructing foundation and footings, to the extent Tenant can document such amounts.

               (ii) Workers' compensation insurance as required by the laws of the states where each Theatre Property is located.

               (iii) Explosion insurance in respect of any boilers and similar apparatus located on each Parcel in the minimum amount of $250,000 or in such greater amounts as are then customary for property similar in use to each Parcel.

               (iv) Such other insurance, in such amounts and against such risks, as is customarily maintained by operators of similar properties for businesses similar to that conducted by the Tenant.

               (v) Liquor liability insurance with respect to any Theatre Property if required pursuant to the applicable Site Lease or if any alcoholic beverage is offered for sale or served at such Theatre Property.

               (vi)   Compliance with laws coverage.

          The insurance required under this paragraph (d) shall be maintained in effect with insurers of recognized responsibility rated "Very Good" or better by Best's Key Rating Guide and licensed to do business in the States where each Theatre Property is located. Such insurance may provide for such deductibles and the Tenant may self-insure with respect to the required coverage only to the extent approved in writing by the Landlord; provided, that no such approval shall be required for up to $100,000 of deductibles or self-insurance, so long as Tenant or a guarantor of Tenant's obligations under this Lease meets the Minimum Net Worth Requirement, or $10,000 of deductible or self-insurance, at all other times. .

          Insurance claims by reason of damage or destruction affecting any Theatre Property shall be adjusted by the Tenant, subject to the approval of the Landlord, which approval the Landlord agrees not to unreasonably withhold or delay.

          (e)  Additional Insureds; Notice.  Any policy of insurance carried in
               ---------------------------
accordance with this Section 10 and any policy taken out in substitution or replacement for any such policy (i) shall name the Landlord, each Site Landlord and the mortgagee of Landlord and each Site Landlord (so long as Tenant has been provided written notice as to the name and other required information relating to any such mortgagee), as additional insureds (the "Additional Insureds"), as their respective interests may appear (but without imposing upon any such Person any obligation imposed on the insured, including, without limitation, the liability to pay the premium for any such policy), (ii) with respect to insurance carried in accordance with the preceding paragraphs (b), (d)(i),
(d)(iv) and (d)(v), shall name as loss payee, as their interests may appear, the Landlord, or as otherwise may be specifically required pursuant to a Site Lease or the Landlord's or any Site Landlord's mortgage, (iii) with respect to insurance carried in accordance with the preceding paragraphs (b) and (d), shall provide that as against the Landlord and all other Additional Insureds the insurers shall waive any rights of subrogation and (iv) shall provide that, if the insurers cancel such insurance for any reason whatsoever, such cancellation shall not be effective as to the Landlord and all other Additional Insureds for thirty (30) days after receipt by such parties of written notice by such insurers of such cancellation. Each liability policy (A) shall be primary without right of contribution from any other insurance which is carried by the Landlord with respect to its interest as such in a Theatre Property or Element thereof and (B) shall expressly provide that all of the provisions thereof, except the limits of liability, shall operate in the same manner as if there were a separate policy covering each insured.

          (f)  Intentionally omitted.
               ---------------------

          (g)  Application of Insurance Proceeds.  As between the Landlord and
               ---------------------------------
the Tenant, and subject to the provisions of the applicable Site Lease, the insurance proceeds of any property damage loss to any Element of a Theatre Property will be held in an escrow account, with an escrow agent and under terms reasonably acceptable to Landlord and Tenant and applied in payment (or to reimburse the Tenant) for repairs or replacement in accordance with the terms of paragraph (b) of Section 15 hereof; provided, however, that in the event that any insurance payments received pursuant to this paragraph (g) are less than $1,000,000 prior to the Funding Date and $2,000,000 thereafter, such payments shall be paid to the Tenant to be applied to repair or replace in accordance with Section 15 hereof. The Tenant shall be entitled (i) to receive the amounts so deposited against certificates, lien waivers, invoices or bills reasonably satisfactory to the Landlord, delivered to the Landlord from time to time as such work or repair progresses, and (ii) to direct the investment of the amounts so deposited as provided in paragraph (h) of this Section 10. To the extent that the cost of such work or repair shall exceed the amount of the proceeds, the Tenant shall make adequate provisions for the payment thereof, which provisions shall be reasonably acceptable to the Landlord and such sums provided by the Tenant will be applied prior to insurance proceeds. So long as the Lease Term has not expired or if the Purchase Option is exercised, any moneys remaining in the aforesaid account or unused by the Tenant for repairs after final payment in full for repairs has been made shall be paid to Landlord; provided, however, that, during the Initial Term, any such moneys shall be treated as "Taking Proceeds," to be applied or with the consequence as provided in paragraphs (c)(ii) and (d)(i) of Section 16 hereof.

          (h)  Investment.  Any amounts deposited into escrow pursuant to
               ----------
paragraph (g) of this Section 10 shall be invested, at the Tenant's instruction, in any Permitted Investments. Any interest earned on the investments of such funds shall be deposited in escrow and be a part of the fund for disposition as provided in paragraph (g) above. The Landlord shall not be liable for any loss resulting from the liquidation of each and every such investment and the Tenant shall bear the risk of such loss, if any.

          (i)  Application in Default.  Any amount referred to in paragraph (g)
               ----------------------
or (h) of this Section 10 which is payable to the Tenant shall not be payable to the Tenant or, if it has been previously paid to the Tenant, shall not be retained by the Tenant, if at the time of such payment an Event of Default shall have occurred and be continuing. In such event, all such amounts shall be paid to and held by the Landlord as security for the obligations of the Tenant hereunder or, at the Landlord's option, applied by the Landlord toward payment of any of such obligations of the Tenant at the time due hereunder as the Landlord may elect. At such time as there shall not be continuing any Event of Default or at the closing of the Purchase Option (whether or not there then exists an Event of Default other than an Event of Default described in Section 18(f)), all such amounts at the time held by the Landlord in excess of the amount, if any, which the Landlord shall have elected to apply as above provided shall be paid to the Tenant. If the Lease Term shall terminate or expire when sums are held pursuant to paragraph (g) or (h), such sums shall be paid over to the Landlord free of claim thereto or rights therein of the Tenant.

          (j)  Certificates, etc.  On or before the Effective Date, and annually
               ------------------
on or before the anniversary of the date of this Lease upon the request of the Landlord, the Tenant will furnish to the Landlord certificates of an independent insurance broker reasonably satisfactory to the Landlord or other evidence reasonably acceptable to the Landlord certifying that the insurance then carried and maintained with respect to each Theatre Property complies with the terms hereof. The Tenant will not operate in violation of any policy or negate or limit coverages.

          (k)  Use or Operation of Theatre Properties.  The Tenant covenants
               --------------------------------------
that it will not use or operate any Unit of Equipment or use or occupy any Theatre Property or permit the use or occupancy of any Theatre Property or the use or operation of any Unit of Equipment at a time when the insurance required by this Section 10 is not in force with respect to such Theatre Property or Unit of Equipment.

          (l)  Prosecution of Claims.  With respect to any insurance maintained
               ---------------------
by Tenant, the Tenant may, so long as no Event of Default shall have occurred and be continuing, at its own cost and expense, prosecute any claim against any insurer or contest any settlement proposed by any insurer, and the Tenant may, so long as no Event of Default shall have occurred and be continuing, bring any such prosecution or contest in the name of the Landlord, the Tenant, or both, and the Landlord will join therein at the Tenant's request; provided that the Tenant shall indemnify the Landlord against any losses, costs or expenses (including reasonable attorneys' fees) which the Landlord may incur in connection with such prosecution or contest whether or not it is at the request of the Tenant. During the continuance of an Event of Default, the Landlord may prosecute or contest such claim as aforesaid, in its name or in the name of the Tenant, as the Landlord may determine, but in any event at the cost and expense of the Tenant.

          (m)  Reports.  The Tenant will advise the Landlord promptly of any
               -------
default in the payment of any premium and of any other act or omission on the part of the Tenant which may invalidate or render unenforceable, in whole or in part, any insurance being maintained by the Tenant pursuant to the terms of this
Section 10.

          (n)  Failure to Maintain Insurance.  In the event the Tenant fails to
               -----------------------------
maintain the full insurance coverage required by this Section 10, the Landlord, upon 30 days' prior notice (unless the aforementioned insurance would lapse within such period, in which event notice should be given as soon as reasonably possible and shall run for a shorter notice period as applicable) to the Tenant of any such failure, may (but shall not be obligated to) take out the required policies of insurance and pay the premiums on the same. The Tenant shall be obligated to reimburse all sums expended by the Landlord (with interest at the Reimbursement Rate from the date incurred by Landlord to the date repaid by Tenant) in connection with the Landlord's expenditures on insurance made pursuant to this Section 10(n).

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          (o)  No Duty of Landlord to Verify or Review.  No provision of this
               ---------------------------------------
Section 10, or any provision of this Lease, shall impose on the Landlord any duty or obligation to verify the existence or adequacy of the insurance coverage maintained by the Tenant, nor shall the Landlord be responsible for any representations or warranties made by or on behalf of the Tenant to any insurance company or underwriter. Any failure on the part of the Landlord to pursue or obtain the evidence of insurance required by this Lease from the Tenant and/or failure of the Landlord to point out any non-compliance of such evidence of insurance shall not constitute a waiver of any of the insurance requirements in this Lease or render the Landlord liable to the Tenant or others by reason of the Tenant's non-compliance.

          (p)  Insurance under Site Leases.  Notwithstanding anything contained
               ---------------------------
herein to the contrary, the Tenant shall be obligated to maintain insurance with respect to any Theatre Property of the type and in amounts not less than that required under the applicable Site Lease. To the extent any of the provisions of a Site Lease concerning insurance, or insurance proceeds or the application thereof, require greater coverage than, or are otherwise inconsistent with, the provisions of this Lease, the provisions of the Site Lease shall control as to the applicable Theatre Property and the parties shall be relieved of any inconsistent obligations hereunder; provided, however, that the fact that a Site Lease may mandate lesser amounts or fewer types of coverage shall not be considered an inconsistency and in such event the provisions of this Lease shall control.

          (q)  Insurance by Parent. Any insurance to be provided by Tenant
               -------------------
hereunder may be provided by blanket or umbrella policies of Parent or any of its Affiliates covering the property to be insured hereunder and other property of Parent or any of its Affiliates provided that the coverage with respect to the Theatre Properties shall not be reduced or otherwise affected thereby and the protections afforded thereby shall be determined as if the Theatre Properties were the only properties thereunder.

          SECTION 11.  INDEMNITIES.

          (a)  Indemnification.  The Tenant shall, and hereby does, indemnify,
               ---------------
defend, protect and hold harmless Landlord, any Pledgee, each Site Landlord, any mortgagee of a Leased Site or of the Site Landlord's interest therein, and any successor or successors and each Affiliate of each of the foregoing parties, and their respective officers, directors, incorporators, shareholders, partners, members, employees, agents and servants (each of the foregoing a "Landlord Indemnified Person") from and against all liabilities (including, without limitation, Environmental Damages and strict liability in tort), losses, obligations, claims (including, without limitation, Environmental Damages and strict liability in tort and claims for commissions and other compensation made by any agent or agents or any broker or brokers), damages (including, without limitation, consequential damages), penalties, causes of actions, suits, costs and expenses (including, without limitation, reasonable attorneys' and accountants' fees and expenses) and judgments of any nature ("Losses") relating to or arising out of:

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               (i)    The assertion of any claim or demand based upon any
     infringement or alleged infringement of any patent or other right, by or in respect of any Theatre Improvements or Unit of Equipment; provided, however, that upon request of the Tenant, the Landlord will make available to the Tenant the rights under any similar indemnification arising from any manufacturer's or vendor's warranties or undertakings with respect to any Theatre Improvements or Unit of Equipment;

               (ii) Any failure or delay of Tenant in paying any Taxes required to be paid by Tenant pursuant to paragraph (c) of Section 9 hereof;

               (iii) Any violation, breach or default by the Tenant of this Lease or any Site Lease to the extent of obligations of Tenant thereunder as herein described, or any violation or alleged violation by the Tenant of any contracts or agreements to which the Tenant is a party or by which it is bound or of any laws, rules, regulations, orders, writs, injunctions, decrees, consents, approvals, exemptions, authorizations, licenses and withholdings of objection, of any Governmental Authority and all other Legal Requirements with respect to the Theatre Properties and Elements thereof;

               (iv) (A) The use or occupancy of the Theatre Properties or any Element of any thereof by the Tenant or any Person claiming under the Tenant; (B) any activity, work, or thing done or permitted by the Tenant in or about any Theatre Improvements or Equipment; (C) any acts, omissions, or negligence of the Tenant, or any Person claiming under the Tenant, or the employees, agents, contractors, invitees or visitors of the Tenant or any such Person; (D) any breach, violation, or nonperformance by the Tenant, or any Person claiming under the Tenant, or the employees, agents, contractors, invitees, or visitors of the Tenant or any such Person, of any term, covenant or provision of this Lease, any Site Lease to the extent the performance of obligations thereunder has become an obligation of the Tenant pursuant to the terms hereof or any law, ordinance or governmental requirement of any kind; or (E) any injury or damage to the Person, property, or business of the Tenant, its employees, agents, contractors, invitees, visitors or any other Person entering upon any Theatre Improvements, including without limitation any and all of the foregoing arising from and after the date the membership interest in Landlord is foreclosed upon or otherwise transferred, whether or not this Lease is then in effect;

               (v) Liabilities or obligations of the Tenant or any Affiliate of the Tenant to the extent based on facts, activities, omissions or circumstances existing or occurring as of, from or after the Effective Date, including without limitation liabilities or obligations to customers, suppliers, employees and agents, or otherwise arising from operation of the Business from and after the Effective Date or otherwise assumed by the Tenant or made the responsibility of the Tenant pursuant to the terms of this Lease;

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

               (vi) The loss of a Site Lease based on acts or omissions of Tenant in violation of such Site Lease; or

               (vii) To the extent arising from or relating to this Lease or the other elements of the transactions entered into between Landlord or any of its Affiliates, on the one hand, and Tenant or any of its Affiliates, on the other hand, on or as of the date hereof: (A) insufficient or inadequate disclosure by Tenant or any of its Affiliates under any Applicable Law relating to proxies, (B) failure by Tenant or any of its Affiliates to follow proper procedures and other matters relating to the fact that the Tenant is owned by a Person the shares of which are traded publicly or (C) alleged breaches of fiduciary duty by Tenant or any of its Affiliates or the existence of conflict of interest; provided, however, that, with respect to claims or liability arising under clause (C), Tenant shall not be obligated to indemnify Landlord to the extent the claimant has been successful in such claim on the merits; provided, further, that the Tenant shall have no obligations for indemnity under this clause (vii) with respect to actual losses or damages ultimately and finally determined and adjudged to be payable to the extent based on a breach by the Landlord of its obligations hereunder or for which Messrs. Michael R. Forman and James
     J. Cotter are obligated to indemnify Citadel pursuant to Section 8.12 of a certain Merger Agreement, dated the date hereof, among Citadel, a wholly-owned subsidiary of Citadel, Off Broadway Investments, Inc., and Messrs. Cotter and Forman; provided, that Tenant shall not be obligated to indemnify any Landlord Indemnified Person against Losses to the extent Landlord is responsible to indemnify the Tenant Indemnified Persons as provided in paragraph (b) of this Section 11 with respect to the matter from which such Losses arose.

          (b) The Landlord shall, and hereby does, indemnify, defend, protect and hold harmless the Tenant, Parent, any successor or successors to either of them, and any Affiliate of each of the foregoing parties, and their respective officers, directors, incorporators, shareholders, partners, members, employees, agents and servants (each of the foregoing a "Tenant Indemnified Person") from and against all Losses relating to or arising out of:

               (i) Liabilities or obligations of Landlord or any Affiliate of Landlord to the extent based on facts, activities, omissions or circumstances existing prior to the Effective Date, including without limitation liabilities or obligations to customers, suppliers, employees, and agents, arising from the operation of the Business prior to the Effective Date, except, subject to paragraph (ii) of this Section 11(b), for liabilities expressly assumed by Tenant by this Lease or for which Tenant is responsible pursuant to the terms hereof or thereof;

               (ii) Any breach of any representation or warranty made by Landlord under this Lease;

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

               (iii) Any breach of any covenant or agreement of Landlord or any Affiliate under this Lease or, except to the extent assumed by the Tenant hereunder or the responsibility of the Tenant pursuant to the terms hereof, under a Site Lease, to the extent causing a Material Adverse Landlord Effect; or

               (iv) Taxes, assessments, levies, fees, water and sewer rents and charges, and all other governmental charges, general and special, ordinary and extraordinary, foreseen and unforeseen, which are or would be the obligation of Landlord pursuant to a Site Lease and which is not pursuant to the terms hereof assumed by or the responsibility of the Tenant.

          (c) A party from whom indemnification is due (the "Indemnifying Person") shall forthwith upon demand reimburse any Landlord Indemnified Person or Tenant Indemnified Person, as the case may be (such Person being the "Indemnified Person"), for any sum or sums expended with respect to any of the foregoing or, upon request from any Indemnified Person, shall pay such amounts directly; provided, however, that a claim for indemnification against the Landlord based on a matter covered by clause (ii) of paragraph (b) of this
Section 11 shall be subject to the limitations that (i) the total sum of all claims for indemnity for all such matters shall exceed $480,000 in the aggregate (the "Threshold Amount") before an Indemnified Person shall be entitled to indemnification with respect to such matters, and then the Indemnified Person shall be entitled to indemnification only for claims which exceed $480,000, (ii) the aggregate liability of the Landlord with respect to such claims shall be $4,560,000, and (iii) any claim for indemnity with respect to such matters shall be made not later than one year from the Effective Date. Any amount payable to any Indemnified Person or on behalf of any Indemnified Person pursuant to this
Section 11 shall be paid promptly upon receipt of a written demand therefor from such Indemnified Person accompanied by a written statement describing in reasonable detail the claims which are the subject of and basis for such indemnity and the computation of the amount so payable and to whom. Any payment made to or on behalf of any Indemnified Person pursuant to this Section 11 shall be increased to such amount as will, after taking into account all taxes imposed with respect to the accrual and receipt (or deemed receipt) of such payment (as the same may be increased pursuant to this sentence), equal the amount of the payment, reduced by the amount of any savings in such taxes actually realized by the Indemnified Person as a result of the payment or accrual of the amounts in respect of which the payment to or on behalf of the Indemnified Person hereunder is made. To the extent that an Indemnifying Person in fact indemnifies any Indemnified Person under the indemnity provisions of this Lease, such Indemnifying Person shall be subrogated to such Indemnified Person's rights in the affected transaction and shall have a right to determine the settlement of such indemnified claims therein.

          (d) The indemnities contained in this Section 11 shall not be affected by the expiration or other termination of this Lease, any Other Lease Document, any Site Lease, or the Film Licensing Agreements, and shall continue with respect to Losses relating to events or occurrences which happen, or claims, suits or causes of action which are asserted following such expiration or other termination if based on events or occurrences which predate (in whole or in part) such expiration or other termination or as otherwise provided herein.

          (e) Notwithstanding any provisions of this Section 11 to the contrary,
(i) the Tenant shall not be obligated to indemnify and hold harmless any Landlord Indemnified Person against any claims and liabilities to the extent arising from a Landlord Act, and (ii) the Landlord shall not be obligated to indemnify and hold harmless any Tenant Indemnified Person against any claims and liabilities to the extent arising from the negligence or willful misconduct of any Tenant Indemnified Person.

          (f) In the event any claim, action, proceeding or suit (a "Third Party Claim") is brought against an Indemnified Person with respect to which indemnification may be sought under this Section 11, such Indemnified Person shall promptly, and in any case within thirty (30) days after receipt by such Indemnified Person of written notice of such Third Party Claim, notify the Indemnifying Person from whom indemnification may be sought of such Third Party Claim, the amount thereof, and the basis or alleged basis therefor. The Indemnifying Person shall assume the defense thereof, including the employment at its expense of counsel; provided, that the Indemnifying Person shall not have the obligation to assume such defense to the extent that such Indemnified Person shall have delivered to the Indemnifying Person a written notice waiving the benefits of the indemnification of such Indemnified Person provided herein in connection with such Third Party Claim. In the event that (i) such Third Party Claim threatens to restrain or adversely affect the conduct of the business of the Indemnified Person, excluding the business of the Landlord's ownership of the Theatre Properties (but not including operations thereon by Landlord or any of its Affiliates at any time when Tenant or a permitted successor or assign is not operating its business therein) or (ii) based on the written opinion of independent counsel to the Indemnified Person, which opinion will be supplied to the Indemnifying Person, such Indemnified Person shall have reasonably concluded that there are defenses available to such Indemnified Person which conflict with those available to the Indemnifying Person, the Indemnifying Person shall not have the obligation to assume the defense of any such action on behalf of the Indemnified Person if such Indemnified Person chooses to defend such action, but all reasonable costs, expenses and attorneys' fees incurred by the Indemnified Person in defending such action shall be borne by the Indemnifying Person. Notwithstanding the assumption of the defense of any Third Party Claim by the Indemnifying Person pursuant to this paragraph, any Indemnified Person shall have the right to employ separate counsel and to participate in its defense, but, except as set forth in the immediately preceding sentence, the fees and expenses of such counsel shall be borne by the Indemnified Person. Any decision by an Indemnified Person to employ its own counsel rather than counsel selected by the Indemnifying Person (whether or not at the Indemnifying Person's expense) shall in no way affect any rights of such Indemnified Person otherwise arising under this Lease.

          (g) The Tenant hereby acknowledges and confirms that the indemnification obligations of the Tenant set forth in this Section 11 shall include, without limitation, all Environmental Damages not subject to paragraph
(b) or paragraph (e) of this Section 11 arising from

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

the action or inaction of the Tenant or arising during the Lease Term with respect to the Theatre Properties or prior thereto to the extent not constituting a Landlord Environmental Obligation, and such indemnification obligation shall not be limited in any way by the passage of time or the occurrence of any event. The obligations of the parties under this Section 11 shall survive termination or expiration of this Lease, including by reason of the exercise of the Purchase Option pursuant to Section 12 hereof.

          (h)  Notwithstanding anything contained in this Lease to the contrary:

               (i) In no event shall any Indemnifying Party be liable to any Indemnified Party for special, indirect or consequential damages or loss of profits.

               (ii) If any claim for indemnification hereunder is or may be the subject of insurance or other right to indemnification or contribution from any third party, the Indemnified Parties promptly shall notify each applicable insurance carrier of any such claim and related Loss and tender defense thereof to such insurance carrier, and shall notify each potential third party indemnitor or contributor that may be liable for all or any portion of such claim and related Loss. The Indemnified Parties shall cooperate with each such insurance carrier, and shall pursue diligently all rights against and cooperate with each such third party indemnitor or contributor.

               (iii) Any liability for indemnification under this Section 11 shall be determined without duplication of recovery by reason of the state of facts giving rise to such liability constituting a breach of more than one representation, warranty, covenant or agreement.

               (iv) The Tenant shall provide to the Landlord from time to time notice of any claim based on a matter covered by clause (ii) of paragraph
     (b) which the Tenant believes would be required to be covered by the Landlord pursuant to this Section 11 but for the fact that the aggregate of Tenant claims with respect to such matters has not reached the Threshold Amount and shall upon the Landlord's request provide reasonable details in writing to support such belief. If the Tenant shall, either at its option or in response to a Landlord request, provide in writing the details, including the amount, of any such claim and including specific reference to this subparagraph of the Lease and the time limit within which the Landlord must respond or be precluded from contesting the Tenant's claim, the Landlord shall have sixty (60) days to challenge the Tenant's assertion that such claim makes up a part of the Threshold Amount or the amount thereof.

               (v) A failure by an Indemnified Party to give timely notice of a third party claim will not affect the rights or obligations of any party hereunder except and only to the extent that, as a result of such failure, any party entitled to receive such notice was deprived

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

     of its right to recover any payment under its applicable insurance coverage or was otherwise adversely affected or damaged as a result of such failure to give timely notice.

          SECTION 12.  TENANT'S RIGHTS OF PURCHASE AND RENEWAL.

          (a) So long as there is no Event of Default of the type described in clause (f) of Section 18 hereof, the Tenant shall have the right (the "Purchase Option"), subject to the terms of this Section 12, to purchase all, but not less than all, of the Theatre Properties, including all Elements thereof as then constituted, and all of the Landlord's right, title and interest in, to and under the Site Leases (the "Purchased Assets"), for an amount equal to the Acquisition Cost.

          (b) Tenant may exercise the Purchase Option to purchase the Purchased Assets on and as of the last day of the Initial Term by giving Landlord at least one hundred eighty (180) days' written notice (the "Exercise Notice") but any such Exercise Notice delivered prior to June 1, 2009 shall be ineffective.

          (c) Within five (5) Business Days after the Tenant gives notice of exercise of the Purchase Option, the Landlord and the Tenant shall execute and acknowledge in duplicate a contract of sale in the form attached to this Lease as Exhibit F. The Landlord and the Tenant shall cooperate and use commercially reasonable efforts to make all filings with, and obtain all consents and approvals of, all Governmental Authorities and other parties necessary in connection with the transfer of the Purchased Assets contemplated by this
Section 12.

          (d) If, other than as a result of a default by Tenant or an Affiliate under the Sub-Management Agreement, the Sub-Management Agreement is terminated prior to the end of the Initial Term (including by reason of the expiration of its term as it may be extended or renewed), then:

              (i) the Acquisition Cost shall be reduced by an amount (the "Acquisition Cost Adjustment") equal to $200,000 multiplied by the number of calendar months (including partial months) in the period from the date of termination of the Sub-Management Agreement to the date on which the Initial Term is scheduled to end, divided by 12; and

              (ii) the Basic Rent, for each period after the date of such termination, will be adjusted in the manner provided in Section 16(d) as if such termination was an Event of Loss, the date of such terminatiuon was the Taking Payment Date, and the Acquisition Cost Adjustment was the Taking Proceeds.

          (e) If the Tenant exercises the Purchase Option, then, on the Purchase Option Closing Date:

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

              (i) The Tenant shall pay to the Landlord (A) the Acquisition Cost, (B) all Basic Rent payable to the Purchase Option Closing Date, (C) any Additional Rent owing to the Purchase Option Closing Date, (D) any amounts payable by Tenant pursuant to Section 11 hereof, and (E) any other amounts owing by Tenant hereunder. The Tenant shall pay such amounts in cash or certified funds, as the Landlord shall determine in its sole discretion; provided, that the Tenant may pay any of such amounts to any lender to Landlord, or any Person holding or asserting a Lien on any of the Purchased Assets which Lien or asserted Lien arose from any act or omission of the Landlord or any Affiliate (and not by reason of a Tenant Event), if and to the extent the Tenant reasonably determines such payment is necessary to enable the Tenant to obtain title to the Purchased Assets free and clear of Liens (other than Landlord Permitted Liens except those relating to Financing Agreements) and claims; provided, however, that nothing herein shall obligate the Landlord to cause any such Lien to be removed or cured if arising from a Tenant Event or to enforce any provision hereof or exercise any rights or remedies against the Tenant.

              (ii) The Landlord shall transfer to the Tenant title to the Purchased Assets by a bill of sale, quitclaim deed or such other conveyance instrument or instruments as the Tenant may reasonably require to convey all the Purchased Assets, which bill of sale, quitclaim deed or other conveyance instrument shall otherwise be reasonably satisfactory to the Landlord and the Tenant. The transfer of the Landlord's interest in all the Theatre Properties and all of the Landlord's right, title and interest in, to and under the Site Leases shall be on an as-is, non-installment sale basis, without warranty by, or recourse to, the Landlord, except that such title shall be free of any Liens (other than Landlord Permitted Liens except those relating to Financing Agreements); provided, however, that nothing herein shall obligate the Landlord to cause any such Lien to be removed or cured if arising from a Tenant Event or to enforce any provision hereof or exercise any rights or remedies against the Tenant.

          (f) If this Lease expires or is terminated by Landlord in any manner or for any reason whatsoever, the Purchase Option shall cease and said Option shall be void; provided, however, that this shall not limit Tenant's rights to recover damages for a breach of this Lease by Landlord, which shall include, as applicable, damages for loss of the Purchase Option (subject to the limitation that Landlord shall have no liability for lost or prospective profits or any other special, punitive, exemplary, consequential, incidental or indirect losses or damage (in tort, contract or otherwise)). The Purchase Option is not assignable separate from this Lease (to the extent assignable) and the Landlord shall not be obligated to convey hereunder to any party other than the Tenant, except that the Purchase Option shall be exercisable by a permitted mortgagee of Tenant.
          (g) In consideration of the Purchase Option, on or before the Effective Date, the Tenant shall pay to the Landlord an amount equal to the excess of the Option Fee over the Deposit Amount. If the Tenant does not exercise the Purchase Option, the Landlord shall be entitled to keep the Option Fee. If the Tenant exercises the Purchase Option, the Acquisition Cost shall be reduced by an amount equal to the Option Fee.

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

          (h) So long as no Event of Default has occurred and is continuing, the Tenant shall have the right, upon at least one hundred eighty (180) days' written notice to the Landlord prior to the expiration of the Initial Term, to renew the lease of all, but not less than all, of the Theatre Properties, including each Element thereof as then constituted, as a whole on the same terms and conditions of the Initial Term, except those terms and conditions conferred in paragraph (f) of Section 9 and in paragraph (a) and this paragraph (h) of this Section 12, for the Renewal Term of ten (10) years, commencing on the day following the last day of the Initial Term, at a Basic Rent determined in accordance with the provisions of paragraphs (i) and (j) of this Section 12 (the "Renewal Rental Rate").

          (i) The Renewal Rental Rate of the Theatre Properties for each full calendar month of the first year of the Renewal Term shall be an amount equal to the greater of (i) the Basic Rent as it would be had the Initial Term included such year and (ii) the sum of (A) (x) if the Landlord exercises its option to acquire the fee interest in the underlying real estate comprising the Sutton Theatre and the Murray Hill Theatre, a fair market rental value of such underlying real estate based on the highest and best use of said real estate, or
(y) if the Landlord does not exercise such option to acquire the underlying real estate comprising the Sutton Theatre and the Murray Hill Theatre, the lesser of
(1) two-thirds of the Fair Market Rental Value (as such amount is determined pursuant to Site Lease for such Theatres) and (2) such Fair Market Rental Value less $41,666.67 and (B) a fair market rental value of the leasehold interests in the Village East Cinemas and the Cinemas 1, 2 and 3 based on the highest and best use of such applicable leasehold estate (subject to limitations as to use set forth in the applicable Site Lease with respect to the portion (if any) of the Renewal Term to which such limitations apply), as shall be agreed upon by the Landlord and the Tenant or, if they are unable to agree, pursuant to the Appraisal Procedure. Each year thereafter during the Renewal Term, the Basic Rent shall be increased as determined pursuant to the terms of paragraph (j) hereof. If the provisions of clause (A)(y) are applicable, then the Tenant hereunder shall act for and in the name of the Landlord hereunder (but at the expense of the Tenant hereunder) in determining the Fair Market Rental Value for purposes of the Site Lease for the Sutton and Murray Hill Theatres.

          (j) The Basic Rent per month for any year during the Renewal Term shall be increased annually by the percentage increase (if any) in the Consumer Price Index for the month which is two months preceding the month in which occurs the first anniversary of the commencement of the Renewal Term, and each subsequent anniversary date thereof, over the Consumer Price Index for the corresponding month in the preceding year, provided, however, that in no event shall the percentage increase in any year during the Renewal Term exceed the average annual Consumer Price Index increase (similarly calculated) over last three years of Initial Term.

          (k) Landlord hereby notifies Tenant that, if Tenant exercises the Purchase Option, the Theatre Properties may be sold pursuant to the like kind exchange provisions of the Code. Tenant agrees to execute at the closing of the purchase of the Theatre Properties pursuant to the

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

Purchase Option (the "Closing") all reasonable and customary documents necessary to accomplish the sale under the like kind exchange rules as prepared by Landlord's attorney, provided that Tenant shall not be required to execute any document that would or might (i) require Tenant to incur any cost or expense;
(ii) require Tenant to take title to any property other than the Theatre Properties; or (iii) require Tenant to incur any liability, whether current, accrued or contingent. Landlord shall be responsible for all costs of such documentation and guarantees that no terms or conditions in this Lease shall change due to the execution of the like kind exchange documents, nor shall Closing be delayed thereby. As aforesaid, Tenant will not be required to purchase any property (other than the Theatre Properties), but may be required to pay the Acquisition Cost (or some portion thereof, as the Landlord may direct prior to the Closing) into an escrow fund established for the purpose of the like kind exchange. Landlord shall defend, indemnify and save Tenant harmless from any loss, expense, claims or damages in connection with Tenant executing any such documents. The provisions of this Section 12(k) shall survive Closing.

          (l) Compliance by the Tenant with each and all of the time periods set forth in this Section 12 shall be "of the essence."

          SECTION 13.  UTILITY SERVICES.

          (a) During the Lease Term, the Tenant shall pay, or cause to be paid, and shall indemnify, defend and hold the Landlord and the Theatre Properties harmless from all charges for, and the Tenant shall make all required provision for the supplying and proper functioning of, all water, sewage, gas, heat, air conditioning, light, power, steam, telephone service and all other services and utilities used, rendered or supplied to, on or in the Theatre Improvements or Equipment, except to the extent the same are the responsibility of any Site Landlord under a Site Lease.

          (b) The Landlord shall not be required to furnish to the Tenant, or any other occupant of any Theatre Property or user of any Theatre Improvements or Unit of Equipment during the Lease Term, any water, sewage, gas, heat, air conditioning, light, power, steam, telephone or any other utilities, equipment, labor, materials or services of any kind whatsoever.

          SECTION 14.  LEASE EXPIRATION.

          (a) Upon the expiration of the Lease Term, if the Purchase Option is not exercised, the Tenant shall surrender all the Theatre Properties under this Lease to the Landlord as required under this Lease.

          (b) If, as of the expiration or sooner termination of the Lease Term (and provided the Tenant has either not exercised the Purchase Option or failed to close pursuant thereto), obligations of the Tenant hereunder are not fully performed to the extent performance thereof was due on or before such date of expiration or sooner termination or the performance of obligations of the Tenant hereunder is incomplete or unfinished, the Tenant shall remain liable hereunder to the

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Landlord for the extent of the damages Landlord may suffer or incur as a result of such non-performance or incomplete or unfinished performance, including fees, costs and expenses of the Landlord (including reasonable fees and expenses of attorneys and other professionals) in performing any such obligations or completing or finishing such performance and in enforcing claims hereunder; provided, however, that the Landlord shall not perform any such obligation which can be performed by the payment of a sum certain only except following the failure of the Tenant to pay such amount within five (5) Business Days following written notice from the Landlord to the Tenant of Landlord's intention to pay such amount.

          (c) If the Purchase Option had not been exercised properly or Tenant had failed to close thereunder at the expiration of the Initial Term, the Tenant shall, on the last day of the Lease Term, surrender the Theatre Properties to the Landlord and pay to the Landlord the amount by which the residual value of the Theatre Improvements and the Equipment has been reduced by wear and tear in excess of that attributable to normal and proper use (the amount of such excess wear and tear to be such amount as the Landlord and the Tenant agree, or if no agreement is reached, the amount determined pursuant to the Appraisal Procedure), and all other amounts owing by the Tenant hereunder. Upon such termination, the Tenant shall have no further right, claim or interest in any Element of any Theatre Property.

          (d) If the Purchase Option had not been exercised properly or Tenant had failed to close thereunder at the expiration of the Initial Term, on or prior to the last day of the Lease Term, the Tenant shall pay to the Landlord
(i) all Basic Rent payable, (ii) any Additional Rent owing, (iii) any amounts payable pursuant to Section 11 hereof, and (iv) all other amounts owing hereunder. Upon payment by the Tenant to the Landlord of all amounts owing pursuant to the terms of this Lease and delivery of the Theatre Properties under this Lease to the Landlord, this Lease shall terminate, except to the extent provided in Section 11 hereof and elsewhere herein. Nothing contained in this
Section 14 shall permit the Tenant to make any payments due Landlord under this Lease at times other than as set forth elsewhere in the Lease.

          (e) Subject to the provisions hereof, upon termination of this Lease under circumstances in which the Theatre Properties are to be returned to the Landlord, the Tenant shall surrender the Theatre Properties to the Landlord or a designee of the Landlord at the location where such Theatre Properties are located and the Equipment in the Theatre Property where utilized or at such location as the Landlord and the Tenant may agree and, if they are unable to agree, at such location as the Landlord may reasonably direct.

          (f) Upon the surrender of the Theatre Properties, the Tenant shall deliver to the Landlord or its designee all logs, manuals, inspection data, books and records which are applicable to the Theatre Properties which are necessary to operate the Theatre Improvements and Equipment and which are in accordance with sound industry practice customarily retained (or that the Tenant actually did retain) or are required by law to be retained with respect to similar property and equipment, including, without limitation, all software and manuals applicable to all Theatre

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Improvements and Equipment and all design plans, know-how, records and information used by the Tenant during operation of the Theatre Improvements and Equipment. The Tenant may retain a copy of any of the foregoing.

          SECTION 15.  LOSS OF OR DAMAGE TO THEATRE IMPROVEMENTS OR EQUIPMENT.

          (a) The Tenant hereby assumes all risk of loss of or damage to the Theatre Improvements and Equipment during the Lease Term, however caused. No loss of or damage to any Theatre Improvements or Equipment shall impair any obligation of the Tenant under this Lease, which shall continue in full force and effect, including with respect to any lost or damaged Theatre Improvements or Equipment, except as otherwise provided in this Section 15 or in Section 16 hereof.

          (b) In the event of damage of any kind whatsoever to any Theatre Improvements or Equipment, the Tenant, at its own cost and expense, shall either
(i) place the same in good and safe operating order, repair, condition and appearance in material compliance with applicable Legal Requirements and for use as permitted in accordance with this Lease, or (ii) in the case of damage to any Equipment, replace such Equipment with equipment of a similar like and kind, and of a value not less than the Equipment being replaced (assuming that the replaced Equipment had been maintained in accordance with the provisions hereof), subject to the provisions of paragraph (c) hereof with respect to certain occurrences during the Renewal Term. If the Tenant shall replace any such Equipment, the Landlord and the Tenant shall amend, among other things, the description of such Equipment on Exhibit D. The provisions of paragraph (f) of
Section 9 hereof shall be applicable with respect to any repairs to any Theatre Improvements undertaken by the Tenant pursuant to this paragraph (b) of this
Section 15 as if the affected Theatre Property to be repaired were the "Affected Premises" thereunder; provided, however, that (x) no consent or approval of Landlord, as to plans or any other matters referred to in such paragraph (f) of said Section 9, shall be required if the cost to repair is less than $1,000,000 prior to the Funding Date or $2,000,000 thereafter, (y) any such consent required shall not be unreasonably withheld, and (z) the provisions of clause
(viii) of said paragraph (f) shall not be applicable and all such repaired property shall from inception be owned by the Landlord, subject to the other provisions of this Lease. The Tenant's right to any proceeds paid under any insurance policy or policies required under Section 10 of this Lease with respect to any such damage to any Theatre Improvements or Equipment which has been so placed by the Tenant in good operating order, repair, condition and appearance or replaced is otherwise governed by paragraph (g) of Section 10 hereof.

          (c) In the event of damage of any kind whatsoever to any Theatre Improvements or Equipment during the Renewal Term which results in the loss of a substantial portion of the affected property (a "substantial portion" being determined in the manner set forth in the definition of "Event of Loss"), the Tenant shall promptly notify the Landlord in writing of such event, and the Tenant, at its option, may elect not to repair or replace such Theatre Improvements or Equipment, or any part thereof, as provided in paragraph (b) of this Section 15. If the Tenant makes such an

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election, then (i) on the Basic Rent Payment Date designated by the Tenant (the
"Casualty Payment Date"), which shall be a date within ninety (90) days following such event but not later than the last day of the Lease Term, the Tenant shall pay to the Landlord the sum of the amount of insurance proceeds received by Tenant with respect to the Theatre Improvements or Equipment, or part thereof, which Tenant elected not to repair or replace plus the amount of the deductible provided for in the insurance maintained by the Tenant plus any co-insurance deduction or offset plus, if Landlord advises Tenant that Landlord believes Tenant had not maintained sufficient insurance to provide for the cost to replace the applicable Theatre Improvements and Equipment in good and safe operating order, repair, condition and appearance in compliance with applicable Legal Requirements, the amount of the deficiency in insurance agreed to by Landlord and Tenant or, if they are unable to so agree, the amount determined by the Appraisal Procedure, and (ii) if such event resulted in the loss of a substantial portion of a Theatre Property, on the Casualty Payment Date, (A) the Lease Term shall terminate as to the affected Theatre Property, and Additional Rent shall not thereafter be payable with respect to such affected Theatre Property (but Additional Rent accrued to the Casualty Payment Date shall be paid), (B) the Lease Term shall continue as to the unaffected Theatre Properties, and (C) the Basic Rent payable and any Additional Rent and other amounts owing thereafter hereunder shall be adjusted in accordance with paragraph (d) below.

          (d) If the Basic Rent or any other amounts are to be adjusted pursuant to paragraph (c) of this Section 15, the Basic Rent, for each month in the lease year in which the Casualty Payment Date occurs, shall be reduced by an amount agreed to by the Landlord and the Tenant or determined by the Appraisal Procedure (prorated, in the case of any partial month), taking account of the method for determining the Basic Rent during the Renewal Term as described in paragraph (i) of Section 12 hereof, and any other adjustments shall be determined in a like manner; and the Basic Rent as so adjusted shall be further adjusted for any subsequent lease year as provided in Section 12(j).

          SECTION 16.  CONDEMNATION AND DEDICATION OF THEATRE PROPERTY;
                       EASEMENTS.

          (a) If the use, occupancy or title to all or a substantial portion of any Theatre Property is taken, requisitioned or sold in, by or on account of actual or threatened eminent domain or confiscation or similar proceedings or other action by any Governmental Authority (such events collectively referred to as a "Taking"), then the Tenant shall promptly notify the Landlord in writing of such event and the Lease Term shall terminate as provided in paragraph (c) of
Section 16 hereof with respect to such Theatre Property. Upon receipt of proceeds from any award or sale made in connection with such Taking, so long as no Event of Default has occurred and is continuing, the Landlord shall remit to the Tenant the net amount of such proceeds remaining after reimbursement for all costs and expenses (including, without limitation, reasonable attorneys' fees) incurred by the Landlord in connection with the negotiation and settlement of any proceedings related to such Taking up to the amount required to pay for in full such replacement property and equipment, any excess to be retained by Landlord; provided, however, that, if such Taking occurs during the Initial

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

Term, such excess shall be treated as Taking Proceeds and applied as described in clause (ii) of paragraph (c) of this Section 16 and Basic Rent thereafter due shall be recalculated as described in paragraph (d) of this Section 16. Otherwise such sum shall be paid to and shall belong to Landlord, and the Tenant shall have no claim thereto, by reason of this Lease or otherwise.

          (b) If less than a substantial portion of a Theatre Property is subject to a Taking, then this Lease shall continue in effect as to the portion of such Theatre Property not taken and any net proceeds, so long as no Event of Default has occurred and is continuing, shall be paid to the Tenant for the restoration of the Theatre Improvements and Equipment in accordance with paragraph (g) of Section 10 and paragraph (b) of Section 15.

          (c) If an Event of Loss with respect to any Theatre Property occurs, then:

              (i) on the Basic Rent Payment Date designated by the Tenant (the "Taking Payment Date"), which shall be a date within ninety (90) days following such Taking but not later than the last day of the Lease Term,
     (A) the Tenant shall pay to the Landlord the Taking Proceeds received by Tenant (or, if not then received by the Tenant, shall assign to the Landlord the right to receive such Proceeds as and when determined), (B) the Lease Term shall terminate as to the affected Theatre Property and Additional Rent shall not thereafter be payable with respect to such affected Theatre Property (but Additional Rent accrued to the Taking Payment Date shall be paid), (C) the Lease Term shall continue as to the unaffected Theatre Properties, and (D) the Basic Rent payable and any Additional Rent and other amounts owing thereafter hereunder shall be adjusted in accordance with paragraph (d) below;

              (ii) if such Event of Loss occurs during the Initial Term, (A) the Acquisition Cost shall be reduced by the amount of the Taking Proceeds actually paid or assigned to Landlord, and (B) once the aggregate of Taking Proceeds equals $39,000,000, any excess Taking Proceeds shall be paid to the Tenant; and

              (iii) if the Tenant exercises the option to renew the Lease Term for the Renewal Term, the Renewal Rental Rate shall be determined as if the affected Theatre Property is not subject to this Lease.

The "Taking Proceeds" of any Taking shall mean the amount of proceeds of any award or sale received by Tenant or Landlord or their Affiliates in connection with such Taking, after deduction of any costs or expenses (including, without limitation, reasonable attorneys' fees) incurred by the Landlord or Tenant in connection with the negotiation and settlement of any proceedings related to such Taking. Notwithstanding the foregoing, if the amount of Taking Proceeds from all Takings during the Initial Term shall exceed the Acquisition Cost (as reduced in accordance with clause (ii) of paragraph (d) of Section 12 hereof), the amount in excess thereof shall be paid to and retained by

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Tenant (regardless of whether initially paid to Tenant or Landlord) and shall not otherwise be included in the term "Taking Proceeds."

          (d) If the Basic Rent or any other amounts are to be adjusted pursuant to paragraph (c) of this Section 16:

              (i) If such Event of Loss occurs during the Initial Term, the Basic Rent for each period from and after the Taking Payment Date to the end of the Initial Term shall be an amount equal to the Basic Rent as it would have been in effect for such period absent the adjustment made by this Section 16(d), multiplied by an amount equal to one minus a fraction, the numerator of which is the amount of the Taking Proceeds and the denominator of which is the then determined amount of the Acquisition Cost without taking account of such Event of Loss; and any other amounts shall be adjusted in a like manner as applicable.

              (ii) If such Event of Loss occurs during the Renewal Term, the Basic Rent, for each month in the lease year in which the Taking Payment Date occurs, shall be reduced by an amount determined by the Landlord and the Tenant or determined by the Appraisal Procedure (prorated, in the case of any partial month), taking account of the method for determining the Basic Rent during the Renewal Term as described in paragraph (i) of Section 12 hereof, and any other amounts shall be adjusted in a like manner as applicable; and the Basic Rent as so adjusted shall be further adjusted for any subsequent lease year as provided in Section 12(j).

          (e) To the extent any of the provisions of the Site Leases concerning any Taking, proceeds relating to any Taking, or the application of any proceeds relating to any Taking are inconsistent with the provisions of this Lease, the provisions of the Site Leases shall control and the parties shall be relieved of any inconsistent obligation hereunder.

          (f)(i) So long as no Event of Default hereunder has occurred and is continuing, the Tenant shall have the right during the Initial Term, subject, at all times prior to the Funding Date, to the prior written consent of Landlord, not to be withheld unreasonably, (A) to grant, obtain or enter into minor easements for the benefit of or burdening any Parcel of Property, (B) to voluntarily dedicate or convey, as required, portions of any Parcel of Property for road, highway and other public purposes, (C) to voluntarily execute petitions to have any Parcel of Property or a portion thereof annexed to any municipality or included within any utility, highway or other improvement or service district, provided, that no more than minor restoration is required and such annexation has no material adverse effect on the value of such Parcel of Property and (D) to contest on its own and the Landlord's behalf any proposed Taking or the amount of any award in connection therewith. In connection with the Tenant's development, if any, of a Theatre Property in accordance with and subject to the terms of paragraph (f) of Section 9 hereof, the Tenant shall at all times be free to enter into and/or execute such agreements, dedications, easements, conditions, covenants and restrictions in favor of other property owners, lessees or local agencies as are necessary for the conduct of the

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Tenant's operations on the affected Theatre Property.  If any monetary consideration is paid for such easement or dedication, the Tenant shall be entitled to receive or retain such consideration. Any monetary consideration paid for such easement or dedication, after deduction for actual costs and expenses (including reasonable counsel fees) of Tenant in connection therewith, shall be treated as Taking Proceeds if received during the Initial Term and shall be paid to Landlord if received during the Renewal Term.

          (ii) Subject to the foregoing provisions of this Section 16(f), the Landlord will cooperate, without unreasonable delay and at the Tenant's expense, as necessary and join in the execution of any appropriate instrument or shall execute any separate instrument as necessary. As a condition precedent to the Tenant's exercise of any of the Tenant's powers under this Section 16(f), (A) the Tenant shall give the Landlord five (5) Business Days' prior written notice of the proposed action and (B) the Tenant shall provide to the Landlord a certificate of the Tenant stating that such action will not materially adversely affect either the fair market value of such Theatre Property or the use of such Theatre Property for its intended purpose, will not affect the Landlord's ability to exercise its rights and remedies under this Lease and that the Tenant undertakes to remain obligated under this Lease to the same extent as if the Tenant had not exercised its powers under this Section 16 and the Tenant will perform all obligations under such instrument and shall prepare all required documents and provide all other instruments and certificates as the Landlord may reasonably request.

          (g) At any time during the Initial Term following the Funding Date, and provided no Event of Default has occurred and is then continuing, the Tenant shall have the right to conduct all proceedings relating to any Taking, including any negotiations or other proceedings relating to the amount of any Taking Proceeds, with counsel of its choice, reasonably acceptable to Landlord. At any time when Tenant is not permitted by the preceding sentence to conduct such proceedings, Landlord shall conduct such proceedings at Tenant's expense.

          SECTION 17.  ASSIGNMENT AND SUBLETTING.

          (a) Except as hereinafter provided (and then only in compliance with the terms hereof), the Tenant shall not, without the prior written consent of the Landlord in each instance, assign or sublease any right or interest herein or in any Theatre Property or Element thereof; provided, however, that there shall be no assignment or right to assign less than all of Tenant's rights and interest hereunder. The Tenant shall not, without the prior written consent of the Landlord in each instance, sublease or otherwise relinquish possession of any Parcel of Property, Theatre Improvements or Unit of Equipment, except that the Tenant may relinquish possession of Theatre Improvements or Equipment to any contractor for use in performing work for the Tenant on such Theatre Improvements or Equipment; provided, that such relinquishment of possession shall in no way affect the obligations of the Tenant or the rights of the Landlord hereunder with respect to such Theatre Improvements or Equipment. If permitted under the applicable Site Lease(s), (i) the Landlord shall not unreasonably withhold or delay its consent under this paragraph (a) to any

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assignment of all but not less than all of Tenant's rights and interest hereunder or any sublease, (ii) no consent of Landlord shall be required for any assignment or sublease to Parent or any controlled Affiliate of Parent provided Parent shall have confirmed in writing that the Lease Guaranty is applicable to and covers the obligations and liabilities of such assignee as if originally named in such Lease Guaranty, and (iii) no consent of Landlord shall be required for any assignment or sublease to Reading or any controlled Affiliate of Reading provided, in the case of an assignment or sublease to such an Affiliate, either Parent shall have confirmed in writing that the Lease Guaranty is applicable to and covers the obligations and liabilities of such assignee as if originally named in such Lease Guaranty or Reading shall have provided a Lease Guaranty.
In the event Landlord consents to Tenant's subletting hereunder in any instance,
(A) the sublease shall expressly be made subject and subordinate to the provisions hereof, shall by its terms be subject to termination upon the termination for any reason of this Lease and shall expressly provide for the surrender of the applicable Parcel of Property, Theatre Improvements or Unit of Equipment by the sublessee at the election of the Landlord or Pledgee after the occurrence of an Event of Default hereunder, (B) no sublease shall modify or limit any right or power of the Landlord or Pledgee hereunder or affect or reduce any obligation of the Tenant hereunder, and all such obligations shall continue in full force and effect as obligations of a principal and not of a guarantor or surety, as though no such subletting had been made, and (C) any sublease made otherwise than as expressly permitted by this paragraph (a) shall be void and of no force and effect.

          (b) As additional security to the Landlord for the performance of the Tenant's obligations under this Lease, the Tenant (A) hereby assigns to the Landlord all of the Tenant's right, title and interest in and to all subleases, whether or not permitted hereby (although the foregoing does not constitute authorization from the Landlord for any sublease not strictly conforming to the limitations of paragraph (a) above) and (B) agrees to cause any sublessee to enter into such commercially reasonable attornment agreement with the Landlord as the Landlord may reasonably request. The Landlord shall have the present and continuing right to collect and enjoy all rents and other sums of money payable under any such sublease, and the Tenant hereby irrevocably assigns such rents and other sums to the Landlord for the benefit and protection of the Landlord; provided, that unless an Event of Default shall have occurred and be continuing hereunder, (i) the Tenant shall be entitled to collect and enjoy such rents and other sums and (ii) Tenant shall be entitled to receive and retain any amounts in excess of the amounts due Landlord hereunder; provided, however, that, with respect to any such excess amounts received by the Landlord or the Tenant during the existence of an Event of Default hereunder, such amount shall be held by the recipient until either such Event of Default shall be cured or the closing pursuant to the Purchase Option shall have occurred, in which event such excess shall be retained by, or be paid to, as the case may be, the Tenant, or the Lease Term shall be terminated or shall expire (the Purchase Option not having been exercised or the closing pursuant thereto not having occurred), in which event such excess shall be retained by, or paid to, as the case may be, the Landlord.

          (c)  (i)   In connection with a Business Sale by Parent, Parent may be relieved of its future obligations under its Lease Guaranty (and, if such Business Sale includes the sale of the

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Theatre Properties as such, Tenant may be relieved of its future obligations hereunder) if Parent provides a Suitable Replacement (whether as Tenant hereunder or guarantor pursuant to a guaranty substantially in the form of the Lease Guaranty); provided, however, that the foregoing shall not limit the proviso in the first sentence of paragraph (a) of this Section 17 as relates to the Theatre Properties.

               (ii) If Parent seeks to provide a Suitable Replacement (other than Reading), Parent or the Tenant shall provide to Landlord, at least thirty days prior to the date such assignment is to become effective, such information regarding the financial ability and movie theatre operating and management experience of the relevant party(ies) as shall enable Landlord to perform a thorough evaluation of the suitability of the proposed party(ies). Landlord will advise within fifteen days following its receipt of such information whether the information is sufficient or, if additional information is required by Landlord to conduct its evaluation, the areas and topics where the initially-proffered information is insufficient. This process shall be repeated as Landlord may reasonably require and Landlord shall ultimately be afforded ten Business Days from the last delivery of information hereunder to determine whether the proposed party(ies) constitute a Suitable Replacement.

               (iii) Any provision of this paragraph (c) to the contrary notwithstanding, Citadel will not be relieved of its obligations under the Lease Guaranty, whether or not a Suitable Replacement is provided as the Tenant or guarantor, until (A) such Suitable Replacement becomes the guarantor or the Tenant hereunder and (B) either of the following has occurred: (I) the Funding Date or (II) the Suitable Replacement or an Affiliate of such Suitable Replacement has succeeded to Citadel's obligations under the Loan Agreement and, if there then remains any unused Commitment under and as defined in the Loan Agreement, such successor (or a guarantor of such obligations, pursuant to the terms of a guaranty reasonably acceptable to Landlord) is either Reading or meets the Minimum Net Worth Requirement.

               (iv) Except upon compliance with and subject to the terms of this paragraph (c), nothing in this Section 17 shall be construed to relieve Tenant of its obligations hereunder.

          (d) The Tenant shall, within thirty (30) days after the execution of any sublease or assignment, deliver a conformed copy thereof to the Landlord and any Pledgee.

          (e) The decision of the Landlord to grant a request to approve a subletting or assignment in any instance shall not constitute a waiver of the obligation of the Tenant to seek such consent in any other instance (whether for the same or a different Theatre Property, whether for the same proposed subtenant or a different one) or a waiver by the Landlord of its rights to withhold its consent in connection with any subsequent request.

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

          (f) For purposes hereof, an assignment shall include a transfer of the direct or indirect interests in the Tenant such that the Tenant ceases to be an Affiliate of the Parent.

          SECTION 18.  EVENTS OF DEFAULT.

     Any of the following events of default shall constitute an "Event of Default" and shall give rise to the rights on the part of the Landlord described in Section 19 hereof:

          (a) Failure of the Tenant to pay Basic Rent or Additional Rent pursuant to Section 7 hereof on or prior to the earlier of (i) five (5) Business Days after such payment is due and (ii) the Lease Termination Date, or failure of the Tenant to pay any other amount payable by the Tenant hereunder on or prior to the earlier of (i) fifteen (15) Business Days after demand for such other payment from the Landlord made on or after the due date therefor and (ii) the Lease Termination Date;

          (b)  Failure of the Tenant to maintain the insurance required by
Section 10 hereof, or default in the performance of the covenant contained in paragraph (k) of Section 10 hereof and, in either case, the continuance of such default for two (2) Business Days after written notice of such default is given to the Tenant by the Landlord or written notice of the expiration of any required policy is received by the Tenant from its insurance agent or an insurer; or

          (c) Default in the performance of any other obligation or covenant of the Tenant pursuant to this Lease and, if such default is capable of cure, the continuance of such default for thirty (30) days after written notice of such default is given to the Tenant by the Landlord; or with respect to any such default that it is not capable of being cured within such thirty (30) day period, the failure of Tenant within such initial thirty (30) day period to commence appropriate steps to cure such default or, thereafter, to continue to pursue such cure with diligence and good faith; or

          (d) The Tenant shall fail to observe or perform, after the expiration of any applicable grace period, any material term, covenant or condition of any of the Site Leases on the part of the Landlord, as tenant thereunder, to be observed or performed, unless any such observance or performance shall have been waived or not required by the Site Landlord under the applicable Site Lease, or if any one or more of the events referred to in a Site Lease shall occur which would cause such Site Lease to terminate without notice or action by the Site Landlord thereunder or which would entitle the Site Landlord under such Site Lease to terminate such Site Lease and the term thereof by the giving of notice to the Landlord without opportunity to cure, as tenant thereunder; or

          (e) A default by Parent under the Lease Guaranty in favor of Landlord past notice and time to cure if required or if any such Guaranty ceases to be in full force and effect; or

          (f) (i) A default by Tenant in making any payment when due under the notes delivered by Tenant under the Agreement of Purchase and Sale of Membership Interest, of even date

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herewith, between Tenant and certain Affiliates of Landlord, in any such case following expiration of cure and notice periods set forth therein; or (ii) a default by the lender under the Loan Agreement to make a loan thereunder when required to so lend by the terms thereof, provided such failure continues for 30 days after notice; or (iii) the Lender under the Loan Agreement shall default on any obligation under any indemnity agreement entered into pursuant to Section 4.2(e)(y) of the Loan Agreement, provided such default continues for 30 days after notice; or

          (g) The entry of a decree or order for relief in respect of the Tenant or Parent by a court having jurisdiction in the premises or the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Tenant or the Parent of any substantial part of the Tenant's or Parent's property, which appointment is not discharged within sixty (60) days, or ordering the winding up or liquidation of the Tenant's or Parent's affairs, in an involuntary case under the Federal bankruptcy laws, as now or hereafter constituted, or any other applicable Federal or state bankruptcy, insolvency or other similar law; or the commencement against the Tenant or Parent of an involuntary case under the Federal bankruptcy laws, as now or hereafter constituted, or any other applicable Federal or state bankruptcy, insolvency or other similar law, and the continuance of any such case undismissed and in effect for a period of sixty
(60) days; or

          (h) The suspension or discontinuance of the Tenant's or Parent's business operations, the Tenant's or the Parent's insolvency (however evidenced) or the Tenant's or the Parent's admission of insolvency or bankruptcy, or the commencement by the Tenant or the Parent of a voluntary case under the Federal bankruptcy laws, as now or hereafter constituted, or any other applicable Federal or state bankruptcy, insolvency or other similar law, or the consent by the Tenant or the Parent to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Tenant or the Parent or of any substantial part of the Tenant's or the Parent's property, or the making by the Tenant or the Parent of an assignment for the benefit of creditors, or the failure of the Tenant or the Parent generally to pay its debts as such debts become due, or the taking of corporate action by the Tenant or the Parent in furtherance of such action; or

          (i) Failure of the Tenant to pay when due the Acquisition Cost if the Purchase Option is exercised; or

          (j) This Lease or any Theatre Property or Element thereof is taken upon execution or by other process of law (other than eminent domain or similar proceedings) directed against the Tenant.

          SECTION 19.  RIGHTS UPON DEFAULT.

          (a) Upon the occurrence and continuation of any Event of Default, the Landlord may, at its sole option, give to the Tenant a notice (hereinafter called "Notice of Termination") terminating this Lease at the expiration of fifteen (15) days from the date of service of such Notice of

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Termination, and at the expiration of such fifteen (15) days, this Lease and the term of this Lease, as well as all of the right, title and interest of the Tenant hereunder, shall wholly cease and expire in the same manner and with the same force and effect as if the date of expiration of such fifteen (15) day period were the date originally specified herein for the expiration of the term of this Lease, and the Tenant shall then quit and surrender the Theatre Properties and each and every Element thereof to the Landlord, and the Landlord or Landlord's agents or servants may, either by summary process or by any suitable action or proceeding at law, immediately or at any time thereafter re-enter the Theatre Properties and each and every Element thereof and remove therefrom Tenant, its agents, employees, servants, licensees, and any subtenants and other persons, and all or any of its or their property therefrom, and repossess and enjoy the Theatre Properties and each and every Element thereof, together with all additions, alterations and improvements thereto; but Tenant shall remain liable as hereinafter provided.

          (b) If this Lease shall be terminated as provided in paragraph (a) of this Section 19, all of the right, title, estate and interest of Tenant (i) in and to each Theatre Property and each and every Element thereof, all changes, additions and alterations therein, and all renewals and replacements thereof,
(ii) in and to all rents, income, receipts, revenues, issues and profits issuing from the Theatre Properties, or any Element, part or portion thereof, whether then accrued or to accrue, (iii) in and to all insurance policies and all insurance monies paid or payable thereunder, and (iv) in the then entire undisbursed balance of any funds then being held by any party pursuant to the terms hereof shall automatically pass to, vest in and belong to Landlord, without further action on the part of either party, free of any claim thereto by Tenant.

          (c) If this Lease is terminated under the provisions of paragraph (a) of this Section 19, or in the event of the termination of this Lease, or of re-entry, by or under any summary dispossess or other proceeding or action or any provision of law by reason of an Event of Default hereunder on the part of Tenant, Tenant shall pay to Landlord as liquidated damages, at the election of Landlord, either

               (i) a sum which at the time of such termination of this Lease or at the time of any such re-entry by Landlord, as the case may be, represents the then value of the excess, if any, of (A) the aggregate amount of the Basic Rent and Additional Rent which would have been payable by Tenant for the period commencing with such earlier termination of this Lease and ending with the date contemplated as the expiration date hereof (ignoring the Renewal Term if such termination occurs during the Initial
     Term) if this Lease had not so terminated or if Landlord had not so re-entered the Theatre Properties, over (B) the aggregate rental value of the Theatre Properties for the same period, discounted at the rate of 7.75% per annum, or

               (ii) a sum equal to any deficiency between the Basic Rent and Additional Rent which would have been payable by Tenant had this Lease not so terminated and the net amount, if any, of the rents, additional rent and other charges collected on account of the

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     lease or leases of the Theatre Properties or any of them for each month of the period which would otherwise have constituted the balance of the term of this Lease, payable on the respective due dates thereof as specified herein. Any such reletting may be for a period shorter or longer than the remaining term of this Lease; but in no event shall Tenant be entitled to receive any excess of such credits over the sums payable by Tenant to Landlord hereunder, nor shall Tenant be entitled in any suit for the collection of damages pursuant to this Section to a credit in respect of any net rents from a reletting except to the extent that such net rents are actually received by Landlord. If the Landlord shall operate any or all of the Theatre Properties itself (or if the Landlord shall relet to an Affiliate of the Landlord), the deficiency shall be determined as if the Landlord had relet such Theatre Properties to a non-Affiliate, using as the rent from such re-letting the rent determined by agreement of the Landlord and the Tenant, or, if no such agreement can be reached, by the Appraisal Procedure.

In either event, Tenant shall pay Landlord the fair rental value of any space in the Theatre Properties occupied by Tenant or an Affiliate after such termination or re-entry. Suit or suits for the recovery of such damages, or any installments thereof, may be brought by Landlord from time to time at its election, and nothing contained herein shall be deemed to (x) require Landlord to postpone suit until the date when the term of this Lease would have expired if it had not been so terminated under the provisions of paragraph (a) of this
Section 19 or under any provision of law, or had Landlord not re-entered the Theatre Properties, or (y) preclude the bringing of additional or subsequent suits.

          (d) In computing such damages there shall be added to the said deficiency such reasonable expenses as Landlord may incur in connection with re-letting, such as reasonable legal expenses, reasonable attorneys' fees, brokerage, advertising and expenses incurred in keeping the Theatre Properties in good order or for preparing the same for re-letting or for use by Landlord for its own operations or operations of an Affiliate. Any such damages shall be paid in monthly installments by Tenant on the rent day specified in this Lease, based on the amount of expense incurred by Landlord during the preceding month. Landlord, in putting the Theatre Properties in good order or preparing the same for re-rental or for use by Landlord for its own operations or operations of an Affiliate, may, at Landlord's option, make such alterations, repairs, replacements, and/or decorations in the Theatre Properties as Landlord, in Landlord's sole judgment, considers advisable and necessary for the purpose of re-letting the Theatre Properties or for use by Landlord for its own operations or operations of an Affiliate and the making of such alterations, repairs, replacements, and/or decorations shall not operate or be construed to release Tenant from liability hereunder as aforesaid. Landlord shall in no event be liable in any way whatsoever for failure to re-let the Theatre Properties or to operate the Business therein, either directly or through an Affiliate, or in the event that the Theatre Properties are re-let, for failure to collect the rent thereof under such re-letting, and in no event shall Tenant be entitled to receive the excess, if any, of such net rents collected over the sums payable by Tenant to Landlord hereunder. In the event of a breach or threatened breach by Tenant of any of the covenants or provisions hereof beyond the applicable grace period, if any, Landlord shall have the right of injunction and the right to invoke any remedy

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allowed at law or in equity as if re-entry, summary proceedings and other remedies were not herein provided for. Mention in this Lease of any particular remedy shall not preclude Landlord from any other remedy, in law or in equity. Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws in the event of Tenant being evicted or dispossessed for any cause, or in the event of Landlord obtaining possession of the Theatre Properties by reason of the violation by Tenant of any of the covenants and conditions of this Lease, or otherwise.

          (e) The receipt of any payments under this Lease by the Landlord with knowledge of any breach of this Lease by the Tenant or of any default by the Tenant in the performance of any of the terms, covenants or conditions of this Lease, shall not be deemed to be a waiver of any provision of this Lease.

          (f) No receipt of moneys by the Landlord from the Tenant after the termination or cancellation hereof in any lawful manner shall reinstate, continue or extend Lease Term or affect any notice theretofore given to the Tenant, or operate as a waiver of the right of the Landlord to enforce the payment of Basic Rent, Additional Rent or other charges payable hereunder, or operate as a waiver of the right of the Landlord to recover possession of the Theatre Properties and Equipment subject to this Lease by proper suit, action, proceedings or remedy; it being agreed that, after the service of notice to terminate or cancel this Lease, and the expiration of the time therein specified, if the default has not been cured in the meantime, or after the commencement of any suit, action or summary proceedings or of any other remedy, or after a final order, warrant or judgment for the possession of any Theatre Property or Element thereof, the Landlord may demand, receive and collect any moneys payable hereunder, without in any manner affecting such notice, proceedings, suit, action, order, warrant or judgment. Acceptance of the keys to any Theatre Property or Theatre Improvements, or any similar act, by the Landlord, or any agent or employee of the Landlord, during the term hereof, shall not be deemed to be an acceptance of a surrender of any Theatre Property or Theatre Improvements unless the Landlord shall consent thereto in writing.

          (g) With respect to the termination of this Lease as a result of an Event of Default, the Tenant hereby waives service of any notice of intention to re-enter. The Tenant hereby waives any and all rights to recover or regain possession of any Parcel of Property, Theatre Improvement or Unit of Equipment or to reinstate this Lease as permitted or provided by or under any statute, law or decision now or hereafter in force and effect. The words "re-enter" and "re-entry" (and words of similar import) are not restricted to their technical legal meaning.

          (h) No remedy referred to in this Section 19 is intended to be exclusive, but each shall be cumulative and in addition to any other remedy referred to above or otherwise available to the Landlord at law or in equity, and the exercise in whole or in part by the Landlord of any one or more of such remedies shall not preclude the simultaneous or later exercise by the Landlord of any or all such other remedies. No waiver by the Landlord of any Event of Default hereunder shall in any way be, or be construed to be, a waiver of any future or subsequent Event of Default, whether similar or dissimilar to the previously assumed Event of Default.

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          (i)  Each party shall pay to the other all costs and expenses, including reasonable attorneys' fees, incurred by such other party in successfully enforcing any of the covenants and provisions of this Lease and incurred in any successful action brought by such other party on account of the provisions hereof, and all such costs, expenses, and attorneys' fees may be included in and form a part of any judgment entered in any proceeding brought by such other party on or under this Lease. All of the sums paid or obligations incurred by one party as aforesaid with interest and costs shall be paid by such party to the other within five (5) days of the rendition by such first party to the other of any bill or statement therefor, and sums owing by the Tenant shall be treated as Additional Rent.

          (j) Tenant expressly waives, for itself and for any person claiming through or under Tenant, any rights which Tenant or any such person may have under the provisions of Section 2-201 of the New York Civil Practice Law and Rules and of any successor law of like import then in force, in connection with any holdover summary proceedings which Landlord may institute to enforce the provisions of this Article 19.

          SECTION 20.  LANDLORD'S LIEN.

     To secure its payment of all Basic Rent, Additional Rent and all other amounts owing hereunder and the performance of its covenants and agreements contained in this Lease (including, without limitation, the covenants and agreements contained in the Site Leases), the Tenant hereby grants to the Landlord an express first and prior contractual lien and security interest on all property (including fixtures, equipment, chattels and merchandise) that may be placed on a Theatre Property, and also upon all proceeds of any insurance that may accrue to the Tenant by reason of the destruction or damage to that property. The Tenant will not remove that property from each Theatre Property (except in the ordinary course of business) without the prior written consent of the Landlord, which can be unreasonably withheld or delayed in the Landlord's absolute discretion, until all arrearages in Basic Rent, Additional Rent and all other amounts owing hereunder have been paid. The Tenant waives the benefit of all exemption laws in favor of this lien and security interest. This lien and security interest is given in addition to the Landlord's statutory lien and is cumulative with it. Upon the occurrence of any Event of Default, these liens may be foreclosed with or without court proceedings by public or private sale, so long as the Landlord gives the Tenant at least ten (10) days' notice of the time and place of the sale. The Landlord will have the right to become the purchaser of such property if it is the highest bidder at the sale. Contemporaneously with its execution of this Lease, and if requested by the Landlord at any time after the Effective Date, the Tenant will execute and deliver to the Landlord Uniform Commercial Code financing statements in form and substance sufficient (upon proper filing) to perfect the security interest granted in this Section 20 hereof. If requested by the Landlord, the Tenant will also execute and deliver to the Landlord Uniform Commercial Code continuation statements in form and substance sufficient to reflect any proper amendment of, modification in or extension of the security interest granted in this Section 20 hereof.

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

          SECTION 21.  SUBORDINATION AND ATTORNMENT.

     This Lease and the Tenant's rights under this Lease are subject and subordinate to any ground lease or underlying lease (including the Site Leases), first mortgage, first deed of trust or other first lien encumbrance or indenture (or series of mortgages held by or for the benefit of Affiliated parties), whether encumbering any Theatre Property or the interest of the Landlord under any of the Site Leases, together with any renewals, extensions, modifications, consolidations, and replacements of them listed on Exhibit C that now or at any subsequent time affects any Parcel of Property, Theatre Improvement or Unit of Equipment or any interest of the Landlord in any Parcel of Property, Theatre Improvement or Unit of Equipment or the Landlord's interest in this Lease and the estate created by this Lease or such landlord's interest; provided, that this Lease shall not be subordinate to any Lien created by Landlord other than a Landlord Permitted Lien; and any and all mortgages and other encumbrances on the interest of a Site Landlord under its Site Lease or in and to the estate of such Site Landlord in and to the real property interest of the Site Landlord thereunder. This provision will be self-operative and no further instrument of subordination will be required in order to effect it. Nevertheless, the Tenant will execute, acknowledge and deliver to the Landlord, at any time and from time to time, within ten (10) Business Days following written demand by the Landlord, documents reasonably requested by the Landlord, any Site Landlord or underlying lessor or any mortgagee, or any holder of a deed of trust or other instrument described in this paragraph, to confirm or effect the subordination. Notwithstanding the foregoing, if Landlord shall not obtain from the holder of any ground lease or underlying lease, first mortgage, first deed of trust or other first lien encumbrance or indenture a reasonably acceptable non-disturbance and attornment agreement, this Lease shall not be subject and subordinate to such ground lease or underlying lease, first mortgage, first deed of trust or other first lien encumbrance or indenture or other Landlord Permitted Lien except to the extent now so provided in any Site Lease. Such non-disturbance and attornment agreement will provide, among other things, that anyone succeeding to the interest of the Landlord as a result of the exercise of its rights under any ground lease or underlying lease, first mortgage, first deed of trust or other first lien encumbrance or indenture or other Landlord Permitted Lien will not be bound by (i) any payment of Basic Rent, Additional Rent or any other amount payable hereunder for more than one month in advance, or (ii) any amendment or modification of this Lease made thereafter without its written consent, or (iii) any claim against the Landlord arising prior to the date that the successor succeeded to the Landlord's interest (except to the extent such claim relates to a condition or circumstance which continues to exist thereafter), or (iv) any claim or offset of Basic Rent, Additional Rent or any other amount owing hereunder against the Landlord (except to the extent such claim or offset relates to a condition or circumstance which continues to exist thereafter but then, so long as such party is not an Affiliate of Landlord, only as to the time period following such party's succession to the interest of landlord hereunder). Upon request by the successor and without cost to the Landlord or the successor, the Tenant will execute, acknowledge and deliver reasonable documents confirming the attornment.

          SECTION 22.  RIGHT TO PERFORM FOR TENANT.

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

          (a) If the Tenant fails to pay when due any amounts payable under this Lease (including amounts payable pursuant to a Site Lease which are the obligation of Tenant pursuant to the terms hereof) or to perform or comply with any of its covenants or agreements contained in this Lease (including, without limitation, the covenants or agreements contained in any of the Site Leases), and the period to cure such failure has expired without the Tenant curing such failure, the Landlord may, upon at least ten (10) days' advance written notice to the Tenant (or without notice to the Tenant if the Landlord in its reasonable discretion determines that any delay in performing or complying with such covenant or agreement could have a Material Adverse Property Effect or in cases of emergency), but without any obligation so to do (whether or not so done in any previous instance) and without waiving or releasing any obligations or default, itself perform or comply with such covenant or agreement.

          (b) All amounts paid by the Landlord pursuant to paragraph (a) hereof and all costs and expenses incurred by the Landlord in connection with the performance or compliance with any of those obligations will be payable by the Tenant to the Landlord on demand, together with interest at the Reimbursement Rate from the date incurred by the Landlord until the date repaid by the Tenant. Any payments from Tenant to Landlord may be applied to costs, fees and interest as Landlord may elect.

          (c) In the proof of any damages that the Landlord may claim against the Tenant arising out of the Tenant's failure to maintain insurance pursuant to any of the provisions of Section 10 hereof, the Landlord will not be limited to the amount of the unpaid insurance premium but rather the Landlord will also be entitled to recover, as damages for the breach, the amount of any uninsured loss (to the extent of any deficiency in the insurance required by and actually maintained pursuant to Section 10 hereof), damages, costs, and expenses of suit, including reasonable attorneys' fees, arising out of damage to, or destruction of, any Theatre Improvement and Unit of Equipment occurring during any period for which the Tenant has failed to provide such insurance.

          (d) Nothing herein shall affect obligations of, or claims or rights against, Tenant pursuant to Section 11 hereof.

          SECTION 23.  PERMITTED CONTESTS.

          (a) The Tenant shall not be required, nor shall the Landlord have the right, to pay, discharge or remove any tax, assessment, levy, fee, rent, charge or Lien, or to comply or cause any Parcel of Property, Theatre Improvement or Unit of Equipment to comply with any Legal Requirements applicable to any Parcel of Property, Theatre Improvement or Unit of Equipment or the occupancy, use or operation thereof, so long as no Event of Default exists under this Lease, and, in the reasonable judgment of the Tenant's counsel (which, if the amount at issue would be reasonably likely to exceed $50,000 and to comply with the following would not result in the loss of any attorney-client, work product, or similar privilege, the Landlord may request to be provided to it in writing), the Tenant shall have reasonable grounds to contest the existence, amount, applicability

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or validity thereof by appropriate proceedings, which proceedings, in the reasonable judgment of the Landlord, (i) shall not involve any danger that the Parcel of Property, Theatre Improvement or Unit of Equipment or any Basic Rent, Additional Rent or any other amounts owing hereunder would be subject to sale, forfeiture or loss or loss of use, as a result of failure to comply therewith,
(ii) shall not affect the payment of any Basic Rent, Additional Rent or any other sums due and payable hereunder or result in any such sums being payable to any Person other than the Landlord or any Pledgee except as provided herein,
(iii) will not place the Landlord, any Pledgee or a Site Landlord in any danger of civil liability for which the Landlord, any Pledgee or such Site Landlord is not adequately indemnified (the Tenant's obligations under Section 11 of this Lease shall be deemed to be adequate indemnification if no Event of Default exists and if such civil liability is reasonably likely to be less than $50,000 per Parcel or Unit and $100,000 in the aggregate prior to the Funding Date and $500,000 per Parcel or Unit and $1,000,000 in the aggregate from and after the Funding Date, and so long as Tenant or a guarantor of its obligations hereunder meets the Minimum Net Worth Requirement) or subject the Landlord, any Pledgee or such Site Landlord to any danger of criminal liability, (iv) if involving Taxes, shall suspend the collection of Taxes (unless the Tenant has provided a bond for the full amount in dispute), and (v) shall be permitted under and be conducted in accordance with the provisions of any other instrument (including, without limitation, the Site Leases) to which the Tenant or the Parcel of Property, Theatre Improvement or Unit of Equipment is subject and shall not constitute a default thereunder (the "Permitted Contest"). The Tenant shall conduct all Permitted Contests in good faith and with due diligence and shall promptly after the final determination (including appeals) of any Permitted Contest (or, if earlier, upon any of the above criteria no longer being satisfied) pay and discharge all amounts which shall be determined to be payable therein. The Landlord shall at the Tenant's expense reasonably cooperate in good faith with the Tenant with respect to all Permitted Contests conducted by the Tenant pursuant to this Section 23, including, without limitation, in assisting in the preparation of, and participating in, filings related to such Permitted Contests.

          (b) At least ten (10) days prior to the commencement of any Permitted Contest, the Tenant shall notify the Landlord in writing thereof if the amount in contest or the cost of compliance exceeds (or is reasonably estimated by Tenant to exceed) $100,000 if prior to the Funding Date or $500,000 thereafter, and shall describe such proceeding in reasonable detail. In the event that the Landlord shall receive written notice from a taxing authority or subdivision thereof which proposes an additional assessment or levy of any tax for which the Tenant is obligated to reimburse the Landlord under this Lease which notice does not indicate that an original or copy thereof was provided to the Tenant, or in the event that the Landlord is notified in writing of the commencement of an audit or similar proceeding which could result in such an additional assessment which notice does not indicate that an original or copy thereof was provided to the Tenant, then the Landlord shall in a timely manner notify the Tenant in writing of such proposed levy or proceeding.

          SECTION 24.  PLEDGE BY LANDLORD.

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          (a)  The Landlord shall have the right to obtain debt financing for the continuing ownership of any Theatre Property or Element thereof by pledging its right, title and interest in any or all amounts payable by or due from the Tenant or any third party under this Lease and granting a security interest in (including a Lien on) this Lease, or the Landlord's estate in such Theatre Property and/or Element, to a lender or lenders under a Financing Agreement; provided, that any such financing shall be subject to the rights and interests of the Tenant under this Lease, including, without limitation, the Purchase Option. In no event may the Landlord enter into any Financing Agreement or other instrument, or take any other action, which would constitute or incur a Lien which is not a Permitted Landlord Lien.

          (b) Any Pledgee shall, except as otherwise agreed by the Landlord and such Pledgee, have all the rights, powers, privileges and remedies of the Landlord hereunder, and the Tenant's obligations as between itself and such Pledgee hereunder shall not be subject to any claims or defense that the Tenant may have against the Landlord other than payment; provided that the foregoing shall not be deemed to be a waiver of any claims the Tenant may have against the Landlord. Anything contained herein to the contrary notwithstanding, no Pledgee shall be obligated to perform any duty, covenant or condition required to be performed by the Landlord hereunder, and any such duty, covenant or condition shall be and remain the sole obligation of the Landlord.

          SECTION 25.  NOTICES AND REQUESTS

     Any notices, consents, or other communications between Landlord and Tenant may be oral or in writing, so long as the Landlord remains Sutton Hill Capital, L.L.C. or an Affiliate thereof and the Tenant remains Reading or Citadel or a Subsidiary of Reading or Citadel; provided, however, that, if this Lease specifically provides that a notice, consent or communication must be in writing, then such provision controls. Subject to the preceding sentence, all notices, offers, acceptances, approvals, waivers, requests, demands and other communications hereunder or under any other instrument, certificate or other document delivered in connection with the transactions described herein shall be in writing, shall be addressed as provided below and shall be considered as properly given (a) if delivered in person, (b) if sent by express courier service (including, without limitation, Federal Express, Emery, DHL, Airborne Express, and other similar express delivery services), (c) in the event overnight delivery services are not readily available, if mailed by United States Postal Service, postage prepaid, registered or certified with return receipt requested, or (d) if sent by telecopy and confirmed; provided, that in the case of a notice by telecopy, the sender shall in addition confirm such notice by writing sent in the manner specified in clause (a), (b) or (c) of this
Section 25. All notices shall be effective upon receipt by the addressee; provided, however, that if any notice is tendered to an addressee and the delivery thereof is refused by such addressee, such notice shall be effective upon such tender. For the purposes of notice, the addresses of the parties shall be as set forth below; provided, however, that any party shall have the right to change its address for notice hereunder to any other location by giving written notice to the other party in the manner set forth herein. The initial addresses of the parties hereto are as follows:

                    If to the Tenant:

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

                    Citadel Cinemas, Inc.
                    550 South Hope Street
                    Suite 1825
                    Los Angeles, CA 90017
                    Attn:  President
                    Telecopy: (213) 239-0548

With a copy of all notices under this Section 25 to be simultaneously given, delivered or served to Michael H. Margulis, Esq. at the following address:

                    Duane, Morris & Heckscher LLP
                    380 Lexington Avenue
                    New York, NY 10168
                    Telecopy:    (212) 692-1020

                    If to Landlord:

                    Sutton Hill Capital, L.L.C.
                    120 North Robertson Boulevard
                    Los Angeles, CA 90048
                    Attention:  Legal Department
                    Telecopy:    (310) 652-6490

With a copy of all notices under this Section 25 to be simultaneously given, delivered or served to Howard E. Peskoe, Esq. at the following address:

                    Whitman Breed Abbott & Morgan LLP
                    200 Park Avenue
                    New York, New York 10166
                    Telecopy:    (212) 351-3131

With a copy of all notices under this Section 25 to any Pledgee at such address as such Pledgee may specify by written notice to the Landlord and the Tenant.


          SECTION 26.  COVENANT OF QUIET ENJOYMENT.

     During the Lease Term and so long as (i) no Event of Default shall have occurred and be continuing and (ii) the Tenant is performing and observing all the covenants, conditions and agreements on the Tenant's part to be observed and performed, the Landlord recognizes the Tenant's right to uninterrupted use and quiet enjoyment of the Theatre Properties and all material Elements thereof on the terms and conditions provided in this Lease without any interference from the Landlord or anyone claiming through or under the Landlord, subject, however, to the terms and conditions of the Site Leases and to the liens and encumbrances listed on Exhibit C attached hereto. This covenant shall be construed as running with the land to and against subsequent owners and successors in interest, and is not, nor shall it operate or be construed as, a personal covenant of the Landlord, except to the extent of the Landlord's interest in the Theatre Properties, and this covenant and any and all other covenants of the Landlord contained in this Lease shall be binding upon the Landlord and upon such subsequent owners and successors in interest of the Landlord's interest under this Lease, to the extent of their respective interests in the Theatre Properties as and when they shall acquire same and then only for so long as they shall retain such interest.

          SECTION 27.  LEASEHOLD INTERESTS.

          (a) This Lease is subject to all of the terms, covenants, conditions and agreements contained in the Site Leases for the Lease Term. Except as otherwise expressly provided in this Lease, all of the terms, covenants, conditions and agreements contained in the Site Leases, except such as by their nature or purpose are inapplicable or inappropriate to the leasing of the Theatre Properties pursuant to this Lease, are hereby incorporated in and made a part of this Lease with the same force and effect as though set forth at length herein and except that obligations and liabilities of the tenant or lessee thereunder are deemed to refer to Tenant hereunder and all rights, benefits, indemnities and protections in favor of the lessor or landlord thereunder also inure to the benefit of the Landlord hereunder.

          (b) For the purposes of this Lease, the provisions of the Site Leases, as incorporated herein, are subject to the following modifications or deletions: (i) in all provisions requiring the approval or consent of the Landlord, if the approval or consent of the lessor under any of the applicable Site Leases is also required, the Tenant shall be required to obtain the approval or consent of such lessor in addition to the approval or consent of the Landlord; and (ii) the time limits provided in each of the Site Leases for the giving of notice, making demands, performance of any act, condition or covenant, or the exercise of any right, remedy, or option, are amended for the purpose of this Lease by lengthening or shortening the same in each instance by five (5) days, as appropriate, so that notices may be given, demands made, or any act, condition or covenant performed, or any right, remedy or option hereunder exercised, by the Landlord or the Tenant, as the case may be, within the same limit relating thereto contained in the Site Leases.


          (c) The Tenant hereunder covenants and agrees to perform and to observe and to cause each permitted sublessee to perform and observe all of the terms, covenants, provisions, conditions and agreements of the Site Leases on the Landlord's part as lessee or sublessee thereunder to be performed and observed (including, without limitation, (x) payment of all rent, additional rent, and any other amounts payable by the Landlord as lessee under the Site Leases, (y) surrender of each Theatre Property under the Site Lease applicable thereto in the condition required at the end of the

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term thereof as if such term end coincided with the expiration or sooner termination of the Lease Term, and (z) reconstruction following a casualty if and to the extent required therein) to the end that all things shall be done which are necessary to keep unimpaired the rights of the Landlord as lessee under the Site Leases. The Landlord and Tenant further covenant that they shall cause to be exercised any renewal option contained in the Site Leases which relates to renewal occurring in whole or in part during the Lease Term. The Tenant agrees to cooperate fully with the Landlord to enforce the Landlord's rights as the lessee under any of the Site Leases as against the lessor under any of the Site Leases.

          (d) The Tenant covenants and agrees pursuant to Section 11 hereof to indemnify and hold harmless the Landlord and any Pledgee from and against any and all Losses arising by reason of the Tenant's or any permitted sublessee's failure to comply with the Site Leases or the provisions of this Section 27 other than to the extent arising, from (i) a Landlord Act or (ii) any breach of any covenant or agreement of Landlord or any Affiliate under this Lease or any Other Lease Document.

          (e) The Landlord and the Tenant agree that during the Lease Term the Landlord shall have no obligation or responsibility to provide services or equipment required to be provided or repairs or restorations required to be made in accordance with the provisions of the Site Leases by the lessor thereunder. The Landlord shall in no event be liable to the Tenant nor shall the obligations of the Tenant hereunder be impaired or the performance thereof excused because of any failure or delay on the part of the Landlord as the lessee under the Site Leases in providing such services or equipment or making such restorations or repairs and such failure or delay shall not constitute a basis for any claim against the Landlord or any offset against any amount payable to the Landlord under this Lease. So long as there is no Event of Default hereunder, the Landlord will reasonably cooperate, at the Tenant's sole cost and expense, to seek from the lessor under any Site Lease the performance by such lessor of its obligations under the applicable Site Lease.

          SECTION 28.  MISCELLANEOUS.

          (a) All agreements, indemnities, representations and warranties shall survive the expiration or other termination hereof.

          (b) This Lease and the instruments, documents or agreements referred to herein constitute the entire agreement between the parties and no representations, warranties, promises, guarantees or agreements, oral or written, express or implied, have been made by any party hereto with respect to this Lease or any Theatre Property or Element thereof, except as provided herein or therein.

          (c) This Lease may not be amended, modified or terminated, nor may any obligation hereunder be waived orally, and no such amendment, modification, termination or waiver

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shall be effective for any purpose unless it is in writing, signed by the party against whom enforcement thereof is sought. The consent or approval by the Landlord to or of any act by the Tenant requiring the Landlord's consent or approval shall not be deemed to have been waived by the Landlord unless such waiver is in writing signed by the Landlord waiving such covenant or condition.

          (d) The captions in this Lease are for convenience of reference only, and shall not be deemed to affect the meaning or construction of any of the provisions hereof. Any provision of this Lease which is prohibited by law or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and the parties hereto shall negotiate in good faith appropriate modifications to reflect such changes as may be required by law, and, as nearly as possible, to produce the same economic, financial and tax effects as the provision which is prohibited or unenforceable; and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the Landlord and the Tenant hereby waive any provision of law which renders any provision hereof prohibited or unenforceable in any respect.

     THIS LEASE HAS BEEN EXECUTED AND DELIVERED IN THE STATE OF NEW YORK. THE TENANT AND THE LANDLORD AGREE THAT, TO THE MAXIMUM EXTENT PERMITTED BY THE LAW OF THE STATE OF NEW YORK, THIS LEASE, AND THE RIGHTS AND DUTIES OF THE TENANT AND THE LANDLORD HEREUNDER, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING, WITHOUT LIMITATION, SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW) IN ALL RESPECTS, INCLUDING, WITHOUT LIMITATION, IN RESPECT OF ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE. EACH OF THE TENANT AND THE LANDLORD HEREBY IRREVOCABLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND THE SUPREME COURT OF THE STATE OF NEW YORK IN THE COUNTY OF NEW YORK IN ANY ACTION, SUIT OR PROCEEDING BROUGHT AGAINST IT AND RELATED TO OR IN CONNECTION WITH THIS LEASE OR THE TRANSACTIONS CONTEMPLATED HEREBY, AND TO THE EXTENT PERMITTED BY APPLICABLE LAW, HEREBY WAIVES AND AGREES NOT TO ASSERT BY WAY OF MOTION, AS A DEFENSE OR OTHERWISE IN ANY SUCH SUIT, ACTION OR PROCEEDING, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF SUCH COURT, THAT THE SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM, THAT THE VENUE OF THE SUIT, ACTION OR PROCEEDING IS IMPROPER, OR THAT THIS LEASE OR ANY DOCUMENT OR ANY INSTRUMENT REFERRED TO HEREIN OR THE SUBJECT MATTER HEREOF MAY NOT BE LITIGATED IN OR BY SUCH COURT. THIS SUBMISSION TO JURISDICTION IS NON-EXCLUSIVE AND DOES NOT PRECLUDE EITHER PARTY FROM OBTAINING

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JURISDICTION OVER THE OTHER IN ANY COURT OTHERWISE HAVING JURISDICTION. TO THE
EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE TENANT AND THE LANDLORD AGREES NOT TO SEEK AND HEREBY WAIVES THE RIGHT TO ANY REVIEW OF THE JUDGMENT OF ANY SUCH COURT BY ANY COURT OF ANY OTHER NATION OR JURISDICTION WHICH MAY BE CALLED UPON TO GRANT AN ENFORCEMENT OF SUCH JUDGMENT. EACH OF THE TENANT AND THE LANDLORD AGREES THAT SERVICE OF PROCESS MAY BE MADE UPON IT BY CERTIFIED OR REGISTERED MAIL TO THE ADDRESS FOR NOTICES SET FORTH IN THIS LEASE OR ANY METHOD AUTHORIZED BY THE LAWS OF NEW YORK.

     THE LANDLORD AND THE TENANT HEREBY WAIVE THEIR RESPECTIVE RIGHT TO TRIAL BY JURY OF ANY CAUSE OF ACTION, CLAIM, COUNTERCLAIM OR CROSS COMPLAINT IN ANY ACTION, PROCEEDING AND/OR HEARING BROUGHT BY EITHER THE LANDLORD AGAINST THE TENANT OR THE TENANT AGAINST THE LANDLORD ON ANY MATTER WHATSOEVER ARISING OUT OF, OR IN ANY WAY CONNECTED WITH THIS LEASE, THE RELATIONSHIP OF THE LANDLORD AND THE TENANT, THE TENANT'S USE OR OCCUPANCY OF THE THEATRE PROPERTIES AND THE ELEMENTS THEREOF, OR ANY CLAIM OF INJURY OR DAMAGE, OR THE ENFORCEMENT OF ANY REMEDY UNDER ANY LAW, STATUTE OR REGULATION, EMERGENCY OR OTHERWISE, NOW OR HEREAFTER IN EFFECT. THE LANDLORD AND THE TENANT ACKNOWLEDGE THAT THE PROVISIONS OF THIS PARAGRAPH (D) OF SECTION 28 HAVE BEEN BARGAINED FOR AND THAT THEY HAVE BEEN REPRESENTED BY COUNSEL IN CONNECTION THEREWITH.

          (e) This Lease may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

          (f) One or more waivers of any covenant or condition by the Landlord shall not be construed as a waiver of a subsequent breach of the same covenant or condition. The giving by the Landlord of any consent or approval hereunder (whether affirmatively or by inaction) shall not be deemed a waiver of the requirement for Tenant to seek such consent or approval in the future for the same or a dissimilar event.

          (g) The Landlord recognizes the Tenant's right to call any Theatre Property by such name or designation as the Tenant may deem appropriate in the ordinary course of the Tenant's business and to place such signs, labels, plates or other markings on any Theatre Property as the Tenant may desire in exercising such rights, subject to the provisions of paragraph (b) of Section 8 hereof and the provisions of the Other Lease Documents.

          (h) Each and every covenant contained herein shall be deemed separate and independent and not dependent upon other provisions of this Lease.

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          (i)  The relationship of the parties hereto is that of landlord and tenant and no partnership, joint venture or participation is hereby created.

          (j) Either party shall have the right to obtain specific performance of any and all covenants or obligations of the other under this Lease, and nothing contained in this Lease shall be construed as, or shall have the effect of, abridging such right.

          (k) The Landlord acknowledges that Citadel, pursuant to its obligations under the Securities Acts and the rules and regulations thereunder, may be required to file this Lease, and certain or all of the Other Lease Documents, with the Securities and Exchange Commission as exhibits to its reports and statements under the Securities Acts, and the Landlord hereby consents to the same.

          (l) This Lease has been prepared by the Landlord and its professional advisors and reviewed by the Tenant and its professional advisors. The Landlord, the Tenant and their separate advisors believe that this Lease is the product of all of their efforts, that it expresses their agreement, and that it should not be interpreted in favor of either the Landlord or the Tenant or against the Landlord or the Tenant merely because of their efforts in preparing it.

          (m) The Tenant agrees from time to time, no later than ten (10) Business Days after a written request by the Landlord (including therein the proposed certificate as the Landlord then in good faith would complete it on behalf of the Tenant), to execute, acknowledge and deliver to the Landlord an estoppel certificate, in form reasonably satisfactory to the Landlord, which:
(i) certifies that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified, and stating the modifications); (ii) states the expiration date of the Lease Term and that (except as set forth herein) there are no agreements with the Landlord to extend or renew the Lease Term or to permit any holding over (or if there are any such other agreements, describes them and specifies the periods of extension or renewal); (iii) certifies the dates through which Basic Rent, Additional Rent and all other amounts owing hereunder have been paid; (iv) states whether or not, to the knowledge and belief of the Tenant, the Landlord is in default in performance of any of its obligations under this Lease, and specifies each default of which the Tenant has knowledge; (v) states whether or not, to the knowledge and belief of the Tenant, any event has occurred which, with the giving of notice or passage of time, or both, would constitute a default by the Landlord and, if such an event has occurred, specifies each such event; (vi) states whether or not, to the knowledge and belief of the Tenant, the Tenant is entitled to any credits, offsets, defenses or deductions against payment of any amounts owing hereunder, and, if so, describes them; and (vii) such other matters as may be reasonably requested by the Landlord. An estoppel certificate issued by the Tenant pursuant to this paragraph (m) shall be a representation and warranty by the Tenant which may be relied upon by the Landlord and by others with whom the Landlord may be dealing, regardless of independent investigation. If the Tenant fails within ten (10) Business Days after a written request by the

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Landlord to execute and deliver an estoppel certificate or to advise the
Landlord in writing what, if anything, Tenant believes in good faith to be incorrect in the form certificate provided by the Landlord, the Landlord's representations concerning the factual matters covered by its proposed estoppel certificate, as described above, shall be conclusively presumed to be correct.

          (n) All exhibits referred to in this Lease are attached hereto and incorporated herein by reference.

          (o) The Landlord and its authorized representatives shall have the right during business hours, upon not less than twenty-four (24) hours' oral or written notice to the Tenant (except that in the case of an emergency, the existence of which shall be determined by the Landlord in its reasonable discretion, no advance notice shall be required) to enter upon any Theatre Property for purposes of inspection and exercising its rights under this Lease, provided that such inspections shall not unreasonably interfere with the Tenant's construction or business activities.

          (p) Any holding over by the Tenant after the expiration of the Lease Term shall be construed as a tenancy from month to month and shall be subject to all of the terms and conditions which are provided for in this Lease except that the Basic Rent for any such month shall be an amount equal to 150% of the Basic Rent which would have been in effect for such month calculated as if the Lease Term had continued (including beyond the originally scheduled expiration hereof) and Basic Rent had been calculated for the applicable continuation period (Lease Year by Lease Year) without reference to the adjustments contemplated by this
Section 28(p). Nothing herein shall be construed as an agreement or approval by Landlord of any right or option to extend or renew the term hereof (except strictly in compliance with and subject to the terms of Section 12 hereof).

          (q) This Lease shall not be recorded, but at the request of either the Landlord or the Tenant, the other party agrees to join in the execution, acknowledgment and delivery of any and all documents necessary to record a memorandum or short form of this Lease. Subject to paragraph (g) of Section 2.2 and paragraph (e) of Section 2.4, all costs of recording a memorandum or short form of this Lease shall be borne by the party requesting recordation.

          (r) The Landlord and any Pledgee shall, to the extent reasonably requested by the Tenant, and at the Tenant's cost and expense, cooperate to allow the Tenant to (a) perform its covenants contained in this Lease, including at any time and from time to time, upon the reasonable request of the Tenant, and at the Tenant's cost and expense, to execute and deliver any and all such further instruments and documents as the Tenant may reasonably request in order to perform such covenants, and (b) further the Tenant's requirements as lessee of the Theatre Properties, including, at the Tenant's cost and expense, to file any tax abatements or other tax requirements.

          SECTION 29. CONSENTS.

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          (a) The Tenant hereby waives any claim against Landlord which the
Tenant may have based upon any assertion that, when the consent or approval (or words of similar import) of the Landlord is not to be withheld or delayed unreasonably or the discretion or judgment (or words of similar import) of the Landlord is to be exercised reasonably (any such instance, a "Consent"), Landlord has unreasonably withheld or unreasonably delayed its Consent; and the Tenant agrees that its sole remedy in any such instance shall be an action or proceeding to enforce any such provision for specific performance, injunction or declaratory judgement so long as the Landlord has not acted in bad faith. In the event of such a determination by a court of competent jurisdiction, the requested Consent shall be deemed to have been granted; provided, however, that the Landlord shall have no liability to the Tenant for its refusal or failure to give such Consent so long as the Landlord has not acted in bad faith. The sole remedy for Landlord's unreasonably withholding or delaying of Consent, so long as the Landlord has not acted in bad faith, shall be as provided in this Section 29 and shall be available only in those cases where Landlord has expressly agreed in this Lease not to unreasonably withhold or unreasonably delay its Consent. In any proceeding with respect to matters covered by this Section 29, the prevailing party shall be liable for all costs (including reasonable attorneys' fees and disbursements) of the other party.

          (b) In any instance in this Lease when Consent is not specified to be subject to the reasonable discretion of the party whose consent is sought, such Consent may be withheld in the sole and absolute discretion of the party in question, for any reason or no reason at all, and without the need or obligation to provide any explanation.

          SECTION 30. NO RECOURSE.

         The Landlord's obligations hereunder are intended to be the obligations of the limited liability company Landlord only and no recourse for the payment of any amount due under this Lease, the Site Leases or any other agreement contemplated hereby or thereby, or for any claim based hereon or thereon or otherwise in respect hereof or thereof, shall be had against any member of the Landlord, or any incorporator, officer, director, member or Affiliate, as such, past, present or future of the Landlord, any such member, parent or other subsidiary of an Affiliate, except as set forth in a certain Guaranty of even date herewith by Messrs. Cotter and Forman in favor of Tenant (as well as Citadel Investment Company, Inc.) and as set forth in a certain Pledge Agreement of even date herewith between Citadel Capital Corporation and Sutton Hill Associates, it being understood that the Landlord is a limited liability company formed for the purpose of the transactions involved in and relating to this Lease on the express understanding aforesaid. Nothing contained in this Section 30 shall be construed to limit the exercise or enforcement, in accordance with the terms of this Lease and any other documents referred to herein, of the rights and remedies against the Landlord or the assets of the Landlord.

          SECTION 31. NO MERGER.

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          There shall be no merger of this Lease or of the leasehold estate hereby created with the fee estate in any Parcel of Property by reason of the fact that the same person acquires or holds, directly or indirectly, this Lease or the leasehold estate hereby created or any interest herein or in such leasehold estate as well as the fee estate in any Parcel of Property or any interest in such fee estate.

          SECTION 32. EQUIPMENT TO BE PERSONAL PROPERTY.

          It is the intention and understanding of the Landlord and the Tenant that all Equipment shall be and at all times remain personal property. The Tenant shall obtain and record such instruments and take such steps as may be necessary to prevent any Person from acquiring any rights in the Equipment paramount to the rights of the Landlord by reason of such Equipment being deemed to be real property.

          SECTION 33. MERGER, CONSOLIDATION OR SALE OF ASSETS.

          The Tenant may not consolidate with or merge into any other corporation or sell or assign all or substantially all of its assets or its interest in the Lease or any Theatre Property and Equipment to any Person, unless the surviving corporation or transferee Person shall assume, by execution and delivery of instruments reasonably satisfactory to the Landlord prior to any such consolidation, merger, sale or assignment, the obligations of the Tenant hereunder and become successor to the Tenant, but the Tenant shall not thereby be released, without the consent of the Landlord, from its obligations hereunder and provided, further, that no Event of Default shall have occurred and be continuing, both prior and after giving effect to any such consolidation, merger, sale or assignment and, if the successor Tenant shall be other than Citadel Cinemas, Inc., Reading, Craig Corporation, or a controlled Affiliate of Reading or Craig Corporation with respect to which Reading or Craig Corporation, respectively, has furnished a Lease Guaranty, Citadel shall have confirmed in writing that the Lease Guaranty is applicable to and covers the obligations and liabilities of such successor as if originally named in such Lease Guaranty. The terms and provisions of this Lease shall be binding upon and inure to the benefit of the Tenant and its respective successors and assigns.

          SECTION 34. SUCCESSORS AND ASSIGNS.

          This Lease shall be binding on the parties hereto and their respective successors and assigns but the foregoing shall not affect, alter or limit the provisions of Section 17 hereof.

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         IN WITNESS WHEREOF, the Landlord and the Tenant have caused this Lease to be executed and delivered by their duly authorized officers as of the day and year first above written.

                                          CITADEL CINEMAS, INC.


                                          By: /s/ Andrzej Matyczynski
                                             -----------------------------------
                                              Name:  Andrzej Matyczynski
                                              Title: Chief Financial Officer

                                          SUTTON HILL CAPITAL, L.L.C.


                                          By: /s/ James J. Cotter
                                             -----------------------------------
                                              Name:  James J. Cotter
                                              Title: Operating Member

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